REGISTRATION NO. 333-138118

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM S-3/A
AMENDMENT NO. 1 TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

IMPAC SECURED ASSETS CORP.
(Exact name of registrant as specified in its charter)
California
(State of Incorporation)
33-0715871
(I.R.S. Employer Identification Number)
1401 Dove Street
Newport Beach, California 92660
(949) 475-3600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William S. Ashmore
1401 Dove Street
Newport Beach, California 92660
(949) 475-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service with respect to the Registrant)
____________

Copies to:
Richard D. Simonds Jr., Esq.
Thacher Proffitt & Wood LLP
Two World Financial Center
New York, New York 10281
(212) 912-7472

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Proposed Title of Securities Being Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Mortgage Pass-Through Certificates and Mortgage-Backed Notes (Issuable in Series)	$5,000,000,000	100%	$5,000,000,000	$535,000

(1)	Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

(2)
$1,797,424,797 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes registered by the Registrant under Registration Statement No. 333-131328 on Form S-3 referred to below and not previously sold are consolidated into this Registration Statement pursuant to Rule 429 and Rule 457. All registration fees in connection with such unsold amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes have been previously paid by the Registrant under the foregoing Registration Statement. In addition, the registration fee in connection with the $1,000,000.00 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes to be registered by the Registrants under this Registration Statement has been paid by the Registrants in connection with the original filing on October 20, 2006. Accordingly, the total amount registered under this Registration Statement as so consolidated as of the date of this filing is $6,798,424,797.

______________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

2

EXPLANATORY NOTE

This Registration Statement includes (i) a basic prospectus (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates consisting of senior and subordinate certificate classes (“Version 1”) (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates which provides for credit support in the form of a financial guaranty insurance policy and overcollateralization (“Version 2”) and (iv) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes (“Version 3”).

Subject to Completion
Preliminary Prospectus Dated November 21, 2006

IMPAC SECURED ASSETS CORP.
DEPOSITOR

MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES

You should consider carefully the risk factors in the prospectus supplement.

The Offered Securities
The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Issuing Entity
Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

•	mortgage loans secured by first and junior liens on the related mortgage property;
•	home equity revolving lines of credit;
•	mortgage loans where the borrower has little or no equity in the related mortgaged property;
•	mortgage loans secured by one- to four-family residential properties;
•	mortgage loans secured by multifamily properties;
•	mortgage loans secured by commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;
•	manufactured housing conditional sales contracts and installment loan agreements or interests therein; and
•	mortgage securities

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement
If so specified in the related prospectus supplement, the issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, and currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-support or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in “Methods of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________, 2006.

Caption	Page
Installment Contracts	104
Applicability of Usury Laws	105
Alternative Mortgage Instruments	106
Formaldehyde Litigation with Respect to Contracts	106
Servicemembers’ Civil Relief Act of 1940	107
Forfeitures in Drug and RICO Proceedings	107
Junior Mortgages	108
Negative Amortization Loans	109
FEDERAL INCOME TAX CONSEQUENCES	109
General	109
Notes	131
Grantor Trust Funds	131
STATE AND OTHER TAX CONSEQUENCES	142
ERISA CONSIDERATIONS	142
Class Exemptions	144
Underwriter Exemption	147
Other Exemptions	153
ERISA Considerations Relating to Notes	153
Tax Exempt Investors	155
Consultation with Counsel	156
LEGAL INVESTMENT MATTERS	156
USE OF PROCEEDS	158
METHODS OF DISTRIBUTION	158
LEGAL MATTERS	159
FINANCIAL INFORMATION	160
RATING	160
INCORPORATION OF INFORMATION BY REFERENCE	160
GLOSSARY	162

INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the prospectus supplement will be offered from time to time in series.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, an issuing entity to be established by the depositor. Each issuing entity will consist primarily of a mortgage pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See “The Depositor” and “The Mortgage Pools.” The mortgage loans may include sub-prime mortgage loans. The issuing entity assets may only include, if applicable, the mortgage loans, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related issuing entity, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related issuing entity in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans. See “Description of the Securities.”

If so specified in the related prospectus supplement, the issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities or by overcollateralization. See “Description of Credit Enhancement.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield Considerations.”

With respect to each series of certificates, one or more separate elections may be made to treat the related issuing entity or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of certificates will specify which class or classes of the related series of certificates will be considered to be regular interests in the related REMIC and which class of certificates or other interests will be designated as the residual interest in the related REMIC. See “Federal Income Tax Consequences” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Methods of Distribution” and in the related prospectus supplement.

There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange.

THE MORTGAGE POOLS

General

Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor’s fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid-rise or garden apartment structures or projects.

The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

The aggregate concentration by original principal balance of commercial and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, the mortgage loans may be insured by the FHA or the VA. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Insurance.”

A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a mortgage pool shall be 90 days or more delinquent. Mortgage loans which are more than 30 and less than 90 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 and less than 90 days delinquent of 20% or more.

The mortgage loans may include “sub-prime” mortgage loans. “Sub-prime” mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for “A” quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for “A” quality borrowers. They may have had past debts written off by past lenders.

A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans are as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

The mortgage loans may be delivered to the issuing entity pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

If specified in the related prospectus supplement, the issuing entity for a series of securities may include mortgage securities (including participations in mortgage loans), as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in an issuing entity, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

The Mortgage Loans

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 40 years;

•
Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 40 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•
Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 40 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate. The monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term; or

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time.

The mortgage pool may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the issuing entity as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the issuing entity, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

A mortgage loan may contain a prohibition on prepayment or lock-out period or require payment of a prepayment penalty. A multifamily, commercial or mixed-use loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

The mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

A mortgage pool may contain convertible ARM Loans which allow the mortgagors to convert the adjustable rates on these mortgage loans to a fixed rate at some point during the life of these mortgage loans, generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related prospectus supplement, upon any conversion, the depositor, the related master servicer, the applicable Seller or a third party will purchase the converted mortgage loan as and to the extent set forth in the related prospectus supplement. Alternatively, if specified in the related prospectus supplement, the depositor, or the related master servicer (or another specified party) may agree to act as remarketing agent with respect to the converted mortgage loans and, in this capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed rate and adjustable rate mortgage loans.

If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

•	funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

•	if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds or

•	additional funds to be contributed over time by the mortgagor’s employer or another source.

See “Description of the Securities—Payments on Mortgage Loans; Deposits to Certificate Account.”

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

•	the aggregate principal balance of the mortgage loans,

•	the type of property securing the mortgage loans,

•	the original or modified terms to maturity of the mortgage loans,

•	the range of principal balances of the mortgage loans at origination or modification,

•	the earliest origination or modification date and latest maturity date of the mortgage loans,

•	the loan-to-value ratios of the mortgage loans,

•	the mortgage rate or range of mortgage rates borne by the mortgage loans,

•	if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

•	the geographical distribution of the mortgage loans,

•	the number of buydown mortgage loans, if applicable, and

•	the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through subservicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See “Servicing of Mortgage Loans—Description of the Securities” and “The Agreements.” With respect to those mortgage loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the master servicer alone were servicing the mortgage loans. The master servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to enforce the purchase and other obligations of subservicers and Sellers, as more fully described in this prospectus under “—Representations by Sellers” in this prospectus, “Servicing of Mortgage Loans—Subservicers,” and “Description of the Securities—Assignment of Trust Fund Assets,” and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under “Description of the Securities — Advances”) or pursuant to the terms of any mortgage securities.

Underwriting Standards

Mortgage loans to be included in a mortgage pool will have been purchased by the depositor, either directly or indirectly from Sellers. The mortgage loans, as well as mortgage loans underlying mortgage securities, will have been originated in accordance with underwriting standards acceptable to the depositor and generally described below. Any mortgage loan not directly underwritten by the depositor or its affiliates will be reunderwritten by the depositor or its affiliates, except in the case of a Designated Seller’s Transaction, in which case each mortgage loan will be underwritten by the Seller or an affiliate thereof. The reunderwriting standards of the depositor or its affiliates for these mortgage loans generally will be in accordance with the same standards as those for mortgage loans directly underwritten, with any variations described in the related prospectus supplement.

The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a “stated income verified assets” program no verification of a mortgagor’s income is undertaken by the origination however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program, assets are verified.

The primary considerations in underwriting a mortgage loan are the mortgagor’s employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the loan-to-value ratio of the mortgage loan is another critical factor. In addition, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan or commercial loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period which is to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the loan-to-value ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor’s prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

Mortgaged properties generally will be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals are required to be on forms acceptable to Fannie Mae or Freddie Mac.

Notwithstanding the foregoing, loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have loan-to-value ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus.

With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Insurance” in this prospectus.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores are used along with, but not limited to, mortgage payment history and seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Originators and Sellers

Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by, unless otherwise provided in the prospectus supplement, the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act.

Representations by Sellers

Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

•
any required hazard and primary mortgage insurance policies were effective at the origination of the mortgage loan, and each the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the depositor;

•
with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the depositor or (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage;

•
the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

•
there are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

•	the related mortgaged property is free from damage and in good repair;

•	there are no delinquent tax or assessment liens against the related mortgaged property;

•	the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest;

•	if a Primary Insurance Policy is required with respect to the mortgage loan, the mortgage loan is the subject of the policy; and

•	the mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security: (1) the mortgage security is validly issued and outstanding and entitled to the benefits of the agreement pursuant to which it was issued; and (2) the Seller has good title to the mortgage security. In the event of a breach of a Seller’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which there presentations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller’s purchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security or mortgage security by the Seller, an event occurs that would have given rise to a purchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited representations of the depositor and the master servicer described under “Description of the Securities—Assignment of Trust Fund Assets” below.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to purchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and any interest retained by the depositor).

As to any mortgage loan required to be purchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the issuing entity and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to an issuing entity for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the issuing entity, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

•
have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

•
have a mortgage rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

•	have a loan-to-value ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

•	have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and

•	comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. No Seller will have any option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty.

The master servicer will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected mortgage loans and/or mortgage securities, the master servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the purchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s purchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carryout their purchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of there presentations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under “Description of the Securities—Assignment of Trust Fund Assets,” the depositor or the master servicer may have a purchase or substitution obligation. Any mortgage loan or mortgage security not so purchased or substituted for shall remain in the related issuing entity and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this “—Representations by Sellers” section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

STATIC POOL INFORMATION

For each mortgage pool discussed above, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material, if available.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. Forms of pooling and servicing agreements and a form of servicing agreement have been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates. The related prospectus supplement will describe any material differences between the servicing described below and the servicing of the mortgage loans underlying mortgage securities in any mortgage pool.

The Master Servicer

The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be Impac Funding Corporation or another affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The master servicer for any mortgage pool, directly or through subservicers, will be obligated under the pooling and servicing agreement or servicing agreement to service and administer the mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related issuing entity, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related issuing entity. Consistent with the foregoing, the master servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late premium charge or other charge in connection with any mortgage loan shall affect the potential cash flow from the pool assets.

Under a pooling and servicing agreement or a servicing agreement, a master servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Loans.”

Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage loan subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions.” FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing these requests will be retained by the master servicer as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder’s equity of redemption. The master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, on behalf of the related issuing entity, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

The master servicer for any mortgage pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See “Description of Credit Enhancement.”

Subservicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party subservicers, but the master servicer will remain liable for its obligations under the related pooling and servicing agreement or servicing agreement. The master servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement or servicing agreement is sufficient to pay the subservicer’s fees. Each subservicer will be entitled to reimbursement for some of the expenditures which it makes, generally to the same extent as would the master servicer for making the same expenditures. See “—Servicing and Other Compensation and Payment of Expenses; Retained Interest” below and “Description of the Securities—The Certificate Account.”

Special Servicers

If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer’s actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related issuing entity. In addition, the master servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the pooling and servicing agreement or servicing agreement).

However, unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the issuing entity), that either:

(1)
the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

(2)
there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See “Legal Aspects of Mortgage Loans—Environmental Legislation.”

The master servicer will not be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the master servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related issuing entity if it has not been removed previously. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer (or any subservicer) from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the master servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer may only do this if the master servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the Issuing Entity as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the Issuing Entity may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the issuing entity prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the issuing entity, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the issuing entity until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the issuing entity.

If title to any mortgaged property is acquired by an issuing entity as to which a REMIC election has been made, the master servicer, on behalf of the issuing entity, will be required to sell the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity for more than three years after its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by an issuing entity as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the issuing entity of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the issuing entity does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the issuing entity will realize a loss in the amount of the difference. The master servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer’s (or other specified person’s) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.”

Servicing and Other Compensation and Payment of Expenses; Retained Interest

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related issuing entity at the time the collections are deposited into the applicable Certificate Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related prospectus supplement. Any subservicer will receive a portion of the master servicer’s compensation as its subservicing compensation.

In addition to amounts payable to any subservicer, the master servicer will pay or cause to be paid some of the ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of subservicers and Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and Sellers under limited circumstances. In addition, the master servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See “Yield Considerations.”

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as the required statement for each relevant pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K , to the extent required by Regulation AB.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuing Entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The issuing entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the issuing entity’s assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy Seller or the depositor. The following summaries (together with additional summaries under “The Agreements” below) describe the material provisions relating to the securities common to each Agreements.

Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate issuing entity created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate issuing entity created pursuant to the related owner trust agreement. An issuing entity will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

•
the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•
all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below;

•	any property acquired in respect of mortgage loans in the issuing entity, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

•	hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of mortgage loans in the issuing entity and the proceeds of these policies;

•	the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

•
any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under “Description of Credit Enhancement.”

If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related issuing entity. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate	A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin.
Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.
Inverse Floating Rate	A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index.
Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.
Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, overcollateralization, and currency or interest rate exchange agreements as described under “Description of Credit Enhancement,” by the subordination of one or more other classes of securities as described under “Subordination” or by any combination of the foregoing.

If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related issuing entity, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of “residual interests” in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A “securityholder” or “holder” is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of the DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC’s nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC’s clearance system.

No Beneficial Owner will be entitled to receive a Security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream Banking, société anonyme, formerly known as Cedelbank SA, or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold those positions in their accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

Beneficial holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The holder of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the Issuing Entity and one or more United States Persons have the authority to control all substantial decisions of the Issuing Entity. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Assignment of Trust Fund Assets

At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related issuing entity, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans or mortgage securities in the related issuing entity. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related issuing entity as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the loan-to-value ratio at origination or modification (without regard to any secondary financing).

In addition, the depositor will, as to each mortgage loan, other than mortgage loans underlying any mortgage securities and other than Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

•	the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

•
the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

•
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

•	any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

•	if applicable, any riders or modifications to the mortgage note and mortgage, and

•	any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

Notwithstanding the foregoing, an issuing entity may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

•	the original Contract endorsed, without recourse, to the order of the trustee,

•	copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

•	a blanket assignment to the trustee of all Contracts in the related issuing entity and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 120 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to purchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under “The Mortgage Pools—Representations of Sellers,” to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under “The Mortgage Pools—Representations by Sellers,” but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to purchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This purchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan not so purchased or substituted for shall remain in the related issuing entity.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

Except in the case of a Designated Seller Transaction or as to mortgage loans underlying any mortgage securities, the depositor will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor will be obligated to cure the breach in all material respects, to purchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Affiliated Sellers as described above under “The Mortgage Pools—Representations by Sellers.” However, the depositor will not be required to repurchase or substitute for any mortgage loan in connection with a breach of a representation and warranty if the substance of the breach also constitutes fraud in the origination of the related mortgage loan. This purchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the depositor. Any mortgage loan not so purchased or substituted for shall remain in the related issuing entity.

Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through subservicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under “Servicing of Mortgage Loans.” The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Certificate Account

General. The master servicer and/or the trustee will, as to each issuing entity, establish and maintain or cause to be established and maintained a Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Certificate Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Certificate Account will be paid to the related master servicer or trustee as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. With respect to each series of securities, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the Certificate Account for the related issuing entity within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the issuing entity (other than payments due on or before the cut-off date):

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•
all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or subservicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

•	all payments on the mortgage securities;

•	all Insurance Proceeds and Liquidation Proceeds;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under “Description of Credit Enhancement”;

•	any advances made as described under “—Advances” below;

•	any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

•
any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”;

•
to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

•
any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

•
any other amounts required to be deposited in the Certificate Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

With respect to each buydown mortgage loan, the master servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Certificate Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds)for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related issuing entity.

If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer generally will be required to withdraw from the Buydown Account and deposit in the Certificate Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the primary insurer, any pool insurer or any other insurer), the master servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer may make withdrawals from the Certificate Account for the related issuing entity for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

(1)	to make distributions to the related securityholders on each distribution date;

(2)
to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the issuing entity as described under “—Advances” below, these reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3)
to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the issuing entity and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4)
to reimburse the master servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the issuing entity or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5)
if and to the extent described in the related prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)
to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Master Servicer and the depositor”;

(7)	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Trustee”;

(9)	to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

(10)
to pay (generally from related income) the master servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the issuing entity by foreclosure or by deed in lieu of foreclosure;

(11)
if one or more elections have been made to treat the issuing entity or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”;

(12)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)
to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14)
to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the issuing entity pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16)
to pay for costs and expenses incurred by the issuing entity for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans”; and

(17)	to clear and terminate the Certificate Account upon the termination of the issuing entity.

Distributions

Distributions on the securities of each series will be made by or on behalf of the related trustee or master servicer on each distribution date as specified in the related prospectus supplement from the available distribution amount for the series and the distribution date. The available distribution amount for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related issuing entity that are available for distribution to the securityholders of the series on that date. The particular components of the available distribution amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in equal proportion among the outstanding securities in the class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in the requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution. Payments will be made to each certificateholder in accordance with the holder’s Percentage Interest in a particular class.

Distributions of Interest and Principal on the Securities

Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. All indices that apply to pool assets with adjustable rates will be indices that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available distribution amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) based on the principal balances of some or all of the mortgage loans and/or mortgage securities in the related issuing entity or (2) equal to the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield Considerations”, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer’s servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance(s) of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related issuing entity, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or maybe made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related issuing entity are received.

Pre-Funding Account

If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related Issuing Entity after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the issuing entity as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer maybe funded by the establishment of a pre-funding account with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related Agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

Prepayment premiums will generally be retained by the master servicer or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any issuing entity will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage loans or mortgage securities in any issuing entity (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the available distribution amount for the related series of securities for the distribution date, an amount up to the aggregate of any payments of interest (and, if specified in the related prospectus supplement, principal) that were due on or in respect of the mortgage loans during the related Due Period and were delinquent on the related Determination Date. No notice will be given to the certificateholders of these advances. Scheduled payments on the mortgage loans in any issuing entity that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related master servicer or other specified person, be distributed on the distribution date next succeeding the Determination Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer; and, if previously made by a master servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Certificate Account, the master servicer that advanced the funds will be required to replace the funds in the Certificate Account on any future distribution date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer to make advances maybe secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the issuing entity includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreement or servicing agreement, and may differ from the provisions described above.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the related master servicer or trustee will forward or cause to be forwarded to each holder of record of the class of securities a statement or statements with respect to the related issuing entity setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount, if any, of the distribution allocable to prepayment premiums;

•	the amount, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•
with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

•	the book value of any real estate acquired the issuing entity by foreclosure or by a deed in lieu of foreclosure;

•
the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

•	any other material information as required under the related pooling and servicing agreement.

In the case of information furnished pursuant to the fifth, sixth and seventh items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related issuing entity. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the fifth, sixth and seventh items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

DESCRIPTION OF CREDIT ENHANCEMENT

General

Credit support with respect to the offered securities of each series may be comprised of one or more of the following components. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

As set forth below and in the applicable prospectus supplement, coverage with respect to Realized Losses may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, in the form of subordination of one or more classes of subordinate securities to provide credit support to one or more classes of senior securities, in the form of overcollateralization, or in the form of a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable prospectus supplement.

In general, references to “mortgage loans” under this “Description of Credit Enhancement” section are to mortgage loans in an issuing entity. However, if so provided in the prospectus supplement for a series of securities, the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available. The offered securities of any series may include one or more classes of subordinate securities.

Cross-Support

If the mortgage loans and/or mortgage securities in any issuing entity are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the issuing entity. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

Overcollateralization

If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the security holders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement and a copy of the form of financial guaranty insurance policy will be filed with the related Current Report on Form 8-K.

A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to purchase or substitute for a defective mortgage loan and will not guarantee any specific rate of principal prepayments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

Any mortgage pool insurance policy obtained by the depositor for each issuing entity will be issued by the pool insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date. As set forth under “Maintenance of Credit Enhancement,” the master servicer will use reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the conditions precedent described below. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor. Each mortgage pool insurance policy will generally provide that no claims may be validly presented thereunder unless, among other things:

•	any required Primary Insurance Policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled,

•	hazard insurance on the property securing the mortgage loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the master servicer,

•	if there has been physical loss or damage to the mortgaged property, it has been restored to its condition (reasonable wear and tear excepted) at the cut-off date and

•	the insured has acquired good and merchantable title to the mortgaged property free and clear of liens, except for permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (1) to purchase the property securing the defaulted mortgage loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and expenses incurred by the master servicer, special servicer or subservicer on behalf of the related trustee and securityholders, or (2) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under any related Primary Insurance Policy. Securityholders will experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the securityholders will also experience losses with respect to the related securities in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see “—Special Hazard Insurance Policies” below for risks which are not covered by the policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (y) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

A mortgage pool insurance policy (and most Primary Insurance Policies)will likely not insure against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the Seller or other persons involved in the origination thereof, or (2) failure to construct a mortgaged property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. This breach, if it materially and adversely affects the interests of securityholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under “The Mortgage Pools—Representations by Sellers.” However, this event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the depositor or master servicer.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes expenses incurred by the master servicer, special servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by holders of the related series of securities. In addition, unless the master servicer could determine that an advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an advance respecting the delinquency since the advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See “Description of the Securities—Advances.”

Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As set forth under “Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder,” the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of the coverage will be limited. See “Special Hazard Insurance Policies” below. As a result, some hazard risks will not be insured against and will therefore be borne by the related securityholders.

Letter of Credit

If any component of credit enhancement as to the offered securities of any series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The letter of credit may also provide for the payment of advances which the master servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for an issuing entity will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See “Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.” However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the subservicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or subservicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund account any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related issuing entity. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

If so provided in the related prospectus supplement, the issuing entity may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

If a financial guaranty insurance policy has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement. The master servicer will agree to pay the premiums for each financial guaranty insurance policy on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, the master servicer will have no obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a mortgage pool insurance policy has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or until the mortgage pool insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The master servicer will agree today the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases tone qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy. In the event that the pool insurer ceases to be a qualified insurer because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae or any successor entity, the master servicer will be obligated to review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a letter of credit or alternate form of credit enhancement has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “Reduction or Substitution of Credit Enhancement.” Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

In lieu of the master servicer’s obligation to maintain a financial guaranty insurance policy, mortgage pool insurance policy or letter of credit as provided above, the master servicer may obtain a substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit. If the master servicer obtains a substitute, it will maintain and keep the substitute in full force and effect as provided in this prospectus. Prior to its obtaining any substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit, the master servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of securities that the substitution of the financial guaranty insurance policy, mortgage pool insurance policy or letter of credit for the existing credit enhancement will not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

If a special hazard insurance policy has been obtained for a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under “Description of Credit Enhancement—Special Hazard Insurance Policies.” The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no subservicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restoration special hazard insurance policy, are to be deposited in the related certificate Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Certificate account. In those cases in which a mortgage loan is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the master servicer for deposit in the related Certificate Account.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided pursuant to any form of credit enhancement may be reduced. The amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of securities may be downgraded to a corresponding level, and, the master servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating(s) of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

The issuing entity may include one or more derivative instruments, as described in this section. All derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps, and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the issuing entity or to a class of offered securities and that are used solely in conjunction with auctions.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of an issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the Issuing Entity, and in some cases by the Issuing Entity to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the Issuing Entity on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The Issuing Entity will not issue any redeemable securities as defined under Section 2(a)(32) of the Investment Company Act of 1940.

A purchase commitment is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified trust assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events. A remarketing agreement is an obligation of a remarketing agent to sell specified trust assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
CLAIMS THEREUNDER

General

The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

In a securitization of single family loans, single family loans included in the related mortgage pool having a loan-to-value ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). The depositor will represent and warrant that, to the best of the depositor’s knowledge, mortgage loans of this type are so covered. This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above loan-to-value ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan’s loan-to-value ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related loan-to-value ratio.

While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

•	the insured percentage of the Primary Insurance Covered Loss;

•	the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•
at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•
advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. In the event the depositor gains knowledge that as of the Closing Date, a mortgage loan which required a Primary Insurance Policy did not have one, then the master servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that the policy is obtainable at a reasonable price. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see “Description of Credit—Enhancement Mortgage Pool Insurance Policies.”

Hazard Insurance Policies

The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan except that, if generally available, the coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

As set forth above, all amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer’s normal servicing procedures) will be deposited in the related Certificate Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the applicable certificate Account all sums which would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the subservicers by mortgagors.

FHA Insurance

The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase a debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of any the debenture.

The master servicer will be required to take steps reasonably necessary to keep FHA insurance in full force and effect.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will beset forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

THE DEPOSITOR

The depositor, Impac Secured Assets Corp., was formed in the state of California in 1998, and is a wholly-owned subsidiary of Impac Funding Corporation. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1998. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the certificates.

After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor’s principal executive offices are located at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.

THE SPONSOR

The Sponsor, Impac Funding Corporation, in its capacity as mortgage loan seller, will sell the mortgage loans to the Depositor pursuant to a mortgage loan purchase agreement, between the Sponsor and the Depositor.

The Sponsor was incorporated in the State of California in August 1995 and is an affiliate of the depositor. The sponsor commenced operation in California in 1995.

The Sponsor maintains its principal office at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.

The Sponsor is a mortgage company that acquires, purchases and sells primarily first-lien non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers.

The sponsor has been securitizing residential mortgage loans since 1995.

IMPAC FUNDING CORPORATION

Impac Funding Corporation, the Depositor’s parent, will be a Seller and may act as master servicer with respect to a mortgage pool. Impac Funding is a mortgage banking conduit that acquires conventional one- to four-family residential mortgage loans nationwide and has, from time to time, acquired condominium conversion loans. Impac Funding is a non-consolidating subsidiary of Impac Mortgage Holdings, Inc. Impac Funding primarily acquires mortgage loans from approved correspondents.

Prior to November 1995, Impac Funding was a division of Imperial Credit industries, Inc. In November 1995, Imperial Credit Industries, Inc. restructured its operations pursuant to which Impac Funding became a separate corporation and Imperial Credit Industries, Inc. contributed, among other things, all of the outstanding nonvoting preferred stock of Impac Funding, which represents 99% of the economic interest in Impac Funding, to Impac Mortgage Holdings, Inc., in exchange for approximately 10% of the common stock of Impac Mortgage Holdings, Inc. The common stock of Impac Funding was retained by Imperial Credit Industries, Inc. until March 1997 when it was distributed to certain officers and/or directors of Impac Funding who are also officers and/or directors of Impac Mortgage Holdings, Inc.

Impac Funding’s executive offices are located at 1401 Dove Street, Newport Beach, California 92660, and its telephone number is (949) 475-3700.

IMPAC MORTGAGE HOLDINGS, INC.

Impac Mortgage Holdings, Inc. is a publicly traded, recently formed specialty finance company which operates three businesses: (1) long-term investment operations, (2) conduit operations, and (3) warehouse lending operations. The long-term investment operations is a recently-created business that invests primarily in nonconforming residential mortgage loans and securities backed by such loans. The conduit operations, conducted by Impac Funding, primarily purchases and sells or securitizes non-conforming mortgage loans, and the warehouse lending operations provides short-term lines of credit to originators of mortgage loans. These two businesses include certain ongoing operations contributed to Impac Mortgage Holdings by Imperial Credit Industries, Inc., a leading specialty finance company, in November 1995. Impac Mortgage Holdings is organized as a real estate investment trust for tax purposes, which allows it generally to pass through earnings to stockholders without federal income tax at the corporate level.

Impac Mortgage Holdings, Inc.’s executive offices are located at 1401 Dove Street, Newport Beach, California 92660, and its telephone number is (949) 475-3600.

THE AGREEMENTS

General

Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to an issuing entity that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to an issuing entity that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee.

Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related issuing entity. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe any provision of the related Agreements that materially differs from the description thereof set forth below. The depositor will provide a copy of the Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”. As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the issuing entity or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

Pooling and Servicing Agreement

Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

•
any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer;.

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement; and

•	any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances”;

•
any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

•	any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any issuing entity will not constitute an event of default under the related pooling and servicing agreement.

So long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity the trustee shall, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as certificateholder) covering the issuing entity and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity requested the trustee in writing to institute the proceeding in its own name as trustee, (3) the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (4) the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under “Events of Default” above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

Servicing Agreement

For a series of notes, a servicing default under the related servicing agreement generally will include:

•
any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the Issuing Entity or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture

For a series of notes, an event of default under the indenture generally will include:

•	a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

•
failure to perform any other covenant of the depositor or the issuing entity in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•
any representation or warranty made by the depositor or the issuing entity in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuing entity, as specified in the indenture; or

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of the event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60- day period by the holders of a majority of the Note Balances of that class.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

•	to cure any ambiguity,

•	to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

•
if a REMIC election has been made with respect to the related issuing entity, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the related issuing entity, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

•
to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

•	to comply with any changes in the Code.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related issuing entity, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related issuing entity or cause the issuing entity to fail to qualify as a REMIC.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

(1)
reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2)
adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 66% of the aggregate voting rights of the class or

(3)	reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

Termination; Retirement of Securities

The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee and the depositor, respectively) will terminate upon the payment to securityholders of that series of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer or the depositor or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the class of certificates specified in the pooling and servicing agreement or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the issuing entity for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 10%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 10%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement (which shall not be shorter than seven years) has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer or the depositor, the assets of the issuing entity may be sold, thereby effecting a retirement of the securities and the termination of the issuing entity, or the securities so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the Issuing Entity created by the pooling and servicing agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement or (ii) any other date specified as the latest possible maturity date in the pooling and servicing agreement with respect to the REMIC Certificates. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the Issuing Entity under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, the depositor or, if applicable, the holder of the class of certificates specified in the pooling and servicing agreement or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the depositor or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the issuing entity for that series as of the distribution date on which the purchase proceeds are to be distributed to securityholders being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related issuing entity may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related issuing entity will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the issuing entity or any securityholder as sellers of the assets of the issuing entity.

The Trustee

The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Certificate Account for the series or any other account by or on behalf of the master servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

If an event of default shall occur, then, and in each and every such case, so long as such event of default shall not have been remedied, the Trustee or the Certificateholders entitled to at least 51% of the voting rights, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer and in and to the issuing entity, other than its rights as a Certificateholder; provided, however, that the successor to the Master Servicer shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. On or after the delivery to the Master Servicer of such notice, all authority and power of the Master Servicer, whether with respect to the securities (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Trustee, and, without limitation, the Trustee is authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer’s responsibilities and right, including, without limitation, the transfer to the Trustee or another successor master servicer for administration by it of (i) the property and amounts which are then or should be part of the issuing entity or which thereafter become part of the issuing entity; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable a successor to assume the Master Servicer’s duties; (iii) the rights and obligations of the Master Servicer under the Subservicing Agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Distribution Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the Master Servicer receives a notice of termination, the Trustee another successor appointed as set forth herein shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the related Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by the related Agreement shall not be considered a default by the successor master servicer. As compensation therefor, the Trustee or another successor master servicer shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to charge to the Distribution Account if the Master Servicer had continued to act. If the Trustee has become the successor to the Master Servicer, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer. Pending appointment of a successor to the Master Servicer, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer. The Depositor, the Trustee and such successor shall take such action, consistent with the related Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer be liable for the acts or omissions of the predecessor Master Servicer.

Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to Certificateholders and to the Rating Agencies. Within 60 days after the occurrence of any event of default, the Trustee shall transmit by mail to all Certificateholders notice of each such event of default hereunder known to the Trustee, unless such event of default shall have been cured or waived.

Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under the pooling and servicing agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

Some Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related issuing entity.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Certificate Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at anytime by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD CONSIDERATIONS

The yield to maturity of an offered certificate will depend on the price paid by the holder for the certificate, the security interest rate on a certificate entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the certificate (or notional amount thereof if applicable) and other factors.

A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of the security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest) and, in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See “The Mortgage Pools—Representations by Sellers” and “Descriptions of the Securities—Assignment of Trust Fund Assets” above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to Certificateholders on or near the date they were due.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. This class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. Extremely rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to Certificateholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See “Servicing of Mortgage Loans — Servicing and Other Compensation and Payment of Expenses; Retained Interest”.

The issuing entity with respect to any series may include convertible ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related subservicer or the master servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, convertible ARM Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to “lock in” a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in arising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans. If the related subservicer or the master servicer purchases convertible ARM Loans, a mortgagor’s exercise of the conversion option will result in a distribution of the principal portion thereof to the Certificateholders, as described in this prospectus. Alternatively, to the extent subservicers or the master servicer fail to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinance or limited documentation mortgage loans, and on mortgage loans, with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination(initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Mortgage Pools,” the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. All of the mortgage loans may be prepaid without penalty in full or in part at anytime. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on- sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See “Servicing of Mortgage Loans—Collection and Other Servicing Procedures” and “Legal Aspects of Mortgage Loans—Enforceability of Some Provisions” for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” the rate or (2) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related issuing entity, as described under “Description of the Securities—Pre-Funding Account” in this prospectus, and the issuing entity is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Yield Considerations.”

There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

As described in this prospectus and in the prospectus supplement, teamster servicer, the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates) may have the option to purchase the assets in an issuing entity and effect early retirement of the related series of securities. See “The Agreements—Termination; Retirement of Securities.”

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans), will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as “mortgages.” Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See “—Contracts” below. In some states, a mortgage or deed of trust creates alien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

All Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative’s building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder’s proportional share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

The master servicer will be required under the related pooling and servicing agreement or servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the Certificateholders. Neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the issuing entity, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the Certificateholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in the state, and if the depositor did not take steps to re-perfect its security interest in the state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to take these steps, at the master servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or certificateholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See “Description of Credit Enhancement”.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages that the mortgagor is currently in a state of default under. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay its obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and other Limitations on Lenders” below.

Repossession with respect to Contracts

General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the possession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

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Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

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Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

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Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit the judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff’s sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lien or may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act (“TILA”), Real Estate Settlement Procedures Act (“RESPA”), Equal Credit Opportunity Act (“ECOA”), Fair Credit Billing Act (“FCBA”), Fair Credit Reporting Act (“FCRA”) and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of an issuing entity and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the Secured Contracts. Neither the depositor nor any replacement Servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws with Respect to Contracts

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, RESPA, as implemented by Regulation X, ECOA, as implemented by Regulation B, FCBA, FCRA and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees.

Some of the mortgage loans, known as High Cost Loans, may be subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators’ failure to comply with these laws could subject the Issuing Entity (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the Issuing Entity or subsequent holders of the mortgage loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Certificateholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Some Provisions

Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Gain-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Gain-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Gain-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon the sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home as to which the master servicer desires to accelerate the maturity of the related Contract, the master servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Gain-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases teamster servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

The issuing entity assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the “lender”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action maybe necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the issuing entity.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

As indicated above under “The Mortgage Pools—Representations by Sellers,” each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws”, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related certificateholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Servicemembers’ Civil Relief Act of 1940

Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor’s mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. A court may grant a lender relief from the requirements of the Relief Act if, in the court’s opinion, the servicemember’s ability to pay interest upon the loan at a rate in excess of 6% percent is not materially affected by reason of the servicemembers’ military service. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, officers of the U.S. Public Health Service, officers of the National Oceanic and Atmosphere Administration and draftees under an induction order assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the mortgage loans subject to the Relief Act. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Actor similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Junior Mortgages

Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the issuing entity. The rights of the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to certificateholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuing entity) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion addresses securities of three general types:

•	REMIC Certificates representing interests in an issuing entity, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

•	notes representing indebtedness of an issuing entity as to which no REMIC election will be made, and

•	Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related issuing entity and, if this election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder”, “certificateholder” or a “holder” are to the beneficial owner of a security or certificate, as the case may be.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related issuing entity (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related issuing entity’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any issuing entity as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming with all provisions of the related pooling and servicing agreement, each of the REMICs in that issuing entity will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that issuing entity will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than “qualified stated interest. “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof may vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this long first “accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates — Market Discount” for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest and discount in income, and to amortize premium, based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or other assets underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “Prohibited Transactions Tax and Other Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Final regulations issued by the IRS relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. The IRS has also issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding these regulations and the related administrative guidance.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “Taxation of Owners of REMIC Regular Certificates — Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “Taxation of Owners of REMIC Regular certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions Tax and Other Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject tothe same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have “significant value.”

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “Foreign investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the tentative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “non-economic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “non-economic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption, and on any required or permitted clean-up call, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that, among other representations, no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future, and representations as to the possible incurrence by the transferee of tax liabilities associated with the transferred residual interest in excess of cash flows generated by such interest and the intention of the transferee to pay such taxes. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that, in order to qualify as a safe harbor transfer of a residual interest, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same safe harbor provision. In the case of a transfer that satisfies clause (ii) of the immediately preceding sentence, eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by the purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “non-economic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “non-economic” will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “non-economic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

Final regulations issued by the IRS relating to the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. The IRS has also issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder and (2) the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, appropriately adjusted to take into account amortization of original issue discount, market discount and premium, if any, and any payments on the REMIC Regular Certificate received by the certificateholder (other than payments of qualified stated interest). The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related issuing entity resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an “electing large partnership,” all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

For these purposes, a “disqualified organization” means:

•
the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

•	any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

•	any organization described in Section 1381(a)(2)(C) of the Code, or

•	an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the “tax matters person” with respect to the REMIC in all respects or (2) will be designated as and will act as the “tax matters person” with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

Status as Real Property Loans

Notes held by a domestic building and loan association will not constitute “loans… secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See “REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Grantor Trust Funds

Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a prepayment assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related issuing entity will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related issuing entity, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the issuing entity in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “CREMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. There are regulations regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuing entity, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of any such gain characterized as ordinary income as described in the following paragraph. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, appropriately adjusted to take into account amortization of original issue discount, market discount and premium, if any, and any payments on the Grantor Trust Certificate received by the certificateholder (other than payments of qualified stated interest).

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the issuing entity’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding. In general, the rules described in “REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained certain relationships to a Plan, called “Parties in Interest”, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or “Plan Assets,” and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the issuing entity were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in an issuing entity are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not “Plan Assets” of a Plan would be deemed to include an interest in the underlying assets of an entity, including an issuing entity, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the issuing entity), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the issuing entity). Without regard to whether the securities are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Impac Funding Corporation, the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered “Parties of Interest” with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

Class Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.

•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•	PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the Issuing Entity.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the Issuing Entity:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•
the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

•
and the payments made and retained by the depositor in connection with the issuing entity, together with all funds inuring to the depositor’s benefit for administering the issuing entity, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the issuing entity.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the issuing entity are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the issuing entity is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage-backed securities or other “securities” underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” shall include (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

General Conditions of Exemption. The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same Issuing Entity, unless none of the mortgage loans has a Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group” other than the Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, any insurer, any servicer, any counterparty to an “eligible swap” (as described below) and any obligor with respect to assets included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity as of the date of initial issuance of the securities.

Fifth, the sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related issuing entity must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any other servicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

Seventh, for Issuing Entities other than certain trusts, the documents establishing the Issuing Entity and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.

Permitted Issuing entities include owner-trusts, as well as grantor-trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions. The Exemption permits an interest rate swap or yield supplement agreement to be held by the Issuing Entity if it meets the conditions of the Exemption.

An interest-rate swap or (if purchased by or on behalf of the Issuing Entity) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it: (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (e) permits the Issuing Entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Securities to which one or more swap agreements apply may be acquired or held by only “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Issuing Entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Issuing Entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Exemption Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Exemption Rating Agency.

A “qualified plan investor” is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Exemption Rating Agency below a level specified by the Exemption Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the Exemption Rating Agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the Exemption Rating Agency such that the then current rating by the Exemption Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Assocation, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuing Entity and an eligible counterparty and (f) it has an allowable notional amount.

The Exemption also requires that the issuing entity meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

1.
The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, provided that:

(1)	The Plan is not an Excluded Plan.

(2)	Each Plan's investment in each class of securities does not exceed 25% of the outstanding securities in the class.

(3)
After the Plan's acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity, and

(4)
In the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group;

2.	The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1 above are met; and

3.	The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the issuing entity. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the issuing entity, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan’s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an issuing entity, to be transferred to the issuing entity within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

•	the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

•
all additional mortgage loans transferred to the related issuing entity after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuing entity, which terms and conditions have been approved by one of the Exemption Rating Agencies;

•
the transfer of the additional mortgage loans to the issuing entity during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuing entity;

•
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related issuing entity on the Closing Date and all additional mortgage loans transferred to the related issuing entity after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the issuing entity on the Closing Date;

•	either:

(1)
the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2)
an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuing entity as of the Closing Date;

•
the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

•
amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(1)
be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2)	have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

•	the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

•
the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the issuing entity, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Insurance company general accounts.

•
In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

•
Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became effective on July 5, 2001.

Revolving pool features.

The Exemption only covers certificates backed by a “fixed” pool of loans which requires that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by issuing entities which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

Other Exemptions

Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions under ERISA between a Plan and a Party in Interest to such Plan other than a Party in Interest that is a fiduciary (or an affiliate), that has or exercises discretionary authority or control with respect to the investment of Plan Assets involved in the transaction or renders investment advice (within the meaning of Section 3(21)(A)(ii) of ERISA) with respect to those assets, solely by reason of providing services to the Plan or soley by reason of a relationship to such a service provider described in subparagraph (F), (G), (H) or (I) of Section 3(14) of ERISA, if certain conditions are met. An investor is encouraged to consult with its advisors regarding the specific scope, terms and conditions of this exemption as it applies to the investor, before relying on the exemption's availability.

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the issuing entity would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the issuing entity and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits issuing entities which are grantor trusts, owner-trusts, REMICs or FASITs, to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the issuing entity. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) either (i) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is an ERISA Plan or (ii) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Callable Securities

With respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a Party in Interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All “excess inclusion” of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered Aunrelated business taxable income” and thus will be subject to federal income tax. See “Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

Consultation with Counsel

There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the issuing entity. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing an offered security in reliance on the Exemption, or an Investor-Based Exemption or any other exemption, a fiduciary of a Plan or other Plan Asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, an Investor-Based Exemption or other exemption, would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, and Investor-Based Exemption or other exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT MATTERS

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

The depositor intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

•	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	By placements by the depositor with institutional investors through dealers; and

•	By direct placements by the depositor with institutional investors.

If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the offered securities, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

The depositor anticipates that the certificates offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

LEGAL MATTERS

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. With respect to each series of securities, a copy of this opinion will be filed with the Commission on Form 8-K.

FINANCIAL INFORMATION

With respect to each series of certificates, a new issuing entity will be formed, and no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any issuing entity related to a series of certificates will be included in this prospectus or in the related prospectus supplement.

With respect to each series of notes, where the issuing entity is a statutory business trust or a limited liability company, financial statements will be filed as required by the Exchange Act. Each such issuing entity will suspend filing the reports if and when the reports are no longer required under the Exchange Act.

RATING

It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuing entity-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to an issuing entity pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series; provided, however, this prospectus does not incorporate by reference any of the issuing entity's annual reports filed on Form 10-K with respect to a trust fund. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Impac Secured Assets Corp., 1401 Dove Street, Newport Beach, California 92660, or by telephone at (949) 475-3600. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

GLOSSARY

Accrual Security— A security with respect to which some or all of its accrued interest will not be distributed but rather will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

Affiliated Seller— Impac Funding Corporation, the parent of the depositor, and their respective affiliates.

Agreement— An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

ARM Loan— A mortgage loan with an adjustable interest rate.

Bankruptcy Code— Title 11 of the United States Code, as amended from time to time.

Bankruptcy Loss— A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Beneficial Owner— A person acquiring an interest in any DTC Registered Security.

Benefit Plan Investors— Plans subject to Part 4 of Title I of ERISA in Section 4975 of the Code and any entity whose underlying assets include Plan Assets by reason of such Plan’s investment in the entity.

Buydown Account— With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

Buydown Funds— With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

Buydown Period— The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

Call Class — A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

Callable Class — A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a “lock-out period” during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

CERCLA— The federal Comprehensive Environmental Response, Compensation and Liability Act, as amended.

Certificate Account— One or more separate accounts for the collection of payments on the related mortgage loans constituting the related issuing entity.

Closing Date— With respect to any series of securities, the date on which the securities are issued.

Code— The Internal Revenue Code of 1986.

Commission— The Securities and Exchange Commission.

Committee Report— The Conference Committee Report accompanying the Tax Reform Act of 1986.

Conservation Act— The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

Contract— Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

Contributions Tax— With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

Cooperative— With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

Crime Control Act— The Comprehensive Crime Control Act of 1984.

Defaulted Mortgage Loss— A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

Deferred Interest— If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable.

Deleted Mortgage Loan— A mortgage loan which has been removed from the related issuing entity.

Designated Seller Transaction— A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

Determination Date— The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

DIDMC— The Depository Institutions Deregulation and Monetary Control Act of 1980.

DOL— The U.S. Department of Labor.

DOL Regulations— Regulations by the DOL promulgated at 29 C.F.R. § 2510.3-101.

DTC Registered Security— Any security initially issued through the book-entry facilities of the DTC.

Due Period— The period between distribution dates.

Eligible Account— An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the security holders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Certificate Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

Equity Certificates— With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

ERISA— The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plans— Employee pension and welfare benefit plans subject to Sections 404 and 406 of ERISA.

Exemption— An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption (“PTE”) 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) or any materially similar exemption.

Exemption Rating Agency— Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc. or any other “Rating Agency” within the meaning of the Exemption.

Exchange Act— The Securities Exchange Act of 1934, as amended.

Extraordinary Loss— Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fraud Loss— A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

FTC Rule— The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission.

Garn-St Germain Act— The Garn-St Germain Depository Institutions Act of 1982.

Ginnie Mae— The Government National Mortgage Association.

Global Securities— The globally offered securities of the classes specified in the related prospectus supplement.

Grantor Trust Certificate— A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Interest Certificate— A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate— A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund— A trust fund as to which no REMIC election will be made and which qualifies as a “grantor trust” within the meaning of Subpart E, part I of subchapter J of the Code.

High Cost Loans— Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

High LTV Loans— Mortgage loans with loan-to-value ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

Homeownership Act— The Home Ownership and Equity Protection Act of 1994.

Housing Act— The National Housing Act of 1934, as amended.

Index— With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

Insurance Proceeds— Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

Intermediary— An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

IRS— The Internal Revenue Service.

Issue Premium— The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

Issuing Entity— With respect to a series of notes, the Delaware business trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

Liquidation Proceeds— (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the issuing entity through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under “The Mortgage Pools—Representations by Sellers,” “Servicing of Mortgage Loans—Realization Upon and Sale of Defaulted Mortgage Loans,” “—Assignment of Trust Fund Assets” above and “The Agreements—Termination.”

Loan-to-Value Ratio — With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgage property.

Manufactured Home— Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Net Mortgage Rate— With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

Nonrecoverable Advance— An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

Note Margin— With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

OID Regulations— The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

OTS— The Office of Thrift Supervision.

Parity Act— The Alternative Mortgage Transaction Parity Act of 1982.

Parties in Interest— With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Section 4975 of the Code.

Percentage Interest— With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

Permitted Investments— United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

Plan Assets— “Plan assets” of a Plan, within the meaning of the DOL Regulations.

Plans— ERISA Plans and Tax Favored Plans.

Prepayment Assumption— With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

Prepayment Interest Shortfall— With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

Primary Insurance Covered Loss— With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

Primary Insurance Policy— A primary mortgage guaranty insurance policy.

Primary Insurer— An issuer of a Primary Insurance Policy.

PTCE— Prohibited Transaction Class Exemption.

Qualified Substitute Mortgage Loan— A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under “The Mortgage Pools — Representations by Sellers” in this prospectus.

Rating Agency— “Anationally recognized statistical rating organization” within the meaning of Section 3(a)(41) of the Exchange Act.

Realized Loss— Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.

Record Date— The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

Relief Act— The Servicemembers’ Civil Relief Act of 1940, as amended.

REMIC— A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Administrator— The trustee, the master servicer or another specified party who administers the related REMIC.

REMIC Certificates— Certificates evidencing interests in an issuing entity as to which a REMIC election has been made.

REMIC Provisions— Sections 860A through 860G of the Code.

REMIC Regular Certificate— A REMIC Certificate designated as a “regular interest” in the related REMIC.

REMIC Regular Certificateholder— A holder of a REMIC Regular Certificate.

REMIC Residual Certificate— A REMIC Certificate designated as a “residual interest” in the related REMIC.

REMIC Residual Certificateholder— A holder of a REMIC Residual Certificate.

REMIC Regulations— The REMIC Provisions and the related Treasury regulations.

REO Mortgage Loan— A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

RICO— The Racketeer Influenced and Corrupt Organizations statute.

Securities Act— The Securities Act of 1933, as amended.

Seller— The seller of the mortgage loans or mortgage securities included in an issuing entity to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

Single Family Property— An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

SMMEA— The Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Loss— (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

Strip Security— A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

Tax Favored Plans— Plans that meet the definition of “plan” in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts and annuities described in Section 408 of the Code.

TILA— The Federal Truth-in-Lending Act.

Title V— Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

Title VIII— Title VIII of the Garn-St Germain Act.

Unaffiliated Sellers— Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

United States Person— A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Value— With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the “Value” of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the “Value” is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the “Value” is the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

The information contained in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these securities and is not soliciting of an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 21, 2006[Version 1]

Prospectus Supplement (To Prospectus dated _____________, ____)

$_______________ (Approximate)

Mortgage Pass-through Certificates, Series ____-__

Impac Secured Assets Trust ____-__
Issuing Entity

Impac Funding Corporation
Master Servicer

[Name of Sponsor]
Sponsor

Impac Secured Assets Corp.
Depositor
You should consider carefully the risk factors beginning on page S-___ in this prospectus supplement.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of the sponsor, [Impac Secured Assets Corp.], or any of their affiliates. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

The Issuing Entity
The issuing entity will consist primarily of a mortgage pool of one- to four-family [fixed-rate] residential mortgage loans. The issuing entity will be represented by ______ classes of certificates, ______ of which are offered under this prospectus supplement.

Credit Enhancement

•	the offered certificates will have credit enhancement in the form of subordination.

In addition, _____________ derivative contracts will be included in the issuing entity.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering will be ___% of the aggregate principal balance of the offered certificates, less expenses equal to $_______. See “Method of Distribution” in this prospectus supplement.

Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The attorney general of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[NAME OF UNDERWRITER]
Underwriter

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

The Depositor’s principal offices are located at 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT	S-4
TRANSACTION STRUCTURE	S-10
FLOW OF FUNDS	S-11
SUBORDINATE/CREDIT ENHANCEMENT	S-12
RISK FACTORS	S-13
THE MORTGAGE POOL	S-23
STATIC POOL INFORMATION	S-42
YIELD ON THE CERTIFICATES	S-42
DESCRIPTION OF THE CERTIFICATES	S-50
POOLING AND SERVICING AGREEMENT	S-61
THE ISSUING ENTITY	S-67
THE DEPOSITOR	S-68
THE SPONSOR	S-68
PERMITTED INVESTMENTS	S-69
FEDERAL INCOME TAX CONSEQUENCES	S-70
METHOD OF DISTRIBUTION	S-73
SECONDARY MARKET	S-74
LEGAL OPINIONS	S-74
LEGAL PROCEEDINGS	S-74
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	S-74
RATINGS	S-75
LEGAL INVESTMENT	S-75
ERISA CONSIDERATIONS	S-77
GLOSSARY	S-79

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a very broad overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity	Impac Secured Assets Trust ___-__

Title of Series	Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series ____-_.

Cut-off Date	__________ __, ____.

Closing Date	On or about __________ __, ____.

Depositor	Impac Secured Assets Corp., an affiliate of Impac Funding Corporation.

Sponsor	[Name of Sponsor].

Originator	[Name of Originator].

Master Servicer	Impac Funding Corporation.

Trustee	[Name of Trustee].

Distribution Dates	Distributions on the offered certificates will be made on the 25th day of each month, or, if the day is not a business day, on the next succeeding business day, beginning in _____________ ____.

Scheduled Final Distribution Date	[_______________, 20__] for each of the offered certificates. The actual final distribution date could be substantially earlier.

Expected Final Distribution Date	[_______________, 20__] for each of the offered certificates. The actual final distribution date could be substantially earlier.

Offered Certificates	The classes of offered certificates and their pass-through rates and certificate principal balances or notional amounts are set forth in the table below.

Minimum Denominations	$[25,000]

Initial Certificate	Pass-through Initial Certificate	Pass-through Class Principal Balance(1)		Rate Class Principal Balance(1) Rate
A-1		$	________________	______%
XS		$	________________	______%
B-1		$	________________	______%
B-2		$	________________	______%
A-4		$	________________	______%
B-3		$	________________	______%
A-5		$	________________	______%
R			$100	______%
A-6		$	________________	______%
$
______________________
(1)	Approximate.

(2)	Approximate initial notional amount.

(3)	Calculated as described in this prospectus supplement.

The Issuing Entity

The certificates will be issued by Impac Secured Assets Trust ___-__, a New York common law trust. Impac Secured Assets Trust ___-__ will issue ___ classes of certificates representing the issuing entity.

In addition, the depositor will assign to the issuing entity _________ derivative contracts.

See “Description of the Certificates” in this prospectus supplement.

The Originator

Approximately [__]% of the mortgage loans in the aggregate, were originated by [Name of Originator]. [To be expanded to include all originators of 10% or more of the asset pool].The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

The Mortgage Loans

The issuing entity will contain approximately _____ conventional, one- to four-family, [fixed-rate] mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __ ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, ____.

Range of mortgage rates
(approximate): _____% to _____%.

Weighted average mortgage rate
(approximate): ______%.

Weighted average remaining
term to stated maturity months. ___ years and ___ months.

Range of principal balances $__________ to (approximate): $____________.

Average principal balance: $_____________.

Range of loan-to-value ratios
(approximate): ____% to ____%.

Weighted average loan-to-value
ratio (approximate): ______%.

[Approximately ___% of the mortgage loans are “sub-prime” mortgage loans.]

[If the issuing entity contains mortgage securities, the mortgage securities will be specifically identified by reference to the transaction(s) pursuant to which such mortgage securities were issued, the percentage interest represented by such mortgage securities and the characteristics of such mortgage securities will be described in detail. In addition, the assets underlying the mortgage securities will be described in detail.]

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and any exceptions, the mortgage loans. If the trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Certificates

Offered Certificates. The offered certificates will have the characteristics shown in the table above in this prospectus supplement. The pass-through rates on each class of offered certificates (other than the Class XS Certificates) are fixed and shown in the table above.

The pass-through rate on the Class XS Certificates is variable. Investors in the Class XS Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than ____% could result in the failure of these investors to fully recover their investments.

[The Class PO Certificates are not entitled to interest payments and their yield is extremely sensitive to the rate of prepayments on the mortgage loans.]

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination as described below and under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

On any distribution date, realized losses (other than Excess Losses) will be allocated first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the certificates principal balance of such class has been reduced to zero.

In addition, such realized losses will be allocated on any distribution date among the Class A Certificates on a pro rata basis. Excess losses will be allocated on any distribution date among all the certificates (other than the Class XS Certificates) on a pro rata basis.

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

[Any third parties providing credit support for 10% or more of the pool assets will be identified].

[Pre-Funding Accounts]

[Additional information with respect to the pre-funding accounts, required pursuant to Item 1103(a)(5) of Regulation AB, will be provided if applicable.]

[To be expanded to include the disclosure required by Item 1103(a)(5) of Regulation AB describing any pre-funding account, as applicable:

[All percentages with respect to the characteristics of the mortgage loans shown in this prospectus supplement include information pertaining to approximately $[____] of subsequent mortgage loans, representing up to [__]% of the mortgage pool, identified and expected to be transferred to the issuing entity within ninety days of the closing date.]

[On the closing date, the depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account, an amount equal to approximately $[____], representing approximately [__]% of the asset pool. This amount is referred to in this prospectus supplement as the pre-funded amount. From the closing date up to and including [_____ __, 20__], referred to in this prospectus supplement as the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the issuing entity, from funds on deposit in the pre-funding account, subsequent mortgage loans to be included in the issuing entity backing all the classes of certificates, provided that such subsequent mortgage loans satisfy the requirements described in “The Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account” in this prospectus supplement. The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent mortgage loans during the pre-funding period. Any amounts remaining in the pre-funding account after [_____ __, 20__] will be distributed to the classes of certificates on the distribution date immediately following the termination of the pre-funding period.]

[On the closing date, the depositor will deposit in an account to be held by the trustee, referred to in this prospectus supplement as the interest coverage account, an amount which will be applied by the trustee to cover shortfalls in the amount of interest generated by the subsequent mortgage loans attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after [_____ __, 20__] will be distributed on the next distribution date to the depositor or its designee.]]

The Derivative Contracts

The issuing entity will include __________ derivative contracts, which will be assigned to the issuing entity on the closing date. Payments under the derivative contracts will be made pursuant to the formulas described below and in this prospectus supplement.

On the closing date, either the sponsor will assign to the depositor, and the depositor will assign to the issuing entity for the benefit of the certificates, its rights under the derivative contracts, or the sponsor will cause the issuing entity to enter into the derivative contracts with the derivative counterparty. The derivative contracts will contain a swap agreement fixed rate and provide for the calculation of One-Month LIBOR. The derivative contracts consists of ___________ swap agreement, where net payments will be made (a) to the issuing entity, if One-Month LIBOR exceeds the swap agreement fixed rate, and (b) to the derivative counterparty, to the extent such swap agreement fixed rate exceeds One-Month LIBOR

[The derivatives counterparties will be _____________________________.]

[Additional financial information regarding derivatives counterparties will be provided, as required pursuant to Item 1115 of Regulation AB, if applicable.]

See “Description of the Certificates—The Derivative Contracts” in this prospectus supplement.

Advances

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as master servicer, in general, to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the master servicer fails to make any required advances, the trustee may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Servicing Fee

With respect to each mortgage loan, the amount of the annual master servicing fee that shall be paid to the master servicer is for a period of one full month, equal to one-twelfth of the product of (a) [___]% and (b) the stated principal balance of the mortgage loan for the calendar month preceding the month in which the payment is due. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a mortgage loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected.

Optional Termination

At its option, the master servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the issuing entity, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) remaining in the issuing entity has been reduced to less than [10%] of the aggregate principal balance of the mortgage loans as of __________ __, ____. See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

[A summary of other events that can trigger liquidation or amortization of the asset pool or otherwise would alter the transaction structure or flow funds, required pursuant to Item 1103(a)(3)(viii) of Regulation AB, will be provided if applicable.]

Federal Income Tax Consequences

An election will be made to treat the issuing entity as a real estate mortgage investment conduit for federal income tax purposes.

See “Federal Income Tax Consequences” in this prospectus supplement.

Ratings

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from [______________ and __________________]:

Offered Certificates	[RA]	[RA]
Class A-1 through Class A7	AAA	AAA
Class XS	AAA	AAA
Class B-1	AA	AA
Class B2	A	A
Class B3	BBB	BBB
Class R	AAA	AAA
_____________________
[(1) Not rated.]

See “Yield on the Certificates” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The offered certificates (other than the Class ___ and Class ___ Certificates) will constitute “mortgage related securities” for purposes of SMMEA. The Class ___ Certificates and the Class ___ Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered certificates (other than the Class R Certificates) may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans are encouraged to consult with their legal advisors before investing in the offered certificates.

See “ERISA Considerations” in this prospectus supplement.

TRANSACTION STRUCTURE

Mortgagors
originate loans
amount financed
loan payments
Originators
Servicers
Services loans
purchase loans
loan purchase price
loan payments
[___]
Sponsor
Purchases loans
Forms pool
[___]
Master Servicer
Aggregates collections
Calculates cashflows
Remits to investors
asset pool
net offering proceeds
[___]
Depositor
Creates issuing entity
net offering proceeds
certificates
[___]
Underwriter
Sells certificates to investors
offering proceeds
asset pool
certificates
[___]
Issuing Entity
Holds pool
Issues certificates
[___]
Trustee
Represents investors interests
Investors
certificates
monthly distributions

FLOW OF FUNDS

SUBORDINATE/CREDIT ENHANCEMENT

Allocation of Realized Losses

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

[Appropriate risk factors from the following list as necessary]

The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value

There can be no assurance that a secondary market for the offered certificates of any series will develop or, if it does develop, that it will provide offered certificateholders with liquidity of investment or that it will continue for the life of the offered certificates of any series. The prospectus supplement for any series of offered certificates may indicate that an underwriter specified therein intends to establish a secondary market in the offered certificates, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

Credit Enhancement Is Limited; the Failure of Credit Enhancement to Cover Losses on the Trust Fund Assets May Result in Losses Allocated to the Offered Certificates

With respect to the offered certificates, credit enhancement will be provided in limited amounts to cover various types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to in this prospectus supplement, including: subordination of any subordinate securities of the same series; a financial guaranty insurance policy; a letter of credit; a purchase obligation; a mortgage pool insurance policy; a special hazard insurance policy; overcollateralization; a reserve fund; a cash flow agreement; or any combination thereof. See “Subordination” and “Description of Credit Enhancement” in the prospectus. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses or risks, and may provide no coverage as to other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, they will be borne by the holders of the related offered certificates in the order described in this prospectus supplement. The depositor, the master servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of offered certificates, if each applicable rating agency indicates that the then-current rating(s) thereof will not be adversely affected. The ratings of any series of offered certificates by any applicable rating agencies may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of offered certificates. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the prospectus.

The Ratings on the Offered Certificates are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Certificates.

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See “Ratings” in this prospectus supplement and in the prospectus.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount That May be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans that Might be Allocated to the Offered Certificates.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgage Loans” in the prospectus.

The Value of the Mortgage Loans May be Affected by, Among Other Things, a Decline in Real Estate Values and Changes in the Borrowers’ Financial Condition, Which May Result in Losses on the Offered Certificates.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan-to-value ratios will be affected by any decline in real estate values. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

The Mortgage Loans were Underwritten to Non-Conforming Underwriting Standards, Which May Result in Losses on the Mortgage Loans Allocated to the Offered Certificates.

Some mortgage loans may be underwritten in accordance with underwriting standards which are primarily intended to provide single family mortgage loans for non-conforming credits. A “non-conforming credit” means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet the Fannie Mae or Freddie Mac underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy these underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy these underwriting guidelines. Accordingly, mortgage loans underwritten under the originators’ non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The Mortgage Loans Have Variable Payments, Which May Result in Losses with Respect to These Mortgage Loans

Some of the types of loans included in the mortgage pool may involve additional uncertainties not present in traditional types of loans. In the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. In the case of buydown loans, the increase in the monthly payment by the mortgagor during and following the buydown period may result in an increased risk of default on a buydown loan. Some of the mortgage loans provide for escalating or variable payments by the mortgagor, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances, mortgagors may not be able to make their loan payments as payments increase and thus the likelihood of default will increase.

This is a consideration with respect to revolving credit loans, since additional draws may be made by the mortgagor in the future up to the applicable credit limit. Although revolving credit loans are generally subject to provisions whereby the credit limit may be reduced as a result of a material adverse change in the mortgagor’s economic circumstances, the servicer or master servicer generally will not monitor for these changes and may not become aware of them until after the mortgagor has defaulted. Under extreme circumstances, a mortgagor may draw his entire credit limit in response to personal financial needs resulting from an adverse change in circumstances. For a series of offered certificates backed by the trust balances of revolving credit loans, even though the trust balance of a revolving credit loan will not increase as a result of draws after the offered certificates are issued, the foregoing considerations are relevant because the trust balance will share pro rata in any losses incurred on a revolving credit loan.

Any risks associated with the variable payments of the mortgage loans may affect the yield to maturity of the offered certificates to the extent of losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Mortgage Loans Are Secured by Junior Liens, Which May Result in Losses with Respect to These Mortgage Loans

The mortgage loan are secured by second liens on the related mortgaged properties. As to mortgage loans secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of these mortgage loans only to the extent that the claims of the senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a mortgage loan secured by a junior mortgage may not foreclose on the mortgaged property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. The issuing entity will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the master servicer or subservicer may, at its option, advance these amounts to the extent deemed recoverable and prudent. In the event that proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the issuing entity, as the holder of the junior lien, and, accordingly, holders of one or more classes of the offered certificates, to the extent not covered by credit enhancement, are likely to (1) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (2) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

The Mortgage Loans Are Concentrated in the State of [Name of State], Which May Result in Losses with Respect to These Mortgage Loans

Approximately ___% of the mortgage loans are in the state of [Name of State.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Moreover, as described below, any mortgage loan for which a breach of a representation or warranty exists will remain in the issuing entity in the event that a seller is unable, or disputes its obligation, to repurchase the mortgage loan and the breach does not also constitute a breach of any representation made by any other person. In this event, any resulting losses will be borne by the related form of credit enhancement, to the extent available. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by [credit enhancement] are allocated to the offered certificates.

Some of the Mortgage Loans Provide for Balloon Payments at Maturity, Which May Result in a Greater Risk of Loss with Respect to These Mortgage Loans

Approximately ___% of the mortgage loans are balloon loans. These mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans

Some or all of the mortgage loans included in the issuing entity will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Mortgage Loans Have High Combined Loan-to-value Ratios, So That the Related Borrower Has Little or No Equity in the Related Mortgaged Property, Which May Result in Losses with Respect to These Mortgage Loans

The mortgage loans have combined loan-to-value ratios in excess of 100%. These mortgage loans were originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower.

If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property because the value of the collateral with respect to such mortgage loan may be less than the amount of the mortgage loan. Unless the value of the property increases or the principal amount of the related senior liens have been reduced so as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%, there may be no recovery from the related mortgaged property in the event of foreclosure. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The Mortgage Loans Provide for Revolving Lines of Credit, Which May Result in Losses with Respect to These Mortgage Loans

With respect to revolving credit loans, except for some programs under which the draw period is less than the full term thereof, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing on its balance, and therefore are not expected to significantly amortize the outstanding principal amount of these mortgage loans prior to maturity, which amount may include substantial draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a revolving credit loan. The ability of a borrower to make this payment may be dependent on the ability to obtain refinancing of the balance due on the revolving credit loan or to sell the related mortgaged property. Furthermore, revolving credit loans generally have adjustable rates that are subject to much higher maximum rates than typically apply to adjustable rate first mortgage loans, and which may be as high as applicable usury limitations. Mortgagors under revolving credit loans are generally qualified based on an assumed payment which reflects either the initial interest rate or a rate significantly lower than the maximum rate. An increase in the interest rate over the mortgage rate applicable at the time the revolving credit loan was originated may have an adverse effect on the ability of the mortgagor to pay the required monthly payment. In addition, an increase in prevailing market interest rates may reduce the borrower’s ability to obtain refinancing and to pay the balance of a revolving credit loan at its maturity.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable federal, state and local laws generally regulate interest rates and other charges, require specific disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the mortgage loans and may entitle the borrower to a refund of amounts previously paid. See “Legal Aspects of Mortgage Loans” in the prospectus. To the extent these laws and regulations result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

The Rate of Prepayments on the Trust Fund Assets and the Purchase Price You Paid for the Offered Certificates May Cause Your Yield to Be Lower than Anticipated

The yield to maturity of the offered certificates of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable rate loans to fixed interest rate loans or breaches of representations and warranties), or draws (if applicable) on the related mortgage loans and the price paid by offered certificateholders. The yield may be adversely affected by a higher or lower than anticipated rate of prepayments (or draws if applicable) on the related mortgage loans. The yield to maturity on interest only offered certificates will be extremely sensitive to the rate of prepayments (or draws if applicable) on the related mortgage loans. In addition, the yield to maturity on other types of classes of offered certificates, including offered certificates with an accrual feature, offered certificates with an interest rate which fluctuates based on an index or inversely with an index or other classes in a series including more than one class of offered certificates, may be relatively more sensitive to the rate of prepayment (or draws if applicable) on the related mortgage loans than other classes of offered certificates. In addition, to the extent amounts in any funding account have not been used to purchase additional mortgage loans, holders of the offered certificates may receive an additional prepayment. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

[The Rate and Timing of Principal Distributions on the Offered Certificates Will Be Affected by Prepayment Speeds

The rate and timing of distributions allocable to principal on the Class A Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. The rate and timing of distributions allocable to principal on the other classes of offered certificates, other than the Class XS Certificates, will depend in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on all of the mortgage loans and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See “The Mortgage Pool” in this prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the Class A Certificates at a time when reinvestment at higher prevailing rates would be desirable. A decrease in the prepayment rates on all of the mortgage loans will result in a reduced rate of return of principal to investors in the other classes of offered certificates, other than the Class XS Certificates, at a time when reinvestment at higher prevailing rates would be desirable.

Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the related Class A Certificates, at time when reinvestment at comparable yields may not be possible. An increase in the prepayment rates on all of the mortgage loans will result in a greater rate of return of principal to investors in the other classes of offered certificates, other than the Class XS Certificates, at a time when reinvestment at comparable yields may not be possible.

Prior to the distribution date in _______ ____, the subordinate certificates will be entitled to receive distributions allocable to principal based on a disproportionately small percentage of principal prepayments on the mortgage loans, and the Class A Certificates will be entitled to receive distributions allocable to principal based on a disproportionately large percentage (which may be 100%) of principal prepayments on the mortgage loans. To the extent that no principal prepayments or a disproportionately small percentage of prepayments are distributed on the subordinate certificates, the subordination afforded to the Class A Certificates, in the absence of losses allocated to the Class A Certificates, will be increased.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see “Yield on the Certificates” in this prospectus supplement, including the table entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” in this prospectus supplement].

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans

To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property with contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

The [Class ___ Certificates] Are ERISA-Restricted, Which by Restricting the Market, May Affect the Liquidity of the Offered Certificates

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of plans. Due to the complexity of regulations that govern these plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See “ERISA Considerations” in this prospectus supplement and in the prospectus.

[Some Mortgage Loans Are Delinquent as of the Cut-off Date, Which May Present a Greater Risk of Loss with Respect to These Mortgage Loans

Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of _______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _________ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, have a first payment date occurring on or after _________ __, ____ and, therefore, these mortgage loans could not have been delinquent as of ________ __, ____].

[The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors

The yield to maturity on the offered certificates, particularly the Class XS Certificates, will depend, in general, on:

•	the applicable purchase price; and

•
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance or notional amount of the offered certificates, as well as other factors.

The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

In general, if the offered certificates, other than the Class XS Certificates, are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates, other than the Class XS Certificates, are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of ____% of the standard prepayment assumption, and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See “Yield on the Certificates” in this prospectus supplement].

[The Multiple Class Structure of the Offered Certificates Causes the Yield of Some Classes to Be Particularly Sensitive to Changes in the Rates of Prepayment of the Related Mortgage Loans and Other Factors

Class XS Certificates: The Class XS Certificates will receive a portion of the interest payments ONLY from mortgage loans that have net mortgage rates higher than ____%. Therefore, the yield on the Class XS Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans. Investors in the Class XS Certificates should be aware that mortgage loans with higher mortgage rates may prepay faster than mortgage loans with lower mortgage rates. If the mortgage loans that have net mortgage rates higher than ____% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class XS Certificates will be adversely affected. Investors in the Class XS Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than ____% could result in the failure of these investors to fully recover their investments.

[Class PO Certificates: The Class PO Certificates are extremely sensitive to the rate of prepayments on the mortgage loans. A slower than expected rate of principal prepayments may result in a negative yield to investors in the Class PO Certificates.]

Subordinate Certificates: The weighted average lives of, and the yield to maturity on, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to losses due to defaults on the mortgage loans (and the timing thereof), to the extent these losses are not covered by subordinate certificates with a higher numerical class designation (including covered by the Class B-4, Class B-5 and Class B-6 Certificates which are not offered by this prospectus supplement). Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by any class of subordinate certificates may be adversely affected by losses even if this class does not ultimately bear this loss].

[The Residual Certificates Will Receive Limited Distributions of Principal and Interest and May Have Significant Tax Liabilities

Holders of the Class R Certificates are entitled to receive distributions of principal and interest as described in this prospectus supplement, but the holders of the Class R Certificates are not expected to receive any distributions after the first distribution date. In addition, holders of the Class R Certificates will have tax liabilities with respect to their certificates during the early years of the term of the trust that substantially exceed the principal and interest payable during or prior to that time. See “Federal Income Tax Consequences” below and in the prospectus and “Yield on the Certificates—Additional Yield Considerations Applicable Solely to the Residual Certificates” in this prospectus supplement].

[Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the issuing entity to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the originator to damages and administrative enforcement.

The originator will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus].

FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pools—FICO Scores” in the base prospectus.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

The mortgage pool will consist of approximately _____ conventional, one- to four-family, [fixed-rate,] fully-amortizing mortgage loans secured by first liens on mortgaged properties and having an aggregate principal balance as of the Cut-off Date of approximately $___________, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus __%. The mortgage loans have original terms to maturity of not greater than [30] years.

The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties consisting of one- to four-family dwelling units, townhouses, individual condominium units and individual units in planned unit developments. The mortgage loans to be included in the mortgage pool will be acquired by the depositor from the Originator.

See “—Underwriting Standards; Representations” in this prospectus supplement. The Originator will act as the Master Servicer for the mortgage loans originated by it pursuant to the Agreement.

All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary “due-on-sale” clause.

Approximately _____% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within one year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the Mortgagor prepays an aggregate amount exceeding __% of the original principal balance of the mortgage loan. With respect to _____% of the mortgage loans, the amount of the prepayment charge will generally be equal to ___ months’ advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of __% of the original principal balance of the mortgage loan for a period of five years and one year, respectively. The _____________ will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the Certificates. The Master Servicer may, in its discretion, waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

The average principal balance of the mortgage loans at origination was approximately $______. No mortgage loan had a principal balance at origination of greater than approximately $_______ or less than approximately $______. The average principal balance of the mortgage loans as of the Cut-off Date was approximately $______. No mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $_______ or less than approximately $______.

As of the Cut-off Date, the mortgage loans had mortgage rates ranging from approximately _____% per annum to approximately ______% per annum and the weighted average mortgage rate was approximately _____% per annum. The weighted average remaining term to stated maturity of the mortgage loans will be approximately __ years and __ months as of the Cut-off Date. None of the mortgage loans will have a first Due Date prior to ________ ____ or after _________ ____, or will have a remaining term to maturity of less than __ years and __ months or greater than __ years as of the Cut-off Date. The latest maturity date of any mortgage loan is ________ ____.

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately ______%. No loan-to-value ratio at origination was greater than approximately _____% or less than approximately ____%.

[As of the Cut-off date, not more than [ ]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent two times during the twelve months preceding the Cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent two times during the twelve months preceding the cut-off date.][No mortgage loan will be more than 30 days delinquent as of the Cut-off Date.] A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

[If the issuing entity contains mortgage securities, the mortgage securities will be specifically identified by reference to the transaction(s) pursuant to which such mortgage securities were issued, the percentage interest represented by such mortgage securities and the characteristics of such mortgage securities will be described in detail. In addition, the assets underlying the mortgage securities will be described in detail.]

The mortgage loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Originator Concentrations in the Mortgage Properties

Originator	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio

Total

Servicer Concentrations in the Mortgage Properties

Servicer	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio

Total

Principal Balances of the Mortgage Loans at Origination
Original Range ($) Principal Balance	Number of Loans	% of Aggregate Original Principal Balance	% of Aggregate Principal Balance

Total

Principal Balances of the Mortgage Loans as of the Cut-off Date
As of Range Cut-off Date	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Original Loan-to-Value Ratios of the Mortgage Loans
Loan-to-Value Ratio (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

____________
References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien mortgage loans.

Geographic Distribution of the Mortgaged Properties
Location	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Mortgaged Property Types of the Mortgage Loans
Property Type	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Mortgaged Property Occupancy Status of the Mortgage Loans
Occupancy Status	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total
The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application

Purpose of the Mortgage Loans
Loan Purpose	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Loan Programs of the Mortgage Loans
Loan Program	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Risk Categories of the____________ Mortgage Loans
Risk Categories	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Delinquency and Loss Information

[[No] Mortgage Loan is currently more than 30 days delinquent and [no] Mortgage Loan has been 30 or more days delinquent since origination.]

[The following tables set forth the historical delinquency experience of the Mortgage Loans. The historical delinquency information is based on the delinquency of each mortgage loan over a period equal to the lesser of (1) the time since the origination of the mortgage loan, (2) the past three years or (3) the period for which information is known or reasonably available to the Depositor. The loans are categorized in the tables below based on the longest period of delinquency during the period on which the table is based. None of the loans will have been delinquent 120 days or more, during the period on which the table is based.]

Historical Delinquency of the Mortgage Loans Since Origination

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Never Delinquent	[__]	$[__]	[__]%	$[__]	[__]%	[__]%	[__]%	[__]
30-59 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
60-89 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
90-119 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
Total	[__]	$[__]	100.00%	$[__]	[__]%	[__]%	[__]%	[__]

Historical Delinquency of the Mortgage Loans as of the Cut-off Date

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Current	[__]	$[__]	[__]%	$[__]	[__]%	[__]%	[__]%	[__]
30-59 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
60-89 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
90-119 Days	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
Total	[__]	$[__]	100.00%	$[__]	[__]%	[__]%	[__]%	[__]

[Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account]

[The trustee, on behalf of the Issuing Entity, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, [fixed][adjustable] rate mortgage loans secured by first liens on residential mortgage properties. The subsequent mortgage loans will be transferred to the trustee, on behalf of the Issuing Entity, pursuant to subsequent transfer instruments between the depositor and the trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date. In connection with the purchase of subsequent mortgage loans on such Subsequent Transfer Dates, the trustee, on behalf of the Issuing Entity, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent mortgage loans. Accrued interest on the subsequent mortgage loans will be retained by the depositor. Following the related Subsequent Transfer Date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so purchased and transferred to the issuing entity and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the Issuing Entity will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the mortgage loans in the issuing entity will change upon the acquisition of related subsequent mortgage loans. It is expected that approximately $[____] in subsequent mortgage loans, which have been identified by the depositor, will be transferred to the Issuing Entity within ninety days of the Closing Date.]

[Any conveyance of subsequent mortgage loans on during the Pre-Funding Period is subject to certain conditions including, but not limited to each such subsequent mortgage loan satisfying the representations and warranties specified in the related Subsequent Transfer Instrument. The Depositor may not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the Certificateholders, and must therefore acquire the mortgage loans under the same criteria as the mortgage loans in the current pool were acquired. Any addition of subsequent mortgage loans to the asset pool will be reported on Form 8-K to notify Certificateholders and investors of the change.]

[The pre-funding account will be established to provide the trustee, on behalf of the Issuing Entity, with sufficient funds to purchase subsequent mortgage loans. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent mortgage loans in accordance with the Pooling and Servicing Agreement. Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Pooling and Servicing Agreement.]

[To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [______ __, 20__], the holders of the offered certificates will receive on the distribution date immediately following [______ __, 20__], the Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

[Any such amount transferred to the certificate account will be included in Principal Funds for payment to the classes of certificates.]

[Interest Coverage Account]

[On the Closing Date and if required pursuant to the Pooling and Servicing Agreement, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the pre-funding account for the purchase by the Issuing Entity of subsequent mortgage loans after the Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Pooling and Servicing Agreement. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.]

Mortgage Loan Origination

General

Approximately [__]% of the mortgage loans in the aggregate were originated by [Name of Originator], [_____________], referred to herein as [Name of Originator]. All of the mortgage loans originated by [Name of Originator] will be serviced by [Name of Servicer]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

[Name of Originator]

[Name of Originator] has been an originator of mortgage loans since _______, ____ and has originated Mortgage Loans of the type backing the certificates offered hereby since ____. [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

[The following table describes the size, composition and growth of [Name of Originator]’s total residential mortgage loan production over the past three years and recent stub-period.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

Approximately [__]% of the mortgage loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to [Name of Originator], which are referred to herein as the Underwriting Standards. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.

Underwriting Standards

All of the mortgage loans were originated by the Sponsor, generally in accordance with the underwriting criteria specified in the prospectus, except as described in this prospectus supplement.

____% and ____% of the mortgage loans were underwritten pursuant to, or in accordance with, the standards of Impac Funding’s Progressive Series Program or Progressive Express(TM) Program, respectively, each of which is described below.

The Progressive Series Program

General.

The underwriting guidelines utilized in the Progressive Series Program, as developed by Impac Funding, are intended to assess the borrower’s ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Progressive Series Program is designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Progressive Series Program consists of six mortgage loan programs. Each program has different credit criteria, reserve requirements, qualifying ratios and Loan-to-Value Ratio restrictions. Series I is designed for credit history and income requirements typical of “A” credit borrowers. In the event a borrower does not fit the Series I criteria, the borrower’s mortgage loan is placed into either Series II, III, III+, IV, V or VI, depending on which series’ mortgage loan parameters meets the borrower’s unique credit profile. Series II, III, III+, IV, V or VI allow for less restrictive standards because of certain compensating or offsetting factors such as a lower Loan-to-Value Ratio, verified liquid assets, job stability, pride of ownership and, in the case of refinance mortgage loans, length of time owning the mortgaged property. The philosophy of the Progressive Series Program is that no single borrower characteristic should automatically determine whether an application for a mortgage loan should be approved or disapproved. Lending decisions are based on a risk analysis assessment after the review of the entire mortgage loan file. Each mortgage loan is individually underwritten with emphasis placed on the overall quality of the mortgage loan. The Progressive Series I Program utilizes an average annual salary to calculate the debt service-to- income ratio. Salaried borrowers are evaluated based on a 12 month salary history, and self-employed and commission borrowers are evaluated on a 24 month basis. The debt service-to-income ratio for Series I borrowers is required to be within the range of 36% to 50%. The Progressive Series II, III, III+, IV, V and VI Program borrowers are required to have debt service-to-income ratios within the range of 45% to 60% calculated on the basis of monthly income and depending on the Loan-to-Value Ratio of the mortgage loan.

Under the Progressive Series Program, Impac Funding underwrites one- to four-family mortgage loans with Loan-to-Value Ratios at origination of up to 95%, depending on, among other things, a borrower’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders other than Impac Funding at origination; however, the combined Loan-to-Value Ratio (“CLTV”) generally may not exceed 95% for mortgage loan amounts up to $400,000 and 90% for mortgage loan amounts above $400,000. In certain circumstances, Impac Funding may allow second lien financing with CLTVs of up to 100%. The mortgage loans in the Progressive Series Program generally bear rates of interest that are greater than those which are originated in accordance with FHLMC and FNMA standards. In general, the maximum amount for mortgage loans originated under the Progressive Series Program is $750,000; however, Impac Funding may approve mortgage loans in excess of such amount on a case-by-case basis.

All of the mortgage loans originated under the Progressive Series I, II and III Programs are underwritten either by employees of Impac Funding or by contracted mortgage insurance companies or delegated conduit sellers. Generally all of the mortgage loans originated under the Series III+, IV, V and VI Programs are underwritten by employees of Impac Funding. Substantially all of the Series I Program mortgage loans and all of the Series II and III Program mortgage loans with Loan-to-Value Ratios at origination in excess of 80% are insured by a Primary Insurance Policy. None of the Series III+ Program Mortgage Loans with Loan-to- Value Ratios at origination in excess of 80% will be insured by a Primary Insurance Policy. In general, all Series IV, V and VI Program Mortgage Loans have Loan-to-Value Ratios at origination which are less than or equal to 85% and do not require a Primary Insurance Policy. Impac Funding receives verbal verification from Impac Funding’s conduit seller of employment prior to funding or acquiring each Progressive Series Program mortgage loan.

Full/Alternative Documentation and Reduced Documentation Progressive Series Programs.

Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. Impac Funding requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

The Progressive Series Program allows for approval of an application pursuant to the (a) Full/Alternative Documentation Program, or (b) the Limited Documentation Program, the Lite Documentation Program, the “No Ratio” Program or the “No Income, No Assets” Program (any of the foregoing, a “Reduced Documentation Program”). The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (FNMA Form 1003 or FHLMC Form 65), (ii) Statement of Assets and Liabilities (FNMA Form 1003A or FHLMC 65A), (iii) Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the Loan-to-Value Ratio and borrower’s income, and (vi) a Uniform Residential Appraisal Report (FNMA Form 1004 or FHLMC Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent three months personal bank statements for verification of liquid assets. In addition, self-employed borrowers must provide federal tax returns for the previous two to three years, including K-l’s, federal business tax returns for two years, year-to-date financial statements, a business credit report (for corporations) and a signed IRS Form 4506 (Request for Copy of Tax Returns).

Under the Limited Documentation Program, which is available to borrowers in every Progressive Series Program, Impac Funding obtains from prospective borrowers either a verification of deposits or bank statements for the most recent two-month period preceding the mortgage loan application. In addition, the Lite Documentation Program is available to Series III+, Series IV, Series V and Series VI self-employed borrowers where the previous 12 months bank statements are utilized in lieu of tax returns. Under these programs the borrower provides income information on the mortgage loan application, and the debt service- to-income ratio is calculated. However, income is not verified. Permitted maximum Loan-to-Value Ratios (including secondary financing) under the Limited Documentation and Lite Documentation Programs generally are limited.

Under all Progressive Series Programs, Impac Funding or the conduit seller verbally verifies the borrower’s employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Mortgage loans having a Loan-to-Value Ratio at origination in excess of 80% for Series I, II and III and mortgage loans on mortgaged property used as a second or vacation home by the prospective borrowers are not eligible for a Reduced Documentation Program. In general, the maximum loan amount for mortgage loans underwritten in accordance with Series I, II and III Reduced Documentation Program is $750,000 for purchase transactions and rate-term transactions and a maximum loan amount of $650,000 for cash out refinance transactions. The maximum loan amount for mortgage loans underwritten in accordance with Series III+, IV, V and VI Reduced Documentation Program is $450,000, however, exceptions are granted on a case- by-case basis. Secondary financing is allowed in the origination of the Limited Documentation Program but must meet the CLTV requirements described above and certain other requirements for subordinate financing. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

Credit History.

The Progressive Series Program defines an acceptable credit history in each of the Series I, II and III Programs. The Series I Program defines an acceptable credit history as a borrower who has “A” credit, meaning a minimum of four trade accounts, with 24 months credit history, no 30-day delinquent mortgage payments in the last 24 months, and a maximum of two 30-day delinquent payments on any installment credit account within the past 24 months. No bankruptcies or foreclosures are allowed in the past 24 months. No judgments, suits, liens, collections or charge-offs are allowed within the past 24 months.

With respect to the Series II Program, a borrower must have a minimum of four trade accounts with no late mortgage payments for the past 12 months and may have one 30-day delinquent mortgage payment within the past 13th through 24th months. A borrower may not have more than three 30-day delinquent payments on any revolving credit account and a maximum of three 30-day delinquent payments within the past 24 months on any installment credit account. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 24 months.

With respect to the Series III Program, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months and may have no more than three 30-day delinquent mortgage payments within the past 13th through 24th months. The borrower may not have more than three 30-day delinquent payments and one 60-day delinquent payment on revolving debt in the last 24 months and may not have more than three 30-day delinquent and one 60-day delinquent payment on any installment credit account in the past 24 months. Any open judgment, suit, lien, collection or charge-off generally are paid prior to or at closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. No late mortgage payments are permitted on equity take-out refinances under the Limited Documentation Program offered under the Progressive Series Program.

With respect to the Series III+ Program, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. The borrower may not have more than two 30-day delinquent payments and one 60-day delinquent payment on revolving debt in the last 12 months and may not have more than two 30-day delinquent payments and one 60-day delinquent payment on any installment credit account in the past 12 months. Any open judgments, suits, liens, collections, charge-offs not to exceed $500 generally are paid prior to or at closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 24 months.

With respect to the Series IV Program, a borrower may not have more than four 30-day delinquent mortgage payments or three 30-day delinquent mortgage payments and one 60-day delinquent mortgage payment within the past 12 months. The borrower may not have more than four 30-day delinquent payments or two 60-day delinquent payments or one 90-day delinquent payment on revolving debt in the last 12 months and may not have more than four 30-day delinquent payments or two 60-day delinquent payments or one 90- day delinquent payment on any installment credit account in the past 12 months. Any open judgments, suits, liens, collections, charge-offs not to exceed $1,000 generally are paid prior to or at closing. Bankruptcies must be at least 18 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 18 months.

With respect to the Series V Program, a borrower may not have more than five 30-day delinquent mortgage payments or two 60-day delinquent mortgage payments and one 90-day delinquent mortgage payment within the past 12 months. The borrower may not have more than six 30-day delinquent payments or three 60-day delinquent payments or two 90-day delinquent payments on revolving debt in the last 12 months and may not have more than six 30-day delinquent payments or three 60-day delinquent payments or two 90-day delinquent payments on any installment credit account in the past 12 months. Any open judgments, suits, liens, collections, charge-offs not to exceed $4,000 generally are paid prior to or at closing. Bankruptcies must be at least 12 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 12 months.

With respect to the Series VI program, a borrower may not have more than one 90-day delinquent mortgage payment within the past 12 months. For both revolving and installment debt, the borrower is sporadic in some or all areas with a general disregard for timely payment or credit standing. Any open judgements, suits, liens, collections, charge-offs, generally are paid prior to or at closing. Bankruptcies must be at least 6 months old. Foreclosures are not allowed in the past 6 months.

Quality Control.

Impac Funding generally performs a pre-funding audit on each Progressive Series Program mortgage loan. This audit includes a review for compliance with Progressive Series Program parameters and accuracy of the legal documents. Impac Funding performs a quality control review on a minimum of 25% of the mortgage loans originated or acquired under the Progressive Series Program for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

Appraisals.

Impac Funding does not publish an approved appraiser list for the conduit seller. Conduit sellers may select any appraiser of choice, regardless of the LTV of the related loan, from the seller’s approved appraiser list. At the discretion of the underwriter a full appraisal or enhanced desk review appraisal, or a field review appraisal may be required.

The sponsor is responsible for maintaining an approved appraiser list with appraisers meeting the following requirements:

•	be a state licensed or certified appraiser;

•
meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989, regardless of whether the sponsor is subject to those regulations;

•	be experienced in the appraisal of properties similar to the type being appraised;

•	be actively engaged in appraisal work; and

•	subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

One full appraisal is required on each loan, however, an enhanced desk review is also required when the loan amount is between $350,000 and $500,000; the Loan-to-Value Ratio is over 90%; or the property has multiple units and the Loan-to-Value Ratio is equal to or greater than 80%; the property is unique; or the property exceeds 10 acres. An enhanced field review is also required when the loan amount is above $500,000.

Variations.

Impac Funding uses the foregoing parameters as guidelines only. On a case-by-case basis, Impac Funding may determine that the prospective mortgagor warrants an exception outside the standard Progressive Series Program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including (i) the prospective mortgagor has demonstrated an ability to save and devote a greater portion of income to basic housing needs; (ii) the prospective mortgagor may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market; (iii) the prospective mortgagor has demonstrated an ability to maintain a debt free position; (iv) the prospective mortgagor may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and (v) the prospective mortgagor’s net worth is substantial enough to suggest that repayment of the loan is within the prospective mortgagor’s ability.

The Progressive Express ™ Program

General.

In July 1996, Impac Funding developed an additional Series to the Progressive Program, the “Progressive Express(TM) Program”. The concept of the Progressive Express(TM) Program is to underwrite the loan focusing on the borrower’s Credit Score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgage property as collateral for the loan. The Credit Score is an electronic evaluation of past and present credit accounts on the borrower’s credit bureau report. This includes all reported accounts as well as public records and inquiries. The Progressive Express(TM) Program offers six levels of mortgage loan programs. The Progressive Express(TM) Program has a minimum Credit Score that must be met by the borrower’s primary wage earner and does not allow for exceptions to the Credit Score requirement. The Credit Score requirement is as follows: Progressive Express(TM) I above 680, Progressive Express(TM) II 680-620, Progressive Express(TM) III 619-601, Progressive Express(TM) IV 600-581, Progressive Express(TM) V 580-551, and Progressive Express(TM) VI 550-500. Each Progressive Express(TM) program has different Credit Score requirements, credit criteria, reserve requirements, and Loan-to-Value Ratio restrictions. Progressive Express(TM) I is designed for credit history and income requirements typical of “A+” credit borrowers. In the event a borrower does not fit the Progressive Express(TM) I criteria, the borrower’s mortgage loan is placed into either Progressive Express(TM) II, III, IV, V, or VI, depending on which series’ mortgage loan parameters meets the borrower unique credit profile.

All of the mortgage loans originated under the Progressive Express(TM) program are underwritten either by employees of Impac Funding or by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express(TM) Program, Impac Funding underwrites single family dwellings with Loan-to- Value Ratios at origination of up to 95%. In order for the property to be eligible for the Progressive Express(TM) Program, it must be a single family residence (1 unit only), condominium, and/or planned unit development (PUD). Progressive Express(TM) Programs I through IV loans with Loan-to-Value Ratios at origination in excess of 80% are insured by Radian. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a Loan-to-Value Ratio between 80.01% and 85.00% requires 25% coverage, and a Loan-to-Value Ratio between 85.01% and 95.00% requires 30% coverage. If the borrower does not make such election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by Radian to Impac Funding providing coverage in the amount of 22% for a mortgage loan with a Loan-to-Value Ratio between 80.01% and 89.99% and of 30% for a mortgage loan with a Loan-to-Value Ratio between 90% and 95%.

Each borrower completes a Progressive Express(TM) Doc loan application or a Residential Loan Application (Fannie Mae 1003 or FHLMC Form 65). The borrower must disclose employment and assets on the application, however, there is no verification of the information. The conduit seller obtains a verbal verification of employment on each borrower. At the signing of loan documents, each such borrower executes a “Borrower’s Certification” certifying the following:

•	loan terms stated on the Progressive Express(TM) Application and/or Residential Loan Application for the loan are true, accurate, and complete;

•	borrower intends to occupy the property;

•
if the property is a condominium, attached planned unit development (PUD), attached townhouse/rowhouse or the loan is securing a second home funds used to close the loan are not a gift and are from the Borrower’s own funds;

•	borrower has four months reserves available after closing, exclusive of cash-out proceeds (for Progressive Express(TM) V and VI the reserve requirement is not applicable);

•	borrower and co-borrower, if applicable, are currently employed as stated on the loan application; and

•	the transaction is an arms length transaction.

Impac Funding uses the foregoing parameters as guidelines only. Sellers may include certain provisions in the note that Impac Funding may not enforce, particularly, when a fixed rate loan provides in the addendum to the note for a prepayment penalty. Full documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval under the Progressive Product Line.

Credit History.

The Progressive Express(TM) Program defines an acceptable credit history in each of the programs I through VI. Progressive Express(TM) I defines an acceptable credit history as a borrower who has “A+” credit, meaning a minimum of four trade accounts, no 30-day delinquent mortgage payments in the past 24 months, and a maximum of two 30-day delinquent payments on any revolving credit accounts within the past 24 months and one 30-day delinquent payment on any installment credit accounts within the past 24 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re- established a satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs are allowed within the past 24 months.

With respect to Progressive Express(TM) II, a borrower must have a minimum of four trade accounts, no late mortgage payments for the past 12 months, and a maximum of two 30-day or no 60-day delinquent payments on any revolving credit accounts and a maximum of one 30-day or no 60-day delinquent payments on any installment credit accounts in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 3 years. Judgments, suits, liens, collections or charge-offs must be paid prior to closing. Tax liens are not allowed within the last 24 months.

With respect to Progressive Express(TM) III, a borrower must have a minimum of four trade accounts, no late mortgage payments for the past 12 months and may have one 30-day late mortgage payment within the past 13 and 24 months. A borrower may not have more than a maximum of three 30-day delinquent payments on any revolving credit accounts or installment credit accounts in the past 24 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 3 years. Judgments, suits, liens, collections or charge-offs must be paid prior to closing. Tax liens are not allowed within the last 24 months.

With respect to Progressive Express(TM) IV, a borrower must have a minimum of four trade accounts, no more than two 30-day late mortgage payments for the past 12 months or three 30-day late mortgage payments in the past 24 months. A borrower may not have more than a maximum of three 30-day or one 60-day delinquent payments on any revolving credit accounts or installment credit accounts in the past 24 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 3 years. Judgments, suits, liens, collections or charge-offs and must be paid prior to closing. Tax liens are not allowed within the last 24 months.

With respect to Progressive Express(TM) V, a borrower must have a minimum of 3 trade accounts, no more than two 30-day late mortgage payments in the past 12 months. A borrower may not have more than a maximum of two 30-day or one 60-day delinquent payments on any revolving credit accounts or installment credit accounts in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 24 months. Judgments, suits, liens, collections or charge-offs, may not exceed $500, and must be paid at closing. Tax liens are not allowed within the last 12 months.

With respect to Progressive Express(TM) VI, a borrower must have a minimum of 3 trade accounts, no more than four 30-day or three 30-day and one 60-day late mortgage payments in the past 12 months. A borrower may not have more than a maximum of four 30-day or two 60-day or one 90-day delinquent payments on any revolving credit accounts or installment credit accounts in the past 12 months. All bankruptcies must be at least 18 months old and fully discharged. Foreclosures are not allowed in the past 18 months. Judgments, suits, liens, collections or charge-offs, may not exceed $1,000, and must be paid at closing. Tax liens are not allowed within the last 12 months.

Quality Control.

Impac Funding generally performs a pre-funding audit on each Progressive Express(TM) Program mortgage loan. This audit includes a review for compliance with Progressive Express(TM) Program parameters and accuracy of the legal documents. Impac Funding performs a quality control review on a minimum of 25% of the mortgage loans originated or acquired under the Progressive Express(TM) Program for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

Appraisals.

Impac Funding does not publish an approved appraiser list for the conduit seller. Conduit sellers may select any appraiser of choice, regardless of the LTV of the related mortgage loan, from the seller’s approved appraiser list. At the discretion of the underwriter a full appraisal or enhanced desk review appraisal, or a field review appraisal may be required.

The sponsor is responsible for maintaining an approved appraiser list with appraisers meeting the following requirements:

•	be a state licensed or certified appraiser;

•
meet the independent appraiser requirements for staff appraisers, or, if appropriate, fee appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision consistent with their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989, regardless of whether the sponsor is subject to those regulations;

•	be experienced in the appraisal of properties similar to the type being appraised;

•	be actively engaged in appraisal work; and

•	subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

One full appraisal is required on each loan, however, an enhanced desk review is also required when the loan amount is between $350,000 and $500,000; the Loan-to-Value Ratio is over 90%; the property has multiple units and the Loan-to-Value Ratio is equal to or greater than 80%. An enhanced field review is required when the loan amount is above $500,000.

Impac Funding commenced acquiring mortgage loans underwritten pursuant to the Progressive Series Program in November 1995 and pursuant to the Progressive Express(TM) Program in late 1996. Accordingly, Impac Funding has limited historical delinquency or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the mortgage loans underwritten pursuant to the Progressive Series Program and the Progressive Express(TM) Program. It is contemplated that all of the Progressive Series Program and Progressive Express(TM) Program mortgage loans originated or acquired by Impac Funding will also be underwritten with a view toward the resale thereof in the secondary mortgage market.

Variations.

Impac Funding uses the foregoing parameters as guidelines only. On a case-by-case basis, Impac Funding may determine that the prospective mortgagor warrants an exception outside the standard Progressive Express(TM) Program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including instances where the prospective mortgagor:

•	has demonstrated an ability to save and devote a greater portion of income to basic housing needs;

•	may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market;

•	has demonstrated an ability to maintain a debt free position;

•	may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and

•	has net worth substantial enough to suggest that repayment of the loan is within the prospective mortgagor’s ability.

In addition, see “The Mortgage Pools—Underwriting Standards” in the Prospectus.

[Description of differences with prospectus description under the heading “Underwriting Standards”].

Representations and Warranties

In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the Closing Date;

(2) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics’ lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

(3) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

(4) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(5) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(6) A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(7) As of the Closing Date there is no material monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

(8) Neither the Sponsor nor any prior holder of any Mortgage has impaired, waived, altered or modified the Mortgage or Mortgage Notes in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan or the Bonds, and which has been delivered to the Trustee); satisfied, canceled or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation or satisfaction with respect thereto; and

(9) At the time of origination, if required, each Mortgaged Property was the subject of an appraisal which conforms to the underwriting requirements of the related originator; the Mortgage File contains an appraisal of the applicable Mortgaged Property.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Bondholders or the Certificateholders, as applicable, or of the Depositor in any of the mortgage loans, the Sponsor shall, within 90 days from the date of its discovery or receipt of notice thereof, cure such breach or repurchase event in all material respects or shall either (i) repurchase such Mortgage Loan from the Issuing Entity at the repurchase price, or (ii) substitute one or more Eligible Substitute Mortgage Loans for such Mortgage Loan, in each case in the manner and subject to the conditions set forth in Mortgage Loan Purchase Agreement. The obligations of the Sponsor to cure, repurchase or substitute shall constitute the sole and exclusive remedy respecting a breach of such representations and warranties available to the Depositor, the Issuing Entity, the Certificateholders and the Bondholders against the sponsor.

Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. Prior to the issuance of the Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. In no event, however, will more than 5% (by principal balance at the Cut- off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in the related prospectus supplement.

If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a current report on Form 8-K.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at __________________________. The Sponsor does not have any material static pool information with respect to any mortgage loans of the same type as those included in the issuing entity originated by it prior to January 1, 2006, because all or substantially all of these mortgage loans originated by the Sponsor prior to that time were sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense. With respect to any of these mortgage loans originated by the Sponsor on or after January 1, 2006, the static pool information provided does not include any information with respect to any mortgage loan which was sold on a servicing released basis, except to the extent the purchaser of that loan or another third-party has agreed to provide that information back to the Sponsor and has actually provided it to the Sponsor with indemnification.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable), any period before January 1, 2006.

YIELD ON THE CERTIFICATES

Delay in Distributions on the Offered Certificates

The effective yield to holders of the offered certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because (1) on the first distribution date one month’s interest is payable even though __ days will have elapsed from the date on which interest begins to accrue, (2) on each succeeding distribution date the interest payable is the interest accrued during the month preceding the month of the distribution date, which ends __ days prior to the distribution date and (3) during each Interest Accrual Period (other than the first Interest Accrual Period), interest accrues on a Certificate Principal Balance or Notional Amount that is less than the Certificate Principal Balance or Notional Amount of the class actually outstanding for the first __ days of this Interest Accrual Period.

Shortfalls in Collections of Interest

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of the Mortgage Loans—Soldiers’ and Sailors’ Civil Relief Act of 1940” in the prospectus. The Master Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans master serviced by it, but only to the extent of its aggregate Servicing Fee for the related Due Period. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting Prepayment Interest Shortfall exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this prospectus supplement under “Description of the Certificates—Interest Distributions”.

General Prepayment Considerations

The rate of principal payments on each class of offered certificates (other than the Class XS Certificates), the aggregate amount of distributions on each class of offered certificates and the yield to maturity of each class of offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the Sponsor, the Originator or the Master Servicer, as the case may be). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. All of the mortgage loans contain due-on-sale clauses. As described under “Description of the Certificates—Principal Distributions on the Senior Certificates” in this prospectus supplement, prior to the distribution date in ________ ____, all principal prepayments on the mortgage loans will be allocated to the Senior Certificates (other than the Class XS Certificates). Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the Senior Prepayment Percentage may continue to be disproportionately large (relative to the Senior Percentage) and the percentage of principal prepayments payable to the Subordinate Certificates may continue to be disproportionately small.

Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of offered certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of any class of offered certificates (other than the Class XS Certificates) may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the offered certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield to maturity on the Class XS Certificates will be extremely sensitive to prepayments on the mortgage loans generally, and most sensitive to prepayments on mortgage loans with relatively high mortgage rates. See “—Yield Sensitivity of the Class XS Certificates” in this prospectus supplement.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

Because principal distributions are paid to some classes of offered certificates before other classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses (because the offered certificates will represent an increasing percentage interest in the issuing entity during the period prior to the commencement of distributions of principal thereon) than holders of classes having earlier priorities for distribution of principal. In particular with respect to the Lockout Certificates, as described under “Description of the Certificates—Principal Distributions on the Senior Certificates” in this prospectus supplement, during some periods, no principal payments or a disproportionately small portion of the Senior Principal Distribution Amount will be distributed on the Lockout Certificates, and during other periods, a disproportionately large portion of the Senior Principal Distribution Amount will be distributed on the Lockout Certificates. Unless the Certificate Principal Balances of the Class A Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the distribution date in ________ ____.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available. See “The Mortgage Pool—Underwriting Standards; Representations” in this prospectus supplement.

Market Interest Rate and Subordination Yield Considerations

Because the mortgage rates on the mortgage loans and the Pass-Through Rates on the offered certificates (other than the Class XS Certificates) are fixed, these rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yields for securities similar to these offered certificates were to rise, the market value of these offered certificates may decline.

As described under“Description of the Certificates—Allocation of Losses; Subordination”, amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by P&I Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a higher numerical class designation may be made available to protect the holders of Subordinate Certificates with a lower numerical class designation against interruptions in distributions. Delinquencies may affect the yield to investors on the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Subordinate Certificates. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of the Subordinate Certificates if it delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the Senior Prepayment Percentage to [100]% or triggers a lockout of one or more classes of Subordinate Certificates from distributions of portions of the Subordinate Principal Distribution Amount. See “Description of the Certificates—Principal Distributions on the Senior Certificates” and “—Principal Distributions on the Subordinate Certificates” in this prospectus supplement.

Weighted Average Life

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the offered certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

Except as otherwise described under “Description of the Certificates—Principal Distributions on the Senior Certificates” in this prospectus supplement, distributions of principal will be made to the classes of Class A Certificates according to the priorities described in this prospectus supplement, rather than on a pro rata basis among the Class A Certificates, unless the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero. The timing of commencement of principal distributions and the weighted average life of each class of Class A Certificates will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on each class of Class A Certificates. Moreover, because the Lockout Certificates do not receive (unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero) any portion of principal payments prior to the distribution date occurring in ________ ____ and thereafter will receive (unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero) a disproportionately small or large portion of principal payments, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of Class A Certificates entitled to principal distributions.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Prepayment Assumption No representation is made that the mortgage loans in the mortgage pool will prepay at the above-described rates or any other rate. CPR refers to the Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

The tables following the next paragraph indicate the percentage of the initial Certificate Principal Balance of the indicated classes of Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life of the indicated class of Certificates. The table is based on the following modeling assumptions (the “Structuring Assumptions”):

(1)  the mortgage pool consists of ____ mortgage loans with the characteristics set forth in the table below,

(2)  distributions on the indicated Certificates are received, in cash, on the ___ day of each month, commencing in ________ ____,

(3)  the mortgage loans prepay at the constant percentages of the Prepayment Assumption indicated,

(4)  no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred,

(5)  none of the depositor, the Sponsor, the Originator, the Master Servicer or any other person purchases from the issuing entity any mortgage loan pursuant to any obligation or option under the Agreement (except as indicated in footnote (2) in the tables),

(6)  scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in ________ ____, and are computed prior to giving effect to any prepayments received in the prior month,

(7)  prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in _______ ____, and include 30 days’ interest,

(8)  the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining term to maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity,

(9)  the Certificates are purchased on _______ __, ____ and

(10)  the Servicing Fee Rate is ____% per annum and the Trustee’s Fee Rate is _____% per annum.

ASSUMED MORTGAGE LOAN CHARACTERISTICS

PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	MORTGAGE RATE	ORIGINAL TERM TO MATURITY (MONTHS)	REMAINING TERM TO MATURITY (MONTHS)
$	%
$	%
$	%
$	%

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the table below. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balances outstanding (and the weighted average lives) of the classes of Certificates set forth in the table. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the table below, the classes of Certificates set forth below may mature earlier or later than indicated by the table below. Based on the foregoing Structuring Assumptions, the table below indicates the weighted average life of each class of the Class A Certificates and the Subordinate Certificates and sets forth the percentage of the initial Certificate Principal Balance of each of these Certificates that would be outstanding after each of the dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the issuing entity. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balance (and weighted average lives) shown in the following table. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption

DISTRIBUTION DATE	CLASS A-1 CERTIFICATES	CLASS A-2 CERTIFICATES	CLASS A-3 CERTIFICATES	CLASS A-4 CERTIFICATES	CLASS A-5 CERTIFICATES	CLASS A-6 CERTIFICATES	Subordinate Certificates

	0%	25%	50%	75%	100%	125%	150%
Weighted Average Life in Years(1)
Weighted Average Life in Years(2)

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the Master Servicer exercises its option to purchase the mortgage loans. See “Pooling and Servicing Agreement-- Termination” in this prospectus supplement.

There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the Prepayment Assumption indicated in the table above or to any other level, or that the actual weighted average life of any class of Certificates will conform to any of the weighted average lives set forth in the table above. Furthermore, the information contained in the table with respect to the weighted average life of each specified class of Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Class XS Certificates

The yield to maturity of the Class XS Certificates will be extremely sensitive to the prepayment, repurchase and default experience on the mortgage loans, which may fluctuate significantly from time to time. A rapid rate of principal payments on the mortgage loans will have a materially negative effect on the yield to maturity of the Class XS Certificates, and principal prepayments on mortgage loans with higher mortgage rates will have a greater negative impact on the yield to maturity of the Class XS Certificates than principal prepayments on mortgage loans with lower mortgage rates. There can be no assurance that the mortgage loans will prepay at any particular rate. Prospective investors in the Class XS Certificates should fully consider the associated risks, including the risk that they may not fully recover their initial investment.

The following table indicates the sensitivity of the yield of the Class XS Certificates to various rates of prepayment on the mortgage loans and the corresponding pre-tax yield on a corporate bond equivalent basis. The table set forth below has been prepared based on the modeling assumptions.

Pre-Tax Yield to Maturity on the Class XS Certificates at Various Percentages of the Prepayment Assumption

Assumed Aggregate Purchase Price Percentages Of The Prepayment Assumption
0%	25%	50%	75%	100%	125%	150%

On the basis of a constant prepayment rate of approximately ___% of the Prepayment Assumption and the purchase price assumed above, the yield to maturity of the Class XS Certificates would be approximately __%. If the actual prepayment rate were to exceed this rate, initial investors in the Class XS Certificates would not fully recover their initial investment.

The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XS Certificates, would cause the discounted present value of these assumed stream of cash flows to equal the assumed purchase price of the Class XS Certificates, and by converting the monthly rates to corporate bond equivalent rates. This calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) on the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XS Certificates and consequently does not purport to reflect the return on any investment in the Class XS Certificates when the reinvestment rates are considered.

The characteristics of the mortgage loans will differ from those assumed in preparing the table above. There can be no assurance that the cash flows on the Class XS Certificates will correspond to those used to determine the pre-tax yields shown above or that the aggregate purchase price of the Class XS Certificates will be as assumed. It is unlikely that any mortgage loan will prepay at the specified percentages of the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. The portion of interest payments on the mortgage loans distributable to the Class XS Certificates will vary from mortgage loan to mortgage loan, and will be greater with respect to mortgage loans with higher mortgage rates. Accordingly, the yield on the Class XS Certificates will be lower than indicated in the applicable table above with respect to any particular average prepayment rate if mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates, assuming no variation in mortgage loan principal balance. Moreover, the variable Pass-Through Rate on the Class XS Certificates will generally decrease as the Certificate Principal Balances of Class A Certificates with lower fixed Pass-Through Rates decline. There can be no assurance that the mortgage loans will prepay at any of the rates shown in the table or at any other particular rate, or that mortgage loans with relatively high mortgage rates will prepay at the same rate as the mortgage loans generally. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class XS Certificates.

Yield Sensitivity of the Subordinate Certificates

If the Certificate Principal Balances of the Class B-6 Certificates, Class B-5 Certificates, Class B-4 Certificates, Class B-3 Certificates and Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-1 Certificates. If the Certificate Principal Balances of the Class B-6 Certificates, Class B-5 Certificates, Class B-4 Certificates and Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-2 Certificates. If the Certificate Principal Balances of the Class B-6 Certificates, Class B-5 Certificates and Class B-4 Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-3 Certificates. The initial undivided interest in the issuing entity evidenced by the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates is approximately ____%, approximately ____%, approximately ____%, approximately ____%, approximately ____% and approximately ____%, respectively. Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Additional Yield Considerations Applicable Solely to the Residual Certificates

The certificateholders’ after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates during the early years of the REMIC’s term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

The Residual Certificateholders are encouraged to consult their own tax advisors as to the effect of taxes and the receipt of any payments made to these holders in connection with the transfer of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

DESCRIPTION OF THE CERTIFICATES

General

The Series ____-___ Certificates will consist of ________ classes of certificates. Only the offered certificates are offered by this prospectus supplement.

The Certificates represent in the aggregate the entire beneficial ownership interest in an issuing entity consisting primarily of a mortgage pool of mortgage loans and an aggregate principal balance as of the Cut- off Date, after application of scheduled payments due whether or not received, of approximately $___________, subject to a permitted variance as described in this prospectus supplement under “The Mortgage Pool”.

Each class of the offered certificates will have the approximate initial Certificate Principal Balance or Notional Amount, as applicable, as set forth on the cover hereof and will have the Pass-Through Rate determined as provided under “Summary—Pass-Through Rate” and “—Interest Distributions” in this prospectus supplement. The Residual Certificates also represent the right to receive additional distributions in respect of the issuing entity on any distribution date after all required payments of principal and interest have been made on this date in respect of the other classes of Certificates, although it is not anticipated that funds will be available for any additional distribution. The Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates have in the aggregate an initial Certificate Principal Balance of approximately $__________ and a fixed Pass-Through Rate for each distribution date of ____% per annum. The Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates, which are not being offered by this prospectus supplement, will be sold by the depositor to _________________________ on the Closing Date.

The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $_____ and integral multiples of $____ in excess thereof. The Class XS Certificates and the Subordinate Certificates will be issued in registered, certificated form, in minimum percentage interests corresponding to initial Certificate Principal Balances or notional amounts, as applicable, of $______ and integral multiples of $_____ in excess thereof, except that one Certificate of each of these classes may be issued evidencing an amount equal to either (1) the sum of an otherwise authorized denomination thereof plus the remainder of the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, for the class or (2) the remainder. The Residual Certificates will be offered in registered, certificated form, in minimum denominations of $___ and integral multiples thereof.

The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates”. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See “—Registration of the Book-Entry Certificates” and “—Definitive Certificates” in this prospectus supplement.

The Class XS Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Residual Certificates and the definitive certificates will be transferable and exchangeable at the offices of the Trustee. The Subordinate Certificates and the Residual Certificates may not be purchased by or transferred to a Plan except upon delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See “—Restrictions on Transfer of the Subordinate Certificates and the Residual Certificates” and “ERISA Considerations” in this prospectus supplement. Transfer of the Residual Certificates will be subject to additional restrictions and transfer of the Residual Certificates to any non-United States person will be prohibited, in each case as described under “Federal Income Tax Consequences—Special Tax Considerations Applicable to Residual Certificates” in this prospectus supplement and under “Federal Income Tax Consequences—REMICs—Tax On Transfers of REMIC Residual Certificates to Certain Organizations” and “—Taxation of Owners of Residual Certificates—Noneconomic REMIC Residual Certificates” in the prospectus. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the Certificates, other than the final distribution on any class of Certificates, will be made on each distribution date by or on behalf of the Trustee to the persons in whose names the Certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholders as it appears in the Certificate Register or (b) upon written request to the Trustee at least five business days prior to the relevant Record Date by any holder of Certificates having an aggregate initial Certificate Principal Balance or Notional Amount, as applicable, that is in excess of the lesser of (1) $5,000,000 or (2) two-thirds of the initial aggregate Certificate Principal Balance or Notional Amount, as applicable, of the class of Certificates, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of the class at the corporate trust office of the Trustee or any other location specified in the notice to certificateholders of the final distribution.

Registration of the Book-Entry Certificates

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. The Trustee will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be CEDE, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trustee to CEDE, as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified Voting Rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of Book-Entry Certificates evidence Voting Rights, authorize divergent action.

The depositor, the Master Servicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Certificates and the depositor is unable to locate a qualified successor, (2) the depositor, at its option, elects to terminate the book-entry system through DTC, or (3) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Voting Rights of the Book-Entry Certificates advise the Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Certificate Owners through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement. definitive certificates will be issued in minimum denominations of $______, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $______ immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

Pass-through Rates

The Pass-Through Rate for each class of Certificates (other than the Class XS Certificates) is ____% per annum. The Pass-Through Rate applicable to the calculation of the Interest Distribution Amount for the Class XS Certificates for any distribution date is the rate per annum expressed as the percentage equivalent of a fraction, the numerator of which is equal to (1) (A) the amount of interest accrued on the mortgage loans for the immediately preceding calendar month at the Net Mortgage Rate minus (B) the aggregate amount of interest payable on the Certificates (other than the XS Certificates), and the denominator of which is equal to (2) the Notional Amount of the Class XS Certificates. The initial variable Pass-Through Rate for the Class IO Certificates is approximately ______% per annum.

Interest Distributions

Distributions on each distribution date will be made to the extent of the Available Distribution Amount.

Distributions in respect of interest will be made (1) on each distribution date to the holders of the Senior Certificates and, on the first distribution date, to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Interest Distribution Amount and (2) on each distribution date to the holders of the Subordinate Certificates, in an aggregate amount equal to the Subordinate Interest Distribution Amount, to the extent of the portion of the Available Distribution Amount remaining after distribution of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount.

All distributions of interest will be based on a 360-day year consisting of twelve 30-day months. Except as otherwise described in this prospectus supplement, on any distribution date, distributions of the Interest Distribution Amount for a class of Certificates will be made, to the extent provided in this prospectus supplement, on a PARI PASSU basis, based on the Certificate Principal Balance or Notional Amount, as applicable, of the Certificates of each such class.

Distributions of the Subordinate Interest Distribution Amount on each distribution date will be made first, to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds and in each case to the extent of the Interest Distribution Amount for these Certificates for the distribution date.

Principal Distributions on the Senior Certificates

Distributions in respect of principal will be made on each distribution date to the holders of the class or classes of the Class A Certificates then entitled to distributions in respect of principal, and on the first distribution date to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Principal Distribution Amount.

Holders of the Class A Certificates then entitled to distributions in respect of principal will be entitled to receive on each distribution date, and holders of the Residual Certificates will be entitled to receive on the first distribution date, distributions allocable to principal in reduction of the Certificate Principal Balances of the Class A Certificates, and on the first distribution date the Residual Certificates, equal to the sum of the following:

(1) the product of (A) the then applicable Senior Percentage and (B) the aggregate of the following amounts:

(1) the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received;

(2) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, amounts received representing a principal adjustment) as required by the Agreement during the related Prepayment Period; and

(3) the principal portion of all other unscheduled collections (other than amounts described in clauses (2) and (3) hereof), including insurance proceeds and liquidation proceeds, received during the related Prepayment Period, to the extent applied as recoveries of principal;

(2) the product of (A) the then applicable Senior Prepayment Percentage and (B) the aggregate of all full and partial principal prepayments received during the related Prepayment Period;

(3) with respect to the net liquidation proceeds received and allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, the lesser of (a) the then applicable Senior Prepayment Percentage multiplied by these net liquidation proceeds and (b) the then applicable Senior Percentage multiplied by the Scheduled Principal Balance of the mortgage loan at the time of liquidation; and

(4) any amounts allocable to principal for any previous distribution date (calculated pursuant to the three preceding clauses) that remain undistributed, to the extent that any of these amounts are not attributable to Realized Losses that were allocated to the Subordinate Certificates.

Holders of the Class XS Certificates are not entitled to receive any distributions allocable to principal.

The Senior Percentage initially will equal approximately _____%, and will in no event exceed 100%.

The disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the Class XS Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the issuing entity of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

If on any distribution date the allocation to the Class A Certificates of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate outstanding Certificate Principal Balance of the Class A Certificates below zero, the Senior Prepayment Percentage for the distribution date will be limited to the percentage necessary to reduce the aggregate Certificate Principal Balance of the Class A Certificates to zero.

For purposes of all principal distributions described above and for calculating the Senior Percentage, the Subordinate Percentage and the Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined after the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses; Subordination” below.

Priority of Principal Distributions on the Class a Certificates and the Residual Certificates

Distributions of the Senior Principal Distribution Amount on the Class A Certificates and the Residual Certificates on each distribution date will be made as follows:

(1) First, concurrently, to the holders of each class of the Residual Certificates on the distribution date in ________ ____, an amount equal to the entire Certificate Principal Balance thereof;

(2) Second, to the holders of the Lockout Certificates, the Lockout Distribution Percentage of the Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(3) Third, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(4) Fourth, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(5) Fifth, to the holders of the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(6) Sixth, to the holders of the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(7) Seventh, to the holders of the Class A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(8) Eighth, to the holders of the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

Notwithstanding the foregoing priorities, upon the reduction of the Certificate Principal Balances of the Subordinate Certificates to zero, the priority of distributions of principal among the Class A Certificates will be disregarded and distributions allocable to principal will be paid on each succeeding distribution date to holders of the Class A Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof.

Principal Distribution on the Subordinate Certificates

Holders of each class of Subordinate Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after distribution of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Interest Distribution Amount, distributions allocable to principal in reduction of the Certificate Principal Balances thereof equal to the sum of the following:

(1) the product of (A) the then applicable related Class B Percentage and (B) the aggregate of the following amounts:

(1) the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received;

(2) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, amounts received representing a principal adjustment) as required by the Agreement during the related Prepayment Period; and

(3) the principal portion of all other unscheduled collections (other than amounts described in clauses (2) and (3) hereof), including insurance proceeds and liquidation proceeds, received during the related Prepayment Period, to the extent applied as recoveries of principal;

(2) the portion allocable to such class of Subordinate Certificates, as described below, of the product of (A) the then applicable Subordinate Prepayment Percentage and (B) the aggregate of all full and partial principal prepayments received during the related Prepayment Period;

(3) the portion allocable to such class of Subordinate Certificates, as described below, of net liquidation proceeds received and allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, to the extent of the amount, if any, by which such net liquidation proceeds exceed the amount distributable to the Class A Certificates in respect of such net liquidation proceeds pursuant to clause (3) of the definition of Senior Principal Distribution Amount; and

(4) any amounts allocable to principal for any previous distribution date (calculated pursuant to the three preceding clauses) that remain undistributed, to the extent that any of these amounts are not attributable to Realized Losses that were allocated to classes of the Subordinate Certificates bearing a higher numerical class designation.

On any distribution date, the portion of (a) all principal prepayments on the mortgage loans and (b) net liquidation proceeds allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, in each case not included in the Senior Principal Distribution Amount will be allocated on a pro rata basis among the following classes of Subordinate Certificates in proportion to the respective outstanding Certificate Principal Balances thereof: (1) the Class B-1 Certificates; (2) the Class B-2 Certificates, if on such distribution date the aggregate percentage interest in the issuing entity evidenced by the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on such distribution date; (3) the Class B-3 Certificates, if on such distribution date the aggregate percentage interest in the issuing entity evidenced by the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on such distribution date; (4) the Class B-4 Certificates, if on such distribution date the percentage interest in the issuing entity evidenced by the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on such distribution date; (5) the Class B-5 Certificates, if on such distribution date the percentage interest in the issuing entity evidenced by the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on such distribution date; and (6) the Class B-6 Certificates, if on such distribution date the percentage interest in the issuing entity evidenced by the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on such distribution date.

For purposes of all principal distributions described above and for calculating the Subordinate Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined after the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses; Subordination” below.

As stated above under “—Principal Distributions on the Senior Certificates”, for each distribution date occurring prior to the distribution date in ________ ____, the Senior Prepayment Percentage will equal 100%, and until the earlier of such date and the date on which the Class A Certificates are paid in full, no distributions based on principal prepayments or, in some instances, net liquidation proceeds, on the mortgage loans will be distributed to the Subordinate Certificates. Thereafter, unless the Certificate Principal Balances of the Senior Certificates have been reduced to zero, the Subordinate Prepayment Percentage may continue to be 0% or otherwise be disproportionately small relative to the Subordinate Percentage. See “—Principal Distributions on the Senior Certificates” in this prospectus supplement.

Distributions of the Subordinate Principal Distribution Amount on each distribution date will be made as follows: first to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds and in each case to the extent of the portion of the Subordinate Principal Distribution Amount payable in respect of each such class of Subordinate Certificates for such distribution date.

P&I Advances

Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, or funds in the Certificate Account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the P&I Advances for such distribution date.

P&I Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Certificate Account prior to the distributions on the Certificates. In the event the Master Servicer fails in its obligation to make any such advance, the Trustee will be obligated to make any such advance, to the extent required in the Agreement.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the issuing entity, while the Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicing Fee(1)(2)	___bp	Mortgage Loan Interest Collections
Trustee Fee	___bp	Master Servicing Fee
Servicer Fee	___bp	Master Servicing Fee

(1) Master servicing fee including trustee and certificate registrar fees. The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.

(2) Master Servicer pays trustee and servicer fees out of its fee.
(3) The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination as described under “Description of the Certificates—Allocation of Losses; Subordination” below.

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

Allocation of Losses; Subordination

Realized Losses (other than Excess Losses) will be allocated on any distribution date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, such Realized Losses will be allocated on any distribution date among the Class A Certificates on a pro rata basis. Excess Losses will be allocated on any distribution date among all the Certificates (other than the Class XS Certificates) on a pro rata basis. Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such distribution date.

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for P&I Advances, Servicing Fees and Servicing Advances) towards interest and principal owing on the mortgage loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses and Bankruptcy Losses are referred to in this prospectus supplement as “Realized Losses”.

The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be reduced or modified upon confirmation from Standard & Poor’s and Fitch that such reduction or modification will not adversely affect the then-current ratings assigned to the offered certificates rated thereby. Such a reduction or modification may adversely affect the coverage provided by the subordination with respect to Special Hazard Losses, Fraud Losses and Bankruptcy Losses.

In the event that Realized Losses are incurred that are covered by subordination, such losses will be allocated to the most subordinate class of Certificates then outstanding. The priorities for distribution of cash flows described in this prospectus supplement, in some circumstances, may result in cash flow shortfalls to any class of Subordinate Certificates even if it is not the most subordinate class of Certificates then outstanding; however, the interest portion of any such shortfall would be distributable as unpaid Interest Distribution Amount on future distribution dates as cash flows allow, to the extent of available funds, and the principal portion of any such shortfall would not result in a reduction of the Certificate Principal Balance of such class. In such event, the percentage interest represented by such class would increase relative to the respective Certificate Principal Balances of the more subordinate classes of Certificates. With respect to the most subordinate class of the Certificates outstanding at the time any Realized Loss is incurred, the total amount of the Realized Loss allocated to such class may be greater than the concurrent reduction in the Certificate Principal Balance thereof because such reduction will not reflect any undistributed Interest Distribution Amount on such class. Such undistributed Interest Distribution Amount on the most subordinate class of the Certificates outstanding will not be distributable on any future distribution date. As a result, it is possible that the total amount of Realized Losses that may be allocated to any class of Subordinate Certificates may exceed the initial Certificate Principal Balance thereof.

In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount, on each distribution date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount and the Senior Principal Distribution Amount.

The application of the Senior Prepayment Percentage (when it exceeds the Senior Percentage) to determine the Senior Principal Distribution Amount will accelerate the amortization of the Class A Certificates relative to the actual amortization of the mortgage loans. To the extent that the Class A Certificates are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the Subordinate Certificates, the percentage interest evidenced by the Class A Certificates in the issuing entity will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

Derivative Contracts

On the Closing Date, either the Sponsor will assign to the Depositor, and the Depositor will assign to the Issuing Entity for the benefit of the Certificates, its rights under the Derivative Contracts, or the Sponsor will cause the Issuing Entity to enter into the Derivative Contracts with the Derivative Counterparty. The Derivative Contracts will contain a Swap Agreement Fixed Rate and provide for the calculation of One-Month LIBOR. The Derivative Contracts consists of ___________ swap agreement, where net payments will be made (a) to the Issuing Entity, if One-Month LIBOR exceeds the Swap Agreement Fixed Rate, and (b) to the Derivative Counterparty, to the extent such Swap Agreement Fixed Rate exceeds One-Month LIBOR.

Payments will be made to the Derivative Contracts based on a notional balance in accordance with the schedule set forth in the Derivative Contracts. The amount of the notional balance on which calculations are based on any payment date with respect to the swap agreement will be the lesser of (a) the balance in the related schedule and (b) a percentage of the aggregate Certificate Principal Balance of the Certificates immediately prior to the related payment date.

On each payment date, the Trustee will determine the total amount payable to the Issuing Entity and the total amount payable to the Derivative Counterparty under the Derivative Contracts. The Trustee will determine whether a net payment is due to the Issuing Entity or from the Derivative Counterparty and will collect or make such payment, as applicable. Payments due by the Issuing Entity under the Derivative Contracts will be made prior to payments on the Certificates.

The Derivative Counterparty, or the guarantor thereof making payments to The Issuing Entity is, as of the Closing Date, rated” at least “AA-” (or its equivalent) by two of S&P, Moody’s or Fitch Ratings.

The Swap Agreement Fixed Rates and scheduled principal balances of the _________ swap agreement will pay in accordance tables below; provided, that the scheduled principal balances may from time to time be less than the amount in their actual schedules based on the aggregate Certificate Principal Balances of the Certificates as described above:

Month of Payment Date	Scheduled Principal Balance	Swap Agreement Fixed Rate

After the payment date in _____________, the first swap agreement will terminate without termination payments by either party.

[Additional tables added as necessary]

[Additional information with respect to certain derivative instruments, required pursuant to Item 1115 of Regulation AB, will be provided if applicable.]

Restrictions on Transfer of the Residual Certificates

The Residual Certificates may not be purchased by or transferred to a Plan except upon the delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See “ERISA Considerations” in this prospectus supplement. In addition, the Residual Certificates will be subject to additional restrictions described under “Federal Income Tax Consequences—Special Tax Considerations Applicable to the Residual Certificates” in this prospectus supplement and “Federal Income Tax Consequences—REMICs—Tax on Transfers of REMIC Residual Certificates to Certain Organizations” and “—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the prospectus.

The initial owner of the Residual Certificates is_____________________.

POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The issuing entity created under the Agreement will consist of (1) all of the depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, (2) all payments on or collections in respect of the mortgage loans due after the Cut-off Date, together with any proceeds thereof, (3) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (4) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and (5) the rights of the depositor under the Mortgage Loan Purchase Agreement among the depositor, the Sponsor and the Originator (other than certain rights of the depositor to indemnification by the Originator). Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the issuing entity, the terms and conditions of the Agreement and the offered certificates. The offered certificates will be transferable and exchangeable at the corporate trust offices of the Trustee, located in Minneapolis, Minnesota. The depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Impac Secured Assets Corp., 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

Assignment of the Mortgage Loans

The depositor will deliver to the Trustee or to a custodian with respect to each mortgage loan (1) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the mortgage loan, (2) the original mortgage with evidence of recording indicated thereon and (3) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the mortgage loan. Such assignments of mortgage loans are required to be recorded by or on behalf of the depositor in the appropriate offices for real property records.

The Trustee

___________________, a national banking association, will act as Trustee for the Certificates pursuant to the Agreement. The Trustee’s offices for notices under the Agreement are located at [address].

[Description of the extent of Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include:

1.
Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

2.
The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Pooling and Servicing Agreement.

3.
Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

For further discussion of the duties of the Trustee, please see “The Agreements—Duties of the Trustee” in the prospectus.

The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to the Trustee’s Fee. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the issuing entity and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of the Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (1) resulting from a breach of either of the Master Servicer’s obligations and duties under the Agreement, (2) that constitutes a specific liability of Trustee under the Agreement or (3) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee’s obligations and duties under the Agreement.

For further discussion of the duties of the Trustee, please see “The Agreements—Resignation and Removal of the Trustee” in the prospectus.

The Master Servicer and the Servicers

General

Impac Funding Corporation, referred to in this prospectus supplement as Impac Funding Corporation or the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer and the Trustee.

Primary servicing of the mortgage loans will be provided for in accordance with the Pooling and Servicing Agreement or similar agreements, which are collectively referred to in this prospectus supplement as the Servicing Agreements. Each of the Servicing Agreements will be assigned to the issuing entity pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Sponsor and the Trustee on behalf of the Certificateholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made by the Servicers with respect to the related mortgage loans against them. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor Servicer or shall assume primary servicing obligations for the related mortgage loans itself.

The Servicer or the Master Servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the Servicer or the Master Servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The Master Servicer or Servicer may also waive or modify any term of a loan so long as the Master Servicer or Servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the Master Servicer or Servicer to be in the best interests of the related securityholders, the Master Servicer or Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Protected Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders. Amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders. On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account the Available Funds. See “Description of the Securities-Certificate Account” in the prospectus.

The information set forth in the following paragraphs with respect to the Master Servicer and the Servicers has been provided by the respective party.

The Master Servicer

Impac Funding Corporation will act as Master Servicer under the Pooling and Servicing Agreement. Impac Funding Corporation is a [form of organization]. [Description of Master Servicer’s business]. The [Depositor the Sponsor and the related Servicer] may maintain banking and other commercial relationships with Impac Funding Corporation and its affiliates. Impac Funding Corporation’s principal corporate trust offices are located at _______________________ and its office for certificate transfer services is located at ___________________.

Impac Funding Corporation acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective servicing agreements. In addition, upon the occurrence of certain Servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity and at the direction of the Trustee against such defaulting Servicer. As of __________, Impac Funding Corporation was acting as Master Servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[The following table describes size, composition and growth of Impac Funding Corporation’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in Impac Funding Corporation’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

The Master Servicer shall not be under any liability to the issuing entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Pooling and Servicing Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the issuing entity, against any loss, liability or expense incurred in connection with the Pooling and Servicing Agreement or the Certificates or the Mortgage Loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer’s failure to perform its master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Pooling and Servicing Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer according to the terms of the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service Mortgage Loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the pooling and servicing agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer’s certificate and an opinion of counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

The Servicers

[Name of Servicer] and [Additional Servicers] will service the related mortgage loans in accordance with the related Servicing Agreements, each of which will be assigned to the issuing entity on the Closing Date.

The following table shows the percentage of the mortgage loans which are or will be serviced by each of, [Name of Servicer] and [Additional Servicers], collectively referred to herein as the Servicers in the aggregate.

Name of Servicer	Total
[Name of Servicer]
[Additional Servicers]

[Name of Servicer]

The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer’s form of organization].

[Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

[The following table describes size, composition and growth of [Name of Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[Additional Servicers]

[Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its servicing activities for the Certificates will be equal to the Servicing Fee. As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans master serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of mortgage loans master serviced by it. The Master Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of its aggregate Servicing Fee for such distribution date. The Master Servicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans and incurred by the Master Servicer in connection with its responsibilities under the Agreement. However, the Master Servicer is entitled to reimbursement therefor as provided in the Agreement. See “Description of the Certificates--Retained Interest; Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Master Servicer and “Federal Income Tax Consequences” in this prospectus supplement regarding taxes payable by the Master Servicer.

Voting Rights

At all times, __% of all Voting Rights will be allocated among the holders of the Certificates (other than the Class XS Certificates and the Residual Certificates) in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, __% of all Voting Rights will be allocated among the holders of the Class XS Certificates in proportion to the then outstanding Notional Amounts of their respective Certificates and __% of all Voting Rights will be allocated among the holders of the Residual Certificates in proportion to the percentage interests in each such class evidenced by their respective Certificates.

Termination

The circumstances under which the obligations created by the Agreement will terminate in respect of the Certificates are described in “Description of the Certificates--Termination” in the prospectus. The Master Servicer will have the right to purchase the mortgage loans and any properties acquired in respect thereof on any distribution date, once the aggregate principal balance of the mortgage loans and such properties at the time of purchase is reduced to less than __% of the aggregate principal balance of the mortgage loans as of the Cut-off Date. If the Master Servicer elects to exercise the foregoing option, it will effect the termination of the issuing entity and the early retirement of the Certificates. In the event the Master Servicer exercises this option, notwithstanding the terms of the prospectus, the purchase price payable in connection therewith generally will be equal to par plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed, and the portion of the purchase price allocable to the Certificates of each class will be, to the extent of available funds, (1) in the case of the Certificates of any class, other than the Class XS Certificates, 100% of the then outstanding Certificate Principal Balance thereof, plus (2) in the case of the Certificates of any class, one month’s interest on the then outstanding Certificate Principal Balance or Notional Amount thereof at the then applicable Pass-Through Rate for such class plus any previously accrued but unpaid interest thereon. In no event will the issuing entity created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See “Description of the Certificates—Termination” in the prospectus. In no event will the issuing entity created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Agreement. See “Description of the Certificates—Termination” in the prospectus.

THE ISSUING ENTITY

Impac Secured Assets Trust ____-_ is a common law trust formed under the laws of the State of New York] pursuant to the pooling and servicing agreement between the depositor, sponsor, master servicer and the trustee, dated as of [____], 2006 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York]. After its formation, the Impac Secured Assets Trust ____-_ will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the issuing entity and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 66-2/3% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements — Amendment” in the base prospectus.

The assets of the Impac Secured Assets Trust ____-_ will consist of the Mortgage Loans, the Derivative Contracts and certain related assets.

Impac Secured Assets Trust ____-_’s fiscal year end is _______________.

THE DEPOSITOR

[The depositor, Impac Secured Assets Corp., was formed in the state of California in 1998, and is a wholly-owned subsidiary of Impac Funding Corporation. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. See “The Sponsor” below for information regarding the size, composition and growth of the total portfolio of assets for which Impac Secured Assets Corp. has served as depositor.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1998. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[_________]. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the certificates.

After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor’s principal executive offices are located at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.]

THE SPONSOR

[The Sponsor, Impac Funding Corporation, in its capacity as mortgage loan seller, will sell the mortgage loans to the Depositor pursuant to a Mortgage Loan Purchase Agreement, dated as of ____________, ____, between the Sponsor and the Depositor.

The Sponsor was incorporated in the State of California in August 1995 and is an affiliate of the depositor. The Sponsor commenced operation in California in 1995.

The Sponsor maintains its principal office at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.

The Sponsor is a mortgage company that acquires, purchases and sells primarily first-lien non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers.

The Sponsor has been securitizing residential mortgage loans since 1995. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.]

	December 31, 2003		December 31, 2004		October 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM
Alt-A Fixed
HELOC
Neg-Am ARM
Prime ARM
Prime Fixed
Prime Short Duration ARM
Reperforming
Seconds
SubPrime
Totals

PERMITTED INVESTMENTS

Any institution maintaining a custodial account shall at the direction of the Master Servicer invest the funds in such account in Permitted Investments, each of which shall mature not later than (i) the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to the Pooling and Servicing Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to the Pooling and Servicing Agreement, if the Trustee is the obligor thereon and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment as well as any interest earned on deposits in a custodial account shall be for the benefit of the Master Servicer. The Master Servicer shall deposit in a custodial account an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Permitted Investment:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor’s and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor’s if Standard & Poor’s is the Rating Agency;

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s and Standard & Poor’s in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by Moody’s in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor’s, including any such funds for which ___________ or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

FEDERAL INCOME TAX CONSEQUENCES

An election will be made to treat the issuing entity as a REMIC for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the REMIC will qualify as a REMIC under Sections 860A through 860G of the Code.

For federal income tax purposes, (1) the Class R Certificates will be the sole class of “residual interests” in the REMIC and (2) the Senior Certificates and the Subordinate Certificates will evidence the “regular interests” in, and will be treated as debt instruments of, the REMIC. See “Federal Income Tax Consequences—REMIC—Classification of REMICs” in the prospectus.

For federal income tax reporting purposes, the Class XS Certificates will, and the Class A Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to ____% of the prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class XS Certificates should be aware that the OID Regulations do not adequately address some issues relevant to, or are not applicable to, securities such as the Class XS Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on a variable rate such as the Class XS Certificates. Prospective purchasers of the Class XS Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

If the method of computing original issue discount described in the prospectus results in a negative amount for any period with respect to any certificateholders (in particular, the holders of the Class XS Certificates), the amount of original issue discount allocable to such period would be zero, and such certificateholders will be permitted to offset such amounts only against the respective future income (if any) from such Certificate. Although uncertain, a certificateholders may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such certificateholders is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID Regulations suggest that original issue discount with respect to securities such as the Class XS Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Class XS Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all such uncertificated regular interests as a single debt instrument as set forth in the OID Regulations.

The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

Some Classes of Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.

The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the issuing entity would be so treated. In addition, interest on the offered certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. The offered certificates (other than the Residual Certificates) also will be treated as “qualified mortgages” under Section 860G(a)(3) of the Code. See “Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates” in the prospectus.

It is not anticipated that the REMIC will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the REMIC, such tax will be borne (1) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (2) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement and (3) otherwise by the issuing entity, with a resulting reduction in amounts otherwise distributable to holders of the related offered certificates. See “Description of the Certificates— General” and “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the prospectus.

The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See “Federal Income Tax Consequences—REMICs—Reporting and Other Administrative Matters” in the prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

Special Tax Considerations Applicable to Residual Certificates

The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC Regulations will impose restrictions on the transfer or acquisition of residual interests, including the Residual Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of “noneconomic” residual interests to United States persons. The REMIC Regulations also provide that transfers of a Residual Certificate to a non-United States person will be disregarded for tax purposes in some cases. Transfers of the Residual Certificates to such persons are, however, prohibited under the Agreement. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the prospectus and “ERISA Considerations” and “Description of the Certificates—Restrictions on Transfer of the Residual Certificates” in this prospectus supplement for additional restrictions on transfer of the Residual Certificates.

The REMIC Regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless “no significant purpose of the transfer was to impede the assessment or collection of tax”. Based on the REMIC Regulations, the Residual Certificates will constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to restrictions under the terms of the Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

The holders of the Residual Certificates will be required to report taxable income and pay tax with respect to the early accrual periods of the REMIC’s term that significantly exceeds the amount of cash distributions received by such holders from the REMIC with respect to such periods. Furthermore, the tax on such income will exceed the cash distributions with respect to such periods. Consequently, holders of Residual Certificates should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC as a result of their ownership of Class R Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC’s earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the “wash sale” rules of Section 1091 of the Code) may cause the after-tax rate of return of a holder of a Residual Certificate to be zero or negative even where such holders’ pre-tax rate of return is positive. That is, on a present value basis, the resulting tax liabilities of a holder of a Residual Certificate will substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

An individual, trust or estate that holds (whether directly or indirectly through a pass-through entity) a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee’s fees and other administrative expenses properly allocable to the REMIC in computing such holder’s regular tax liability and will not be able to deduct these fees or expenses to any extent in computing such holder’s alternative minimum tax liability. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Pass Through of Miscellaneous Itemized Deductions” in the prospectus.

Potential investors in Residual Certificates should also be aware that under the terms of the Agreement, the holders of the largest Percentage Interest in the Residual Certificates shall, by their acceptance of such Certificates, agree to irrevocably appoint the Trustee as their agent to perform all of the duties of the tax matters person for the REMIC.

Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

For further information regarding the federal income tax consequences of investing in the Residual Certificates, see “Yield on the Certificates—Additional Yield Considerations Applicable Solely to the Residual Certificates” in this prospectus supplement and “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates” in the prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated _________ __, ____, the depositor has agreed to sell, and the Underwriter has agreed to purchase the offered certificates. The Underwriter is obligated to purchase all offered certificates of the respective classes offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the depositor.

Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately _________% of the aggregate initial Certificate Principal Balance of the offered certificates, plus accrued interest on the offered certificates. In connection with the purchase and sale of the offered certificates, the Underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The offered certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Book-Entry Certificates will be made through the facilities of DTC, and that delivery of each other class of offered certificates and the Residual Certificates will be made at the offices of the Underwriter, [Address], in each case, on or about the Closing Date.

The underwriting agreement provides that the depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

SECONDARY MARKET

There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Certificateholders”, which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the offered certificates will be passed upon for the depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, The Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Custodians. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

RATINGS

It is a condition to the issuance of the Certificates that the Class A Certificates and the Residual Certificates be rated “AAA” by _________________ (“_____”) and “AAA” by ____________ (“____”), that the Class B-1 Certificates be rated at least “AA” by _________ and at least “AA” by _______, that the Class B-2 Certificates be rated at least “A” by _________ and at least “A” by ________, and that the Class B-3 Certificates be rated at least “BBB” by __________.

The ratings of _________ and ________ assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events or that the holders of the Class XS Certificates may fail to recover fully their initial investment. In addition, the ratings on the Residual Certificates do not address the likelihood of receipt by the holders of the Residual Certificates of any amounts in excess of their initial Certificate Balance thereof and interest thereon.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

The depositor has not requested that any rating agency rate any class of the offered certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Senior Certificates and the Class B-1 Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in “mortgage related securities” provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class B-2 Certificates and the Class B-3 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to securityholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities—Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor’s][depositor’s] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO SECURITYHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning the issuing entity to all registered holders of offered securities of the related series with respect to the issuing entity as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to the issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

As to the issuing entity, if it is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor’s][depositor’s] website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of Mortgage Loans — Evidence as to Compliance” and “Description of the Securities—Reports to Securityholders” in the prospectus.

ERISA CONSIDERATIONS

A fiduciary of any Plan and any person investing Plan Assets of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

The U.S. Department of Labor has issued an Exemption, as described under “ERISA Considerations” in the prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least “BBB-“ (or its equivalent) by the Exemption Rating Agencies at the time of purchase and underwritten by the Underwriter, such as the offered certificates, and the servicing and operation of asset pools, such as the mortgage pool, provided that the conditions of the Exemption are satisfied. The purchase of the offered certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an offered certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be “BBB-“ or higher at the time of purchase.

Each beneficial owner of a Subordinate Certificate or any interest therein must represent that either (i) it is not a Plan or investing with assets of Plan, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that such certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P, Fitch or Moody’s Investors Service, Inc., and such certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary or other investor of Plan Assets that proposes to acquire or hold the offered certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the ERISA and the Code to the proposed investment. See “ERISA Considerations” in the Prospectus.

The sale of any class of offered certificates to a Plan is in no respect a representation by the depositor, the Trustee or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

GLOSSARY

Available Distribution Amount— For any distribution date, an amount which generally includes scheduled payments on the mortgage loans due during the related Due Period and received on or prior to the related Determination Date, prepayments and other unscheduled collections received on the mortgage loans during the related Prepayment Period, any P&I Advances made by the Master Servicer for such distribution date and with respect to each mortgage loan with a first payment date occurring in _________ ____, a cash amount equal to interest on such mortgage loan, net of the amount of any prepayment charges received on the mortgage loans and net of fees payable to the Master Servicer and the Trustee and amounts reimbursable to the Master Servicer, the depositor and the Trustee as provided in the Agreement.

Bankruptcy Amount— The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses through subordination will initially be equal to approximately $_______. As of any date of determination, the Bankruptcy Amount shall equal the initial Bankruptcy Amount less the sum of any amounts allocated through subordination for such losses up to such date of determination.

Book-entry Certificates— The Class A Certificates issued, maintained and transferred at the DTC.

Certificate Principal Balance— With respect to any Certificate (other than a Class XS Certificate), the then maximum amount that the holder thereof is thereafter entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity. The Certificate Principal Balance of any class of Certificates (other than the Class XS Certificates) as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) without duplication of amounts described in clause (a) above, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations thereto of Realized Losses on the mortgage loans as described below.

Class A Certificates— The Lockout Certificates together with the Senior Sequential Certificates.

Class B Percentage— For the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates initially will equal approximately ____%, approximately ____%, approximately ____%, approximately ____%, approximately ____% and approximately ____%, respectively, and will in no event exceed 100%, and will be adjusted for each distribution date to be the percentage equal to the Certificate Principal Balance of the related class of Subordinate Certificates immediately prior to such distribution date divided by the aggregate of the Scheduled Principal Balance of each of the mortgage loans immediately prior to such distribution date.

Compensating Interest— Any payments made by the Master Servicer from its own funds to cover Prepayment Interest Shortfalls.

CPR— A constant rate of prepayment on the mortgage loans.

Cut-Off Date— [Date]

Derivative Contracts: The Derivative Contract, dated [_____________], between [__________] and [__________].

Derivative Contracts Payment Amount C With respect to any payment date, the amount equal to the excess, if any, of (a) the aggregate amount payable on that payment date to the Issuing Entity from the Derivative Counterparty pursuant to the Derivative Contracts, over (b) the aggregate amount payable on that payment date to the Derivative Counterparty under the Derivative Contracts, in each case as described in “Description of the Certificates—Derivative Contracts” in this prospectus supplement.

Derivative Counterparty: [Name of Derivative Counterparty].

Determination Date— With respect to any distribution date is on the 15th day of the month in which such distribution date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Date— With respect to each mortgage loans, the first day of the month.

Due Period— With respect to any distribution date commences on the second day of the month immediately preceding the month in which such distribution date occurs and ends on the first day of the month in which such distribution date occurs.

Excess Bankruptcy Losses— Bankruptcy Losses in excess of the Bankruptcy Amount.

Excess Fraud Losses— Fraud Losses in excess of the Fraud Loss Amount.

Excess Losses— Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses.

Excess Special Hazard Losses— Special Hazard Losses in excess of the Special Hazard Amount.

Exemption— Prohibited Transaction Exemption __-__.

Fraud Loss Amount— The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses through subordination shall initially be equal to approximately $_________. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to ____% of the aggregate principal balance of all of the mortgage loans as of the Cut-off Date minus the aggregate amounts allocated through subordination with respect to Fraud Losses on the mortgage loans up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) ____% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through subordination with respect to Fraud Losses on the mortgage loans since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date, and (b) ____% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through subordination with respect to Fraud Losses on the mortgage loans since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

Industry— DTC’s participants and other members of the financial community.

Interest Accrual Period— For each class of Certificates for any distribution date, the one-month period preceding the month in which such distribution date occurs.

Interest Distribution Amount— With respect to the Certificates of any class on any distribution date, is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance or Notional Amount, as applicable, of such Certificates immediately prior to such distribution date at the then applicable Pass-Through Rate for such class, plus, in the case of each such class, any such amount remaining unpaid from previous distribution dates, and reduced (to not less than zero), in the case of each such class, by the allocable share for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer, shortfalls resulting from the application of the Relief Act and other interest shortfalls not covered by the subordination provided by more subordinate classes of Certificates. Any Prepayment Interest Shortfalls for any distribution date to the extent not covered by Compensating Interest paid by the Master Servicer will be allocated among the holders of the Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such distribution date. In addition, any shortfalls resulting from the application of the Relief Act will be allocated among the holders of all of the Certificates on a pro rata basis as described above.

Lockout Certificates— The Class A-6 Certificates.

Lockout Certificate Percentage— As calculated for each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates divided by the sum of the aggregate Certificate Principal Balances of the Class A Certificates.

Lockout Distribution Percentage— For any distribution date occurring prior to the distribution date in _________ ____ will be equal to 0%. The “Lockout Distribution Percentage” for any distribution date occurring after the first ____ years following the Closing Date will be as follows: for any distribution date during the _______ year after the Closing Date, __% of the Lockout Certificate Percentage for such distribution date; for any distribution date during the ______ year after the Closing Date, __% of the Lockout Certificate Percentage for such distribution date; for any distribution date during the _______ year after the Closing Date, ___% of the Lockout Certificate Percentage for such distribution date, and for any distribution date thereafter, the lesser of (x) 300% of the Lockout Certificate Percentage and (y) 100%. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class A Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Distribution Percentage will be equal to 100%.

Master Servicer— [Name of Master Servicer].

Net Derivative Fee C With respect to any payment date, the amount equal to the excess, if any, of (a) the aggregate amount payable on that payment date to the Derivative Counterparty in respect of the related Derivative Contracts, over (b) the aggregate amount payable on that payment date to the Issuing Entity from the Derivative Counterparty pursuant to the related Derivative Contracts, in each case as described in “Description of the Certificates—The Derivative Contracts” in this prospectus supplement.

Net Derivative Fee Rate C With respect to any payment date, the fraction, expressed as a rate per annum, equal to (x) the Net Derivative Fee on such payment date over (y) the aggregate Stated Principal Balance of the related Mortgage Loans.

Net Mortgage Rate— On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Servicing Fee Rate, (2) the Trustee’s Fee Rate and (3) the Net Derivative Fee Rate.

Notional Amount— With respect to the Class XS Certificates as of any date of determination, the aggregate principal balance of the then outstanding mortgage loans. Reference to the Notional Amount of the Class XS Certificates is solely for convenience in calculations and does not represent the right to receive any distributions allocable to principal.

Offered Certificates— The Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Residual Certificates.

P&I Advance— The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans master serviced by it and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or by deed in lieu of foreclosure.

Pass-through Rate— With respect to any class of Certificates other than the Class XS Certificates, the fixed rate set forth on the cover hereof. The Pass-Through Rate applicable to the calculation of the Interest Distribution Amount for the Class XS Certificates for any distribution date is the rate per annum expressed as the percentage equivalent of a fraction, the numerator of which is equal to (1)(A) the amount of interest accrued on the mortgage loans for the immediately preceding calendar month at the Net Mortgage Rate minus (B) the aggregate amount of interest payable on the Certificates (other than the XS Certificates), and the denominator of which is equal to (2) the Notional Amount of the Class XS Certificates. The initial variable Pass-Through Rate for the Class XS Certificates is approximately _______% per annum.

Prepayment Assumption— A prepayment rate for the mortgage loans of ___% of the Prepayment Vector.

Prepayment Period— With respect to any distribution date is the calendar month immediately preceding the month in which such distribution date occurs.

Prepayment Vector— A ___% Prepayment Vector assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of such pool, such rate increasing by an additional approximate ____% CPR (precisely __/__, expressed as a percentage) each month thereafter through the eleventh month of the life of such pool, and such rate thereafter remaining constant at __% CPR for the remainder of the life of such pool. An __% Prepayment Vector assumes, for example, that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of such pool, such rate increasing by an additional approximate ____% CPR (precisely _____/__, expressed as a percentage) each month thereafter through the ________ month of the life of the pool, and such rate thereafter remaining constant at __% CPR for the remainder of the life of the pool.

Rating Agencies— [Names of Rating Agencies].

Record Date— For each distribution date (1) with respect to any Book-Entry Certificate will be the close of business on the business day immediately preceding such distribution date or (2) with respect to any other class of Certificates, including any definitive certificates, will be the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Residual Certificates— The Class R Certificates.

Rules— The rules, regulations and procedures creating and affecting DTC and its operations.

Scheduled Principal Balance— With respect to any mortgage loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and (z) any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

Senior Certificates— The Class A Certificates and the Class XS Certificates

Senior Interest Distribution Amount— On each distribution date, the aggregate of the Interest Distribution Amounts for such distribution date on all of the Senior Certificates and, on the first distribution date, the Residual Certificates.

Senior Interest Distribution Amount— On each distribution date, the aggregate of the Interest Distribution Amounts for such distribution date on all of the Senior Certificates and, on the first distribution date, the Residual Certificates.

Senior Percentage— The percentage equal to the aggregate Certificate Principal Balances of the Class A Certificates immediately prior to such distribution date divided by the aggregate of the Scheduled Principal Balance of each of the mortgage loans immediately prior to such distribution date.

Senior Prepayment Percentage— Except as described below, the Senior Prepayment Percentage for any distribution date occurring prior to the distribution date in ________ ____ will equal ___%. Except as described below, the Senior Prepayment Percentage for any distribution date occurring after the first five years will be as follows: for any distribution date during the _____ year after the Closing Date, the Senior Percentage for such distribution date plus ___% of the Subordinate Percentage for such distribution date; for any distribution date during the _______ year after the Closing Date, the Senior Percentage for such distribution date plus __% of the Subordinate Percentage for such distribution date; for any distribution date during the ______ year after the Closing Date, the Senior Percentage for such distribution date plus __% of the Subordinate Percentage for such distribution date; for any distribution date during the _______ year after the Closing Date, the Senior Percentage for such distribution date plus __% of the Subordinate Percentage for such distribution date; and for any distribution date thereafter, the Senior Percentage for such distribution date (unless on any such distribution date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such distribution date will equal ___%). Any scheduled reduction to the Senior Prepayment Percentage described above shall not be made as of any distribution date unless (1) the outstanding principal balance of mortgage loans delinquent 60 days or more (including real estate owned and mortgage loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (2) Realized Losses on the mortgage loans to date are less than the then applicable Trigger Amount. The Trigger Amount for any distribution date occurring after the first ____ years will be as follows: for any distribution date during the _____ year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; for any distribution date during the seventh year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; for any distribution date during the ______ year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; and for any distribution date during the _____ year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates. Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates to zero, the Senior Prepayment Percentage will equal 0%.

Senior Principal Distribution Amount— With respect to any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed and (b) the sum of the amounts described in clauses (1) through (4) in section ___________.

Senior Sequential Certificates— The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates.

Servicing Fee— With respect to each mortgage loan, accrued interest at the Servicing Fee Rate of ____% per annum with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate— On each mortgage loan, a rate equal to ____% per annum.

Special Hazard Amount— The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses through subordination shall initially be equal to approximately $_________. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal approximately $_________ less the sum of (A) any amounts allocated through subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated pursuant to the terms of the Agreement.

Sponsor— [Name of Sponsor].

Subordinate Certificates— The Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates

Subordinate Percentage— As of any date of determination, a percentage equal to ___% minus the Senior Percentage.

Subordinate Certificates— The Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates

Subordinate Interest Distribution Amount— On each distribution date, is equal to the aggregate of the Interest Distribution Amounts on all of the Subordinate Certificates.

Subordinate Prepayment Percentage— For any distribution date will equal 100% minus the Senior Prepayment Percentage.

Subordinate Principal Distribution Amount— With respect to any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Interest Distribution Amount and (b) the aggregate of the sum for each class of Subordinate Certificates of the amounts described in clauses (1) through (4) of “______”.

Swap Agreement Fixed Rate C The fixed rate set forth in the Derivative Contracts used to determine payments to the Issuing Entity or to the Derivative Counterparty.

Systems— Computer applications, systems and similar items for processing data.

Trustee— [Name of Trustee].

Trustee’s Fee— Accrued interest at the Trustee’s Fee Rate of ______% per annum on the Stated Principal Balance of each mortgage loan.

Trustee’s Fee Rate— On each mortgage loan, a rate equal to ______% per annum.

Underwriter— [Name of Underwriter]

$____________ (APPROXIMATE)

IMPAC SECURED ASSETS CORP.
DEPOSITOR

MORTGAGE PASS-THROUGH CERTIFICATES
SERIES ____-__

PROSPECTUS SUPPLEMENT

DATED _________ ___, ____

IMPAC FUNDING CORPORATION
MASTER SERVICER

[NAME OF UNDERWRITER]

UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ ___, ____.

The information contained in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these securities and is not soliciting of an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 21, 2006 [Version 2]

Prospectus Supplement (To Prospectus dated ____________, ____)

$___________ (APPROXIMATE)

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-___

IMPAC SECURED ASSETS TRUST SERIES ___-__
Issuing Entity

IMPAC FUNDING CORPORATION
Master Servicer

[NAME OF SPONSOR]
Sponsor

IMPAC SECURED ASSETS CORP.
Depositor

You should consider carefully the Risk Factors beginning on page S-___ in this Prospectus Supplement.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of the sponsor, [Impac Secured Assets Corp.], or any of their affiliates. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [___].

The Issuing Entity

The issuing entity will consist primarily of a pool of one- to four-family fixed-rate, first lien and second lien residential mortgage loans. The issuing entity will be represented by _______ classes of certificates, _______ of which are offered by this prospectus supplement.

CREDIT ENHANCEMENT

•  will be provided in the form of (1) a certificate insurance policy issued by ______________ and (2) overcollateralization.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering will be ___% of the aggregate principal balance of the offered certificates, less expenses equal to $_______. See “Method of Distribution” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[NAME OF UNDERWRITER]
Underwriter

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

The Depositor’s principal offices are located at 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

S-2

PROSPECTUS SUPPLEMENT
SUMMARY OF PROSPECTUS SUPPLEMENT	S-4
TRANSACTION STRUCTURE	S-10
FLOW OF FUNDS	S-11
SUBORDINATE/CREDIT ENHANCEMENT	S-12
RISK FACTORS	S-13
USE OF PROCEEDS	S-15
THE MORTGAGE POOL	S-15
STATIC POOL INFORMATION	S-26
YIELD ON THE CERTIFICATES	S-26
DESCRIPTION OF THE CERTIFICATES	S-33
POOLING AND SERVICING AGREEMENT	S-43
SOME MATTERS REGARDING THE INSURER	S-51
THE ISSUING ENTITY	S-52
THE DEPOSITOR	S-52
THE SPONSOR	S-52
PERMITTED INVESTMENTS	S-53
TERMINATION	S-54
THE INSURER	S-55
FEDERAL INCOME TAX CONSEQUENCES	S-57
METHOD OF DISTRIBUTION	S-59
SECONDARY MARKET	S-59
LEGAL OPINIONS	S-59
EXPERTS	S-59
LEGAL PROCEEDINGS	S-60
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	S-60
RATINGS	S-60
LEGAL INVESTMENT	S-61
AVAILABLE INFORMATION	S-61
REPORTS TO SECURITYHOLDERS	S-62
ERISA CONSIDERATIONS	S-62
GLOSSARY	S-64

S-3

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a very broad overview of the Certificates offered by this Prospectus Supplement and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the Offered Certificates, read carefully this entire Prospectus Supplement and the entire accompanying Prospectus. A glossary is included at the end of this Prospectus Supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the Prospectus.

Issuing Entity	Impac Secured Assets Trust ____-__.

Title of Series	Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series ____-___.

Cut-off Date	________ __, ____.

Closing Date	On or about _______ __, ____.

Depositor	Impac Secured Assets Corp., an indirect wholly-owned subsidiary of [Parent Corp].

Sponsor	[Name of Sponsor].

Master Servicer	Impac Funding Corporation.

Originator[s] and Servicer[s]	[Name of Originator[s] and Servicer[s].

Trustee	[Name of Trustee]

Trust Administrator
[Name of Trust Administrator], [a national banking association, will perform some administrative functions on behalf of the trustee and will act as the initial paying agent, certificate registrar and custodian.]

Insurer	[Name of Insurer].

Distribution Dates	Distributions on the offered certificates will be made on the 25th day of each month, or, if the day is not a business day, on the next succeeding business day, beginning in _______ ____.

Scheduled Final Distribution Date	[_______________, 20__] for each of the offered certificates. The actual final distribution date could be substantially earlier.

Expected Final Distribution Date	[_______________, 20__] for each of the offered certificates. The actual final distribution date could be substantially earlier.

Offered Certificates
Each class of offered certificates will have the approximate initial certificate principal balance and fixed pass-through rate set forth in the table below, [subject to the indicated limitation in the case of the Class A-6 Certificates].

Minimum Denominations	$[25,000]

S-4

Class	Initial Principal Balance(1)		Certificate Pass-through Rate		Class	Initial Principal Balance(1)		Certificate Pass-through Rate
A-1	$	___________	_____	%	A-5	$	___________	_____	%
A-2	$	___________	_____	%	A-6	$	___________	_____	%
A-3	$	___________	_____	%	A-7	$	___________	_____	%
A-4	$	___________	_____	%	A-7	$	___________	_____	%

(1) Approximate.

S-5

The Issuing Entity

The certificates will be issued by Impac Secured Assets Trust ___-__, a New York common law trust. Impac Secured Assets Trust ___-__ will issue ___ classes of certificates representing the issuing entity.

See “Description of the Certificates” in this prospectus supplement.

The Mortgage Loans

The issuing entity will contain approximately _____ conventional, one- to four-family, fixed-rate mortgage loans secured by first liens and second liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $___________ as of _______ __, ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of _______ __, ____:

Range of mortgage rates _____% to ______%. (approximate):

Weighted average mortgage rate _____%. (approximate):

Weighted average remaining __ years and __ term to stated maturity months. (approximate):

Second lien mortgage loans ____%. (approximate):

Balloon loans (approximate): _____%.

[Approximately ___% of the mortgage loans are “sub-prime” mortgage loans.]

[If the issuing entity contains mortgage securities, the mortgage securities will be specifically identified by reference to the transaction(s) pursuant to which such mortgage securities were issued, the percentage interest represented by such mortgage securities and the characteristics of such mortgage securities will be described in detail. In addition, the assets underlying the mortgage securities will be described in detail.]

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Certificates

Offered Certificates. The offered certificates will have the characteristics shown in the table above in this prospectus supplement. The offered certificates will be sold by the depositor to the underwriter on the closing date.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of the policy and overcollateralization, each as described below and under “Description of the Certificates—Credit Enhancement” and “—Overcollateralization Provisions” in this prospectus supplement.

S-6

As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the sum of the aggregate certificate principal balances of the offered certificates and the Class P Certificates by an amount equal to approximately $__________, which is equal to the initial certificate principal balance of the Class CE Certificates. This amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the cut-off date and is the initial amount of overcollateralization required to be provided by the mortgage pool under the agreement. We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

In addition, the insurer will deliver the policy to the trust administrator for the benefit of the holders of the offered certificates. Under the policy, the insurer will irrevocably and unconditionally guarantee payment to the trust administrator on behalf of the trustee on each distribution date for the benefit of the holders of the offered certificates, the full and complete payment of insured payments with respect to the offered certificates calculated in accordance with the original terms of the offered certificates when issued and without regard to any amendment or modification of the offered certificates or the agreement except amendments or modifications to which the insurer has given its prior written consent. If any insured payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the insurer will pay this amount out of funds of the insurer.

On any distribution date, any realized losses on the mortgage loans will be allocated, first, to net monthly excess cashflow, second, to the Class CE Certificates until the certificate principal balance thereof has been reduced to zero, and third, to the offered certificates on a pro rata basis. The pooling and servicing agreement does not permit the allocation of any realized losses to the Class P Certificates. The policy will cover any realized losses allocable to the offered certificates pursuant to clause third under “Description of the Certificates—The Overcollateralization Provisions” in this prospectus supplement. Notwithstanding the foregoing, however, if payments are not made as required under the policy, realized losses will be allocated to the offered certificates.

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

[Any third parties providing credit support for 10% or more of the pool assets will be identified].

[Pre-Funding Accounts]

[Additional information with respect to the pre-funding accounts, required pursuant to Item 1103(a)(5) of Regulation AB, will be provided if applicable.]

[To be expanded to include the disclosure required by Item 1103(a)(5) of Regulation AB describing any pre-funding account, as applicable:

[All percentages with respect to the characteristics of the mortgage loans shown in this prospectus supplement include information pertaining to approximately $[____] of subsequent mortgage loans, representing up to [__]% of the mortgage pool, identified and expected to be transferred to the issuing entity within ninety days of the closing date.]

[On the closing date, the depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account, an amount equal to approximately $[____], representing approximately [__]% of the asset pool. This amount is referred to in this prospectus supplement as the pre-funded amount. From the closing date up to and including [_____ __, 20__], referred to in this prospectus supplement as the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the issuing entity, from funds on deposit in the pre-funding account, subsequent mortgage loans to be included in the issuing entity backing all the classes of certificates, provided that such subsequent mortgage loans satisfy the requirements described in “The Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account” in this prospectus supplement. The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent mortgage loans during the pre-funding period. Any amounts remaining in the pre-funding account after [_____ __, 20__] will be distributed to the classes of certificates on the distribution date immediately following the termination of the pre-funding period.]

S-7

[On the closing date, the depositor will deposit in an account to be held by the trustee, referred to in this prospectus supplement as the interest coverage account, an amount which will be applied by the trustee to cover shortfalls in the amount of interest generated by the subsequent mortgage loans attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after [_____ __, 20__] will be distributed on the next distribution date to the depositor or its designee.]]

Advances

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as master servicer, in general, to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the master servicer fails to make any required advances, the trustee may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Servicing Fee

With respect to each mortgage loan, the amount of the annual master servicing fee that shall be paid to the master servicer is for a period of one full month, equal to one-twelfth of the product of (a) [___]% and (b) the stated principal balance of the mortgage loan for the calendar month preceding the month in which the payment is due. Such fee shall be payable monthly, computed on the basis of the same principal amount and period on which any related interest payment on a mortgage loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected.

Optional Termination

At its option, the majority holder of the Class CE Certificates (or if the holder does not exercise the option, the master servicer or the insurer) may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the issuing entity, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) remaining in the issuing entity has been reduced to less than __% or __% (as further provided in this prospectus supplement) of the aggregate principal balance of the mortgage loans as of _______ __, ____. See “Pooling and Servicing Agreement— Termination” in this prospectus supplement and “Description of the Securities— Termination” in the prospectus.

[A summary of other events that can trigger liquidation or amortization of the asset pool or otherwise would alter the transaction structure or flow funds, required pursuant to Item 1103(a)(3)(viii) of Regulation AB, will be provided if applicable.]

Federal Income Tax Consequences

Three separate elections will be made to treat the issuing entity as a REMIC for federal income tax purposes. See “Federal Income Tax Consequences—Characterization of Investments in REMIC Certificates” in the prospectus.

S-8

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the offered certificates receive a rating of “Aaa” from _____________ and a rating of “AAA” from _____________.

The ratings on the offered certificates are based in part on the ratings of the claims-paying ability of the insurer by _______ and __________.

A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. See “Yield on the Certificates” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of SMMEA because the mortgage pool includes some mortgage loans that are secured by subordinate liens on the related mortgaged properties. See “Legal Investment” in this prospectus supplement and in the prospectus.

ERISA Considerations

The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption __-__, to the underwriter. This exemption generally applies to certificates such as the offered certificates, and the servicing and operation of asset pools such as the mortgage pool, provided that some conditions are satisfied. See “ERISA Considerations” in this prospectus supplement and in the prospectus.

S-9

TRANSACTION STRUCTURE

Mortgagors
originate loans
amount financed
loan payments
Originators
Servicers
Services loans
purchase loans
loan purchase price
loan payments
[___]
Sponsor
Purchases loans
Forms pool
[___]
Master Servicer
Aggregates collections
Calculates cashflows
Remits to investors
net offering proceeds
net offering proceeds
[___]
Depositor
Creates issuing entity
certificate
s
[___]
Underwriter
Sells certificates to investors
offering proceeds
asset pool
certificates
[___]
Issuing Entity
Holds pool
Issues certificates
[___]
Trustee
Represents investors interests
Investors
certificate
s
monthly distributions

S-10

FLOW OF FUNDS

S-11

SUBORDINATE/CREDIT ENHANCEMENT

Allocation of Realized Losses

S-12

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

[See version 1 of the prospectus supplement for some risk factors that may be applicable.]

[Appropriate risk factors from the following list are particular to the securitization represented by this version of the prospectus supplement]

[The Rate and Timing of Principal Distributions on the Offered Certificates Will Be Affected by Prepayment Speeds and by the Priority of Payment on the Certificates

The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on the offered certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See “The Mortgage Pool” in this prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at the higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates at a time when reinvestment at comparable yields may not be possible.

Except as otherwise described in this prospectus supplement, distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, rather than on a pro rata basis among these classes. The timing of commencement of principal distributions and the weighted average life of each class of certificates will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on the class.

During certain periods, no principal payments or a disproportionately small portion of the amount of principal then payable to the offered certificates will be distributed on the Class A-7 Certificates. During certain other periods, a disproportionately large portion of the amount of principal then payable to the offered certificates will be distributed on the Class A-7 Certificates as more fully described in this prospectus supplement.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see “Yield on the Certificates” in this prospectus supplement, including the table entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption”].

S-13

[The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors

The yield to maturity on the offered certificates will depend, in general, on:

•	the applicable purchase price; and

•
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans, payments by the insurer, and the allocation thereof to reduce the certificate principal balance of the certificates, as well as other factors.

The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans not covered by the insurer.

In general, if the offered certificates are purchased at a premium and principal distributions on them occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on them occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of ___% of the prepayment vector (as more fully described in this prospectus supplement) and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at any particular rate. The yield assumptions for the offered certificates will vary as determined at the time of sale].

[The Yield to Maturity on the Offered Certificates Will Be Sensitive to the Rate of Prepayments on the Mortgage Loans, Especially the Class A-7 Certificates

The multiple class structure of the offered certificates causes the yield of some classes to be particularly sensitive to changes in the rates of prepayments of the mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on these classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on the related class.

In particular, the Class A-7 Certificates do not receive (unless the certificate principal balances of the other classes of offered certificates have been reduced to zero) any portion of principal payments prior to the distribution date in _______ ____. In addition, the Class A-7 Certificates will receive (unless the certificate principal balances of the other classes of offered certificates have been reduced to zero) a disproportionately small or large portion of the amount of principal then payable to the offered certificates thereafter. Therefore, the weighted average life of the Class A-7 Certificates will be longer or shorter than would otherwise be the case. The effect on the market value of the Class A-7 Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of offered certificates entitled to principal distributions].

[If the Insurer Fails to Meet its Obligations under the Policy, Holders of the Offered Certificates May Experience a Loss on Their Investment

If the protection created by the overcollateralization is insufficient and the insurer is unable to meet its obligations under the policy, then you could experience a loss of some of your investment. In addition, any reduction in a rating of the claims-paying ability of the insurer may result in a reduction in the rating of the offered certificates].

S-14

FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pools—FICO Scores” in the base prospectus.

USE OF PROCEEDS

The Sponsor will sell the mortgage loans to the depositor and the depositor will convey the mortgage loans to the issuing entity in exchange for and concurrently with the delivery of the Certificates (as defined in this prospectus supplement). Net proceeds from the sale of the Certificates will be applied by the depositor to the purchase of the mortgage loans from the Sponsor. The net proceeds will represent the purchase price to be paid by the depositor to the Sponsor for the mortgage loans. The mortgage loans were previously purchased by the Sponsor either directly or indirectly from _____________ and ______________.

THE MORTGAGE POOL

General

The pool of mortgage loans will consist of approximately _____ conventional, one- to four-family, fixed-rate mortgage loans secured by first liens or second liens on residential real properties and having an aggregate principal balance as of _______ __, ____ of approximately $___________, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus [5]%. The mortgage loans have original terms to maturity of not greater than [30] years.

References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

The mortgage loans are secured by first or second mortgages or deeds of trust or other similar security instruments creating first liens or second liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing. The mortgage loans to be included in the mortgage pool will be acquired by the depositor from the Sponsor, who acquired the mortgage loans either directly or indirectly from the Originators. _______________ will act as the master servicer pursuant to the Agreement (as defined in this prospectus supplement) for the mortgage loans and each of the Master Servicer and ________________ will act as the servicer pursuant to the Agreement for the mortgage loans originated by it. See “—Underwriting Standards; Representations” in this prospectus supplement.

[As of the Cut-off date, not more than [ ]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent two times during the twelve months preceding the Cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent two times during the twelve months preceding the cut-off date.][No mortgage loan will be more than 30 days delinquent as of the Cut-off Date.] A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

S-15

__________ mortgage loans, representing approximately ____% of the mortgage loans, have first payment dates occurring in _________ ____. With respect to these mortgage loans, no principal amortization payments will be distributed in _______ ____ unless principal payments on them are received in the Prepayment Period applicable to the Distribution Date occurring in _______ ____. On the Closing Date, however, cash will be deposited with the Trust Administrator in an amount equal to interest accrued on these mortgage loans (net of the related Servicing Fee (as defined in this prospectus supplement)) for the related Interest Accrual Period for distribution to the holders of the offered certificates on the first Distribution Date.

The mortgage loans have scheduled monthly payments due generally on the first day of the month. Each mortgage loan will contain a customary “due-on-sale” clause.

Approximately _____% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments as provided in the related mortgage note. These mortgage loans provide for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a specified period not in excess of ____ years from the date of origination of the mortgage loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note, but is generally equal to _____ month’s interest on any amounts prepaid in excess of __% of the then outstanding principal balance of the related mortgage loan in any __ month period, as permitted by law. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the mortgage loans, and the amounts will not be available for distribution on the other classes of Certificates. Under some instances, as described in the Agreement, the applicable Servicer may waive the payment of any otherwise applicable Prepayment Charge. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, and decisions by the Servicers with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans. The depositor makes no representation as to the effect that the Prepayment Charges, and decisions by the Servicers with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

None of the mortgage loans are buydown mortgage loans.

Approximately _____% of the mortgage loans are Balloon Loans. Each Balloon Loan amortizes over ___ months, but the final payment on each Balloon Loan is due and payable on the ___ month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on the Balloon Loan for the period prior to the Due Date of the Balloon Payment.

The average principal balance of the mortgage loans at origination was approximately $______. No mortgage loan had a principal balance at origination greater than approximately $_________ or less than approximately $_____. The average principal balance of the mortgage loans as of the Cut-off Date was approximately $______. No mortgage loan had a principal balance as of the Cut-off Date greater than approximately $_________ or less than approximately $_____.

S-16

The mortgage loans had mortgage rates as of the Cut-off Date ranging from approximately _____% per annum to approximately ______% per annum, and the weighted average mortgage rate was approximately _____% per annum.

The weighted average loan-to-value ratio (or combined loan-to-value ratio, in the case of second lien mortgage loans) of the mortgage loans at origination was approximately _____%. At origination, no mortgage loan will have a loan-to-value ratio (or combined loan-to-value ratio, in the case of any second lien mortgage loan) greater than approximately _____% or less than approximately ____%.

Approximately ____% of the mortgage loans are secured by second liens on the related mortgaged property.

The weighted average remaining term to stated maturity of the mortgage loans will be approximately __ years and __ months as of the Cut-off Date. None of the mortgage loans will have a first Due Date prior to ______ ____ or after _________ ____, or will have a remaining term to stated maturity of less than __ years and __ months or greater than [30] years as of the Cut-off Date. The latest maturity date of any mortgage loan is _______ ____.

[If the issuing entity contains mortgage securities, the mortgage securities will be specifically identified by reference to the transaction(s) pursuant to which such mortgage securities were issued, the percentage interest represented by such mortgage securities and the characteristics of such mortgage securities will be described in detail. In addition, the assets underlying the mortgage securities will be described in detail.]

The mortgage loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Originator Concentrations in the Mortgage Properties

Originator	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
[________]
[________]
Total

Servicer Concentrations in the Mortgage Properties

Servicer	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
[________]
[________]
Total

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Principal Balances of the Mortgage Loans at Origination
Original Range ($) Principal Balance	Number of Loans	% of Aggregate Original Principal Balance	% of Aggregate Principal Balance

Total

Principal Balances of the Mortgage Loans as of the Cut-off Date
As of Range Cut-off Date	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Original Loan-to-Value Ratios of the Mortgage Loans
Loan-to-Value Ratio (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien mortgage loans.

Geographic Distribution of the Mortgaged Properties
Location	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Mortgaged Property Types of the Mortgage Loans
Property Type	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Mortgaged Property Occupancy Status of the Mortgage Loans
Occupancy Status	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application

Purpose of the Mortgage Loans
Loan Purpose	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Loan Programs of the Mortgage Loans
Loan Program	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Risk Categories of the____________ Mortgage Loans
Risk Categories	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Delinquency and Loss Information

[[No] Mortgage Loan is currently more than 30 days delinquent and [no] Mortgage Loan has been 30 or more days delinquent since origination.]

[The following tables set forth the historical delinquency experience of the Mortgage Loans. The historical delinquency information is based on the delinquency of each mortgage loan over a period equal to the lesser of (1) the time since the origination of the mortgage loan, (2) the past three years or (3) the period for which information is known or reasonably available to the Depositor. The loans are categorized in the tables below based on the longest period of delinquency during the period on which the table is based. None of the loans will have been delinquent 120 days or more, during the period on which the table is based.]

Historical Delinquency of the Mortgage Loans Since Origination

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance		% of Aggregate Principal Balance		Average Principal Balance		Weighted Average Mortgage Rate		Weighted Average Original Loan-to-Value Ratio		Weighted Average Adjusted Original Loan-to-Value Ratio		Weighted Average Credit Score
Never Delinquent	[__]	$	[__]	[__]	%	$	[__]	[__]	%	[__]	%	[__]	%	[__]

30-59 Days	[__]		[__]	[__]			[__]	[__]		[__]		[__]		[__]

60-89 Days	[__]		[__]	[__]			[__]	[__]		[__]		[__]		[__]

90-119 Days	[__]		[__]	[__]			[__]	[__]		[__]		[__]		[__]

Total	[__]	$	[__]	100.00%		$	[__]	[__]	%	[__]	%	[__]	%	[__]

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Historical Delinquency of the Mortgage Loans as of the Cut-off Date

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance		% of Aggregate Principal Balance		Average Principal Balance		Weighted Average Mortgage Rate		Weighted Average Original Loan-to-Value Ratio		Weighted Average Adjusted Original Loan-to-Value Ratio		Weighted Average Credit Score
Current	[__]	$	[__]	[__]	%	$	[__]	[__]	%	[__]	%	[__]	%	[__]

30-59 Days	[__]		[__]	[__]			[__]	[__]		[__]		[__]		[__]

60-89 Days	[__]		[__]	[__]			[__]	[__]		[__]		[__]		[__]

90-119 Days	[__]		[__]	[__]			[__]	[__]		[__]		[__]		[__]

Total	[__]	$	[__]	100.00%		$	[__]	[__]	%	[__]	%	[__]	%	[__]

[Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account]

[The trustee, on behalf of the Issuing Entity, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, [fixed][adjustable] rate mortgage loans secured by first liens on residential mortgage properties. The subsequent mortgage loans will be transferred to the trustee, on behalf of the Issuing Entity, pursuant to subsequent transfer instruments between the depositor and the trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date. In connection with the purchase of subsequent mortgage loans on such Subsequent Transfer Dates, the trustee, on behalf of the Issuing Entity, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent mortgage loans. Accrued interest on the subsequent mortgage loans will be retained by the depositor. Following the related Subsequent Transfer Date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so purchased and transferred to the issuing entity and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the Issuing Entity will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the mortgage loans in the issuing entity will change upon the acquisition of related subsequent mortgage loans. It is expected that approximately $[____] in subsequent mortgage loans, which have been identified by the depositor, will be transferred to the Issuing Entity within ninety days of the Closing Date.]

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[Any conveyance of subsequent mortgage loans on during the Pre-Funding Period is subject to certain conditions including, but not limited to each such subsequent mortgage loan satisfying the representations and warranties specified in the related Subsequent Transfer Instrument. The Depositor may not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the Certificateholders, and must therefore acquire the mortgage loans under the same criteria as the mortgage loans in the current pool were acquired. Any addition of subsequent mortgage loans to the asset pool will be reported on Form 8-K to notify Certificateholders and investors of the change.]

[The pre-funding account will be established to provide the trustee, on behalf of the Issuing Entity, with sufficient funds to purchase subsequent mortgage loans. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent mortgage loans in accordance with the Pooling and Servicing Agreement. Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Pooling and Servicing Agreement.]

[To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [______ __, 20__], the holders of the offered certificates will receive on the distribution date immediately following [______ __, 20__], the Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

[Any such amount transferred to the certificate account will be included in Principal Funds for payment to the classes of certificates.]

[Interest Coverage Account]

[On the Closing Date and if required pursuant to the Pooling and Servicing Agreement, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the pre-funding account for the purchase by the Issuing Entity of subsequent mortgage loans after the Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Pooling and Servicing Agreement. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.

Mortgage Loan Origination

General

Approximately [__]% of the mortgage loans in the aggregate were originated by [Name of Originator], [____________], referred to herein as [Name of Originator]. All of the mortgage loans originated by [Name of Originator] will be serviced by [Name of Servicer]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

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[Name of Originator]

[Name of Originator] has been an originator of mortgage loans since _______, ____ and has originated Mortgage Loans of the type backing the certificates offered hereby since ____. [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

[The following table describes the size, composition and growth of [Name of Originator]’s total residential mortgage loan production over the past three years and recent stub-period.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

Approximately [__]% of the mortgage loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to [Name of Originator], which are referred to herein as the Underwriting Standards. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.

Underwriting Standards

The mortgage loans will be acquired by the company from the Sponsor. The Sponsor will have acquired, either directly or indirectly, approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, from _______. The Sponsor will have acquired approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, from ______________. All of the mortgage loans were originated or acquired by the Originators generally in accordance with the underwriting criteria described below.

Representations and Warranties

In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Indenture Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1)  The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the Closing Date;

(2)  Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics’ lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

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(3)  As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

(4)  Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(5)  The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(6)  A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(7)  As of the Closing Date there is no material monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

(8)  Neither the Sponsor nor any prior holder of any Mortgage has impaired, waived, altered or modified the Mortgage or Mortgage Notes in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan or the Bonds, and which has been delivered to the Indenture Trustee); satisfied, canceled or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation or satisfaction with respect thereto; and

(9)  At the time of origination, if required, each Mortgaged Property was the subject of an appraisal which conforms to the underwriting requirements of the related originator; the Mortgage File contains an appraisal of the applicable Mortgaged Property.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Bondholders or the Certificateholders, as applicable, or of the Depositor in any of the mortgage loans, the Sponsor shall, within 90 days from the date of its discovery or receipt of notice thereof, cure such breach or repurchase event in all material respects or shall either (i) repurchase such Mortgage Loan from the Issuing Entity at the repurchase price, or (ii) substitute one or more Eligible Substitute Mortgage Loans for such Mortgage Loan, in each case in the manner and subject to the conditions set forth in Mortgage Loan Purchase Agreement. The obligations of the Sponsor to cure, repurchase or substitute shall constitute the sole and exclusive remedy respecting a breach of such representations and warranties available to the Depositor, the Issuing Entity, the Certificateholders and the Bondholders against the sponsor.

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Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans may vary. In no event, however, will more than 5% (by principal balance at the Cut-off Date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a current report on Form 8-K.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at __________________________. The Sponsor does not have any material static pool information with respect to any mortgage loans of the same type as those included in the issuing entity originated by it prior to January 1, 2006, because all or substantially all of these mortgage loans originated by the Sponsor prior to that time were sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense. With respect to any of these mortgage loans originated by the Sponsor on or after January 1, 2006, the static pool information provided does not include any information with respect to any mortgage loan which was sold on a servicing released basis, except to the extent the purchaser of that loan or another third-party has agreed to provide that information back to the Sponsor and has actually provided it to the Sponsor with indemnification.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable), any period before January 1, 2006.

YIELD ON THE CERTIFICATES

Delay in Distributions on the Offered Certificates

The effective yield to holders of the offered certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates (as defined in this prospectus supplement) and purchase prices because (1) on the first Distribution Date one month’s interest is payable on the offered certificates even though __ days will have elapsed from the date on which interest begins to accrue on the offered certificates, (2) on each succeeding Distribution Date the interest payable on the offered certificates is the interest accrued during the month preceding the month of the Distribution Date, which ends 24 days prior to the Distribution Date and (3) during each Interest Accrual Period (as defined in this prospectus supplement) (other than the first Interest Accrual Period), interest accrues on a Certificate Principal Balance that may be less than the Certificate Principal Balance of the class actually outstanding for the first 24 days of the Interest Accrual Period.

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Possible Shortfalls in Collections of Interest

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of applicable Servicer to collect full amounts of interest on the mortgage loan. See “Certain Legal Aspects of the Mortgage Loans—Soldiers’ and Sailors’ Civil Relief Act of 1940” in the prospectus. Each Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the related mortgage loans, but only to the extent of its Servicing Fee for the related Due Period (as defined in this prospectus supplement). See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting shortfall exceeds any payments made by the applicable Servicer from its own funds or (2) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any of these shortfalls will be allocated among the Certificates as provided under “Description of the Certificates—Interest Distributions on the Offered Certificates” and “—Overcollateralization Provisions” in this prospectus supplement. The Policy will not cover any shortfalls resulting from application of the Relief Act.

General Prepayment Considerations

The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. Furthermore, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the mortgage loans may experience a higher rate of prepayments than traditional mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and the rate of principal prepayments on the mortgage loans (including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the Originators, the Sponsor, the majority holder of the Class CE Certificates, the insurer or the master servicer, as the case may be). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the offered certificates that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to this rate or the rate of principal prepayments. The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificates are purchased at a discount or premium and the degree to which the timing of payments on the offered certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the offered certificates. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

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It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Because principal distributions are paid to some classes of offered certificates before other classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses (because these Certificates will represent an increasing percentage interest in the issuing entity prior to the commencement of their receipt of distributions of principal) than holders of classes having earlier priorities for distribution of principal. In particular, with respect to the Lockout Certificates (as defined in this prospectus supplement), as described under “Description of the Certificates—Principal Distributions on the Offered Certificates” in this prospectus supplement, during some periods, no principal payments or a disproportionately small portion of the amount of principal then payable to the offered certificates will be distributed on the Lockout Certificates, and during other periods, a disproportionately large portion of the amount of principal then payable to the offered certificates will be distributed on the Lockout Certificates. Unless the Certificate Principal Balances of the offered certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the Distribution Date in _______ ____.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years and the rate of defaults and the severity of losses on mortgage loans secured by second liens may be substantially higher than mortgage loans secured by first liens. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, other than as provided by the Policy as described in this prospectus supplement, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. See “The Mortgage Pool—Underwriting Standards; Representations” in this prospectus supplement.

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Market Interest Rate Considerations

Because the mortgage rates on the mortgage loans and the Pass-Through Rates on the offered certificates are fixed, these rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yield for securities similar to these offered certificates were to rise, the market value of these offered certificates may decline.

Balloon Payments

The mortgage loans with Balloon Payments will not be fully-amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon the borrower’s ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by residential property. Because the ability of a borrower to make a Balloon Payment typically will depend upon the borrower’s ability to either refinance the loan or to sell the related mortgaged property, there is a risk that the Balloon Loans may default at maturity. Any defaulted Balloon Payment that extends the maturity of a mortgage loan may delay distributions of principal on the offered certificates and thereby extend the weighted average life of the Certificates and, if the Certificates were purchased at a discount, reduce the yield on the Certificates.

Weighted Average Lives

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of each class of offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

Except as otherwise described under “Description of the Certificates—Principal Distributions on the Offered Certificates” in this prospectus supplement, distributions of principal will be made to the classes of the offered certificates according to the priorities described in this prospectus supplement, rather than on a pro rata basis among these classes, unless an insurer default exists. The timing of commencement of principal distributions to each class of the offered certificates and the weighted average life of each class will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on each class. Moreover, because the Lockout Certificates do not receive (unless the Certificate Principal Balances of the offered certificates, other than the Lockout Certificates, have been reduced to zero) any portion of principal payments prior to the Distribution Date occurring in _______ ____ and thereafter will receive (unless the Certificate Principal Balances of the offered certificates, other than the Lockout Certificates, have been reduced to zero) a disproportionately small or large portion of principal payments, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of offered certificates entitled to principal distributions.

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Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of ___% of the Prepayment Vector. A ___% Prepayment Vector assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of the pool, this rate increasing by an additional approximate ____% CPR (precisely __/__, expressed as a percentage) each month thereafter through the eleventh month of the life of the pool, and the rate thereafter remaining constant at __% CPR for the remainder of the life of the pool. A __% Prepayment Vector assumes, for example, that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of the pool, the rate increasing by an additional approximate ____% CPR (precisely __/__, expressed as a percentage) each month thereafter through the eleventh month of the life of the pool, and the rate thereafter remaining constant at _____% CPR for the remainder of the life of the pool. No representation is made that the mortgage loans in the mortgage pool will prepay at the above-described rates or any other rate. CPR refers to the Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

The tables following the next paragraph indicate the percentage of the initial Certificate Principal Balance of the offered certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of the Certificates. The tables are based on the following assumptions (the “Structuring Assumptions”): (1) the mortgage pool consists of ______ mortgage loans with the characteristics set forth below, (2) distributions on the Certificates are received, in cash, on the 25th day of each month, commencing in _______ ____, (3) the mortgage loans prepay at the percentages of the Prepayment Assumption indicated, (4) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred, (5) none of the depositor, the Originators, the Sponsor, the majority holder of the Class CE Certificates, the Insurer, the Servicers, the Master Servicer or any other person purchases from the issuing entity any mortgage loan pursuant to any obligation or option under the Agreement, except as indicated in footnote two in the tables below, (6) scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month, (7) prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in _______ ____, and include 30 days’ interest on the mortgage loans, (8) the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity, (9) the Certificates are purchased on _______ __, ____, (10) the Servicing Fee Rate is equal to ____% per annum, the Master Servicing Fee Rate is equal to ____% per annum on the mortgage loans directly serviced by ________ and is equal to ____% per annum on the mortgage loans serviced by __________, the Administration Fee Rate is equal to ______% per annum and the amount of the premium payable to the insurer is as described under the heading “Pooling and Servicing Agreement—Some Matters Regarding the Insurer”, (11) the first _____ mortgage loans in the table below are mortgage loans that do not by their terms have Prepayment Charges and the last _____ mortgage loans in the table below are mortgage loans that by their terms do have Prepayment Charges, (12) the _____ mortgage loan in the table below is a Balloon Loan with a Balloon

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Payment of $_______ and the _____ mortgage loan in the table below is a Balloon Loan with a Balloon Payment of $_______ and (13) the _____, _____, _____, ______, _____ and _____ mortgage loans in the table below are mortgage loans that have been originated by __________ and the _____, _____, _____, _____, _____ and ______ mortgage loans in the table below are mortgage loans that have been originated by _________.

table 11

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Assumed Mortgage Loan Characteristics

PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	MORTGAGE RATE	ORIGINAL TERM TO MATURITY (MONTHS)	REMAINING TERM TO MATURITY (MONTHS)

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables. Any of these discrepancies may have an effect upon the percentages of the initial Certificate Principal Balance outstanding (and the weighted average lives) of the offered certificates set forth in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables set forth below, the offered certificates may mature earlier or later than indicated by the tables. Based on the foregoing Structuring Assumptions, the tables indicate the weighted average lives of the offered certificates and sets forth the percentages of the initial Certificate Principal Balance of the offered certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances (and weighted average lives) shown in the following table. These variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of the Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption

	Class A-1 Certificates					Class A-2 Certificates					Class A-3 Certificates					Class A-4 Certificates
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Closing Date

Weighted Average Life in Years(1)

Weighted Average Life in Years(2)

* Represents less than one-half of one percent.

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Class CE Certificates exercises its option to purchase the mortgage loans on the earliest possible Distribution Date on which it is permitted to exercise its option. See “Pooling and Servicing Agreement —Termination” in this prospectus supplement. (TABLE CONTINUED ON NEXT PAGE.)

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Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption

	Class A-5 Certificates					Class A-6 Certificates					Class A-7 Certificates
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Closing Date

Weighted Average Life in Years(1)

Weighted Average Life in Years(2)

*  Represents less than one-half of one percent.

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Class CE Certificates exercises its option to purchase the mortgage loans on the earliest possible Distribution Date on which it is permitted to exercise its option. See “Pooling and Servicing Agreement —Termination” in this prospectus supplement. (TABLE CONTINUED FROM PRIOR PAGE.)

There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the offered certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the offered certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

DESCRIPTION OF THE CERTIFICATES

General

The Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series ____-___ will consist of ______ classes of certificates, designated as: (1) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates ; (2) the Class A-7 Certificates; (3) the Class CE Certificates; (4) the Class P Certificates and (5) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates. Only the offered certificates are offered by this prospectus supplement. The Class CE Certificates, the Class P Certificates and the Residual Certificates, which are not being offered by this prospectus supplement, will be sold by the depositor to ______________ on the Closing Date.

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Distributions on the offered certificates will be made on the 25th day of each month, or, if the day is not a business day, on the next succeeding business day, beginning in _______ ____.

The Certificates represent in the aggregate the entire beneficial ownership interest in an issuing entity consisting primarily of the mortgage pool of conventional, one- to four-family, fixed-rate, first lien and second lien mortgage loans having original terms to maturity of not greater than [30] years. The Certificates have an aggregate principal balance as of the Cut-off Date of approximately $___________, subject to a permitted variance as described under “The Mortgage Pool” in this prospectus supplement.

Each class of offered certificates will have the approximate initial Certificate Principal Balance and Pass- Through Rate as set forth under “Summary of Prospectus Supplement—Offered Certificates” above. The Pass-Through Rate on the Class A-6 Certificates for any Distribution Date will be a rate per annum equal to the lesser of (1) _____% and (2) the Net WAC Pass-Through Rate for the related Distribution Date. The offered certificates in the aggregate evidence an initial undivided interest of approximately _____% in the issuing entity and the Class CE Certificates evidence an initial undivided interest of approximately ____% in the issuing entity.

The offered certificates will be issued, maintained and transferred on the book-entry records of the DTC and its participants (as defined in this prospectus supplement) in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess thereof.

The offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of the DTC (or any successor clearing agency selected by the depositor), except as provided below. The depositor has been informed by the DTC that the DTC’s nominee will be Cede & Co.. No person acquiring an interest in any Offered Certificate will be entitled to receive a certificate representing the person’s interest, except as set forth below under “—Definitive Certificates”. Unless and until a certificate is issued in fully registered certificated form under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the offered certificates shall refer to actions taken by the DTC upon instructions from its participants, and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the offered certificates shall refer to distributions, notices, reports and statements to the DTC or CEDE, as the registered holder of the offered certificates, for distribution to Certificate Owners in accordance with the DTC procedures. See “—Registration of the Offered Certificates” and “—Definitive Certificates” in this prospectus supplement.

Any Definitive Certificates will be transferable and exchangeable at the offices of the Trust Administrator. No service charge will be imposed for any registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the Certificates, other than the final distribution on any class of Certificates, will be made by the Trust Administrator on behalf of the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date. These distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the Certificate Register or (b) upon written request to the Trust Administrator at least five business days prior to the relevant Record Date by any holder of Certificates having an aggregate initial Certificate Principal Balance that is in excess of the lesser of (1) $5,000,000 or (2) two-thirds of the initial aggregate Certificate Principal Balance of the class of Certificates, by wire transfer in immediately available funds to the account of the certificateholder specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of the Certificates at the corporate trust office of the Trust Administrator or the other location specified in the notice to certificateholders of the final distribution.

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Registration of the Offered Certificates

The DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. the DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates. participants include securities brokers and dealers (including [Name of Underwriter]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trust Administrator through the DTC and the DTC participants. The Trust Administrator will forward payments to the DTC in same day funds and the DTC will forward the payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments to indirect participants or to Certificate Owners. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be CEDE, as nominee of the DTC. Certificate Owners will not be recognized by the Trust Administrator as certificateholders, as the term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through the DTC and its participants.

Under the rules, regulations and procedures creating and affecting the DTC and its operations, the DTC is required to make book-entry transfers of offered certificates among participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Definitive Certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

Because the DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge offered certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the absence of physical certificates for the offered certificates. In addition, under a book- entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trust Administrator to CEDE, as nominee for the DTC.

Under the Rules, the DTC will take action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more participants to whose the DTC account the offered certificates are credited. Additionally, under the Rules, the DTC will take the actions with respect to specified Voting Rights only at the direction of and on behalf of participants whose holdings of offered certificates evidence the specified Voting Rights. the DTC may take conflicting actions with respect to Voting Rights to the extent that participants whose holdings of offered certificates evidence these Voting Rights, authorize divergent action.

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The depositor, the Servicers, the Trustee, the Trust Administrator, the Originators, the insurer and the Sponsor will have no liability for any actions taken by the DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by CEDE, as nominee for the DTC, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Definitive Certificates

Definitive Certificates will be issued to Certificate Owners or their nominees, rather than to the DTC or its nominee, only if (1) the depositor advises the Trust Administrator in writing that the DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the offered certificates and the depositor is unable to locate a qualified successor, (2) the depositor, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the DTC, or (3) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Voting Rights of the offered certificates advise the Trust Administrator and the DTC through participants, in writing, that the continuation of a book-entry system through the DTC (or a successor thereto) is no longer in the Certificate Owners’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trust Administrator is required to notify all Certificate Owners through participants of the availability of Definitive Certificates. Upon surrender by the DTC of the Definitive Certificates representing the offered certificates and receipt of instructions for re-registration, the Trust Administrator will reissue the offered certificates as Definitive Certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trust Administrator will recognize the holders of the Definitive Certificates as certificateholders under the Agreement. These Definitive Certificates will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a Offered Certificate in an amount less than $10,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by the Offered Certificate.

Interest Distributions on the Offered Certificates

Distributions in respect of interest will be made on each Distribution Date to the holders of each class of offered certificates in an amount (allocable among these Certificates PRO RATA in accordance with the respective amounts payable as to each in respect of interest) equal to the Interest Distribution Amount for the class for the Distribution Date.

All distributions of interest on the offered certificates will be based on a 360-day year consisting of twelve 30-day months. Except as otherwise described in this prospectus supplement, on any Distribution Date, distributions of the Interest Distribution Amount for a class of Certificates will be made in respect of the class of Certificates, to the extent provided in this prospectus supplement, on a PARI PASSU basis, based on the Certificate Principal Balance of the Certificates of each class.

Subject to the terms of the Policy, any interest losses incurred by the offered certificates (other than shortfalls resulting from the application of the Relief Act) will be covered under the Policy. Notwithstanding the foregoing, however, if payments are not made as required under the Policy, any of these interest losses may be borne by the offered certificates to the extent the amount of the losses is not paid from Net Monthly Excess Cashflow (as defined in this prospectus supplement), in the priority described under “—Overcollateralization Provisions” in this prospectus supplement.

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The Certificate Principal Balance of an Offered Certificate outstanding at any time represents the then maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity. The Certificate Principal Balance of any class of offered certificates as of any date of determination is equal to the initial Certificate Principal Balance thereof reduced by the aggregate of (1) all amounts allocable to principal previously distributed with respect to the Certificate and (2) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement. The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (1) the then aggregate principal balance of the mortgage loans over (2) the then aggregate Certificate Principal Balance of the offered certificates and the Class P Certificates.

Principal Distributions on the Offered Certificates

On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the offered certificates then entitled to the distributions.

Notwithstanding the foregoing, as described under “—Overcollateralization Provisions” in this prospectus supplement, no amounts will be distributed to the holders of the offered certificates pursuant to clause (5) above except to the extent of any Net Monthly Excess Cashflow remaining after payment to the holders of the offered certificates of all amounts in respect of Realized Losses pursuant to clause (4) above and payment to the insurer of any Cumulative Insurance Payments.

In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the offered certificates.

In addition, on each Distribution Date, funds received as a result of a claim under the Policy in respect of the principal portion of Realized Losses allocated to the offered certificates will be distributed by the Trust Administrator on behalf of the Trustee to the holders of the Certificates. See “—Financial Guaranty Insurance Policy” in this prospectus supplement.

Distributions of the Principal Distribution Amount (and any amounts distributable in accordance with clauses first and third under “—Overcollateralization Provisions” in this prospectus supplement) on the offered certificates on each Distribution Date will be made as follows:

First, to the holders of the Lockout Certificates, the Lockout Distribution Percentage of the Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

Second, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

Third, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

Fourth, to the holders of the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

Fifth, to the holders of the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

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Sixth, to the holders of the Class A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

Seventh, to the holders of the Class A-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

Eighth, to the holders of the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

Notwithstanding the foregoing priorities, if an Insurer Default exists, the priority of distributions of principal among the offered certificates will be disregarded and distributions allocable to principal will be paid on each succeeding Distribution Date to holders of the offered certificates, on a PRO RATA basis, based on the Certificate Principal Balances thereof.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of the policy and overcollateralization, each as described under “—Overcollateralization Provisions” and “—Financial Guaranty Insurance Policy” below.

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

Overcollateralization Provisions

The weighted average mortgage rate (net of the Administration Fee Rate, the Servicing Fee Rate, the Master Servicing Fee Rate and the amount of the premium payable to the insurer) for the mortgage loans is generally expected to be higher than the weighted average of the Pass-Through Rate on the offered certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the offered certificates. The Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on the Distribution Date as an accelerated payment of principal on the offered certificates, but only to the limited extent hereafter described.

With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

first, to the holders of the class or classes of offered certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

second, to the insurer, in an amount equal to any Cumulative Insurance Payments;

third, to the holders of the class or classes of offered certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

fourth, to the holders of the offered certificates, in an amount equal to the Certificates’ allocated share of any shortfalls resulting from the application of the Relief Act with respect to the mortgage loans;

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fifth, to the insurer, for any amounts remaining due to the insurer under the terms of the Insurance Agreement (as defined in this prospectus supplement);

sixth, to the holders of the Class CE Certificates as provided in the Agreement; and

seventh, to the holders of the Residual Certificates, any remaining amounts; provided that if the Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term or any Distribution Date thereafter, then any of these remaining amounts will be distributed FIRST, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and SECOND, to the holders of the Residual Certificates.

As of the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the offered certificates and the Class P Certificates by an amount equal to approximately $__________, which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the Cut-off Date and is the initial amount of overcollateralization required to be provided by the mortgage pool under the Agreement. Under the Agreement, the Overcollateralized Amount is required to be maintained at the Required Overcollateralization Amount. In the event that Realized Losses are incurred on the mortgage loans, these Realized Losses may result in an overcollateralization deficiency since these Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Certificate Principal Balances of the offered certificates. In this event, the Agreement requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the offered certificates in reduction of the Certificate Principal Balances thereof. This has the effect of accelerating the amortization of the offered certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

In the event that the Required Overcollateralized Amount is required to step up on any Distribution Date, the Agreement provides that all Net Monthly Excess Cashflow remaining after the distributions described in clauses first and second above will be distributed in respect of the Overcollateralization Increase Amount for the offered certificates until the Overcollateralized Amount is equal to the stepped up Required Overcollateralized Amount. This has the effect of accelerating the amortization of the offered certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

In the event that the Required Overcollateralized Amount is permitted to step down on any Distribution Date, the Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the offered certificates on the related Distribution Date shall be distributed to the holders of the Class CE Certificates on the related Distribution Date. With respect to each related Distribution Date, the Principal Distribution Amount will be reduced by the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount after taking into account all other distributions to be made on the related Distribution Date. Any of this Overcollateralization Reduction Amount shall be distributed as part of Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the offered certificates relative to the amortization of the mortgage loans and of reducing the Overcollateralized Amount.

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Financial Guaranty Insurance Policy

The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. A form of the Policy may be obtained, upon request, from the depositor.

Simultaneously with the issuance of the offered certificates, the insurer will deliver the Policy to the Trust Administrator for the benefit of the holders of the offered certificates. Under the Policy, the insurer will irrevocably and unconditionally guarantee payment to the Trust Administrator on behalf of the Trustee on each Distribution Date for the benefit of the holders of the offered certificates, the full and complete payment of Insured Payments with respect to the offered certificates calculated in accordance with the original terms of the offered certificates when issued and without regard to any amendment or modification of the offered certificates or the Agreement except amendments or modifications to which the insurer has given its prior written consent.

If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the insurer will pay this amount out of funds of the insurer on the later of (1) the date when due to be paid pursuant to the Order referred to below or (2) the first to occur of (a) the a fourth Business Day following Receipt by the insurer from the Trust Administrator of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of offered certificates is required to return principal or interest distributed with respect to an Offered Certificate during the Term of the Policy because these distributions were avoidable preferences under applicable bankruptcy law, (B) a certificate of the holder of offered certificates that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the holder of offered certificates, in the form as is reasonably required by the insurer and provided to the holder of offered certificates by the insurer, irrevocably assigning to the insurer all rights and claims of the holder of offered certificates relating to or arising under the offered certificates against the debtor which made the preference payment or otherwise with respect to the preference payment, or (b) the date of Receipt by the insurer from the Trust Administrator of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of Receipt, the insurer shall have Received written notice from the Trust Administrator that the items were to be delivered on a specified date and the date was specified in the notice. The payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trust Administrator or holder of offered certificates directly, unless a holder of offered certificates has previously paid the amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment shall be disbursed to the Trust Administrator for distribution to the holder of the offered certificates upon proof of the payment reasonably satisfactory to the insurer. In connection with the foregoing, the insurer shall have the rights provided pursuant to the Agreement.

Payment of claims under the Policy made in respect of Insured Payments will be made by the insurer following Receipt by the insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of the notice for payment, and (b) 12:00 noon, New York City time, on the relevant Distribution Date.

The insurer’s obligations under the Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Trust Administrator as provided in the Policy, whether or not the funds are properly applied by the Trust Administrator.

The insurer shall be subrogated to the rights of the holders of the offered certificates to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the insurer under the Policy. To the extent the insurer makes Insured Payments, either directly or indirectly (as by paying through the Trust Administrator), to the holders of the offered certificates, the insurer will be subrogated to the rights of the holders of the offered certificates, as applicable, with respect to the Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of the offered certificates for purposes of payment.

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Claims under the Policy constitute direct unsecured and unsubordinated obligations of the insurer, and will rank not less than PARI PASSU with any other unsecured and unsubordinated indebtedness of the insurer except for some obligations with respect to tax and other payments to which preference is or may become afforded by statute. The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the depositor. The Policy by its terms may not be canceled or revoked prior to distribution in full of all Guaranteed Distributions (as defined in the Policy). The Policy is governed by the laws of the State of New York. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

To the fullest extent permitted by applicable law, the insurer agrees under the Policy not to assert, and waives, for the benefit of each holder of the offered certificates, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that these rights and defenses may be available to the insurer to avoid payment of its obligations under the Policy in accordance with the express provisions of the Policy.

Pursuant to the terms of the Agreement, unless an Insurer Default exists, the insurer will be entitled to exercise certain rights of the holders of the offered certificates, without the consent of the certificateholders, and the holders of the offered certificates may exercise the rights only with the prior written consent of the insurer. See “Pooling and Servicing Agreement—Voting Rights” and “—Certain Matters Regarding the Insurer” in this prospectus supplement.

The depositor, the Sponsor, the Servicers and the insurer will enter into an Insurance Agreement pursuant to which the depositor, the Sponsor and the Servicers will agree to reimburse, with interest, the insurer for amounts paid pursuant to claims under the Policy. The depositor, the Sponsor and the Servicers will further agree to pay the insurer all reasonable charges and expenses which the insurer may pay or incur relative to any amounts paid under the Policy or otherwise in connection with the transaction and to indemnify the insurer against some liabilities. Except to the extent provided in the Insurance Agreement, amounts owing under the Insurance Agreement will be payable solely from the issuing entity. An event of default by either Servicer under the Insurance Agreement will constitute an Event of Default by the Servicer under the Agreement and allow the insurer, among other things, to direct the Trustee to terminate the Servicer. An “event of default” by each Servicer under the Insurance Agreement includes (1) the Servicer’s failure to pay when due any amount owed under the Insurance Agreement or other documents, (2) the Servicer’s untruth or incorrectness in any material respect of any representation or warranty of the Servicer in the Insurance Agreement, the Agreement (in its capacity as Servicer) or other documents, (3) the Servicer’s failure to perform or to observe any covenant or agreement in the Insurance Agreement, the Agreement (in its capacity as Servicer) and other documents, (4) the Servicer’s failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Servicer and (5) the occurrence of an Event of Default relating to the Servicer under the Agreement or other documents.

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

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Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the issuing entity, while the Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicing Fee(1)(2)	___bp	Mortgage Loan Interest Collections
Trustee Fee	___bp	Master Servicing Fee
Servicer Fee	___bp	Master Servicing Fee

(1)	Master servicing fee including trustee and certificate registrar fees. The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.

(2)	Master Servicer pays trustee and servicer fees out of its fee.

(3)	The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Allocation of Losses; Subordination

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicers for P&I Advances, servicing advances and other related expenses, including attorney’s fees) towards interest and principal owing on the mortgage loan. In the event that amounts recovered in connection with the final liquidation of a defaulted mortgage loan are insufficient to reimburse the Servicers for P&I Advances and servicing advances, these amounts may be reimbursed to the Servicers out of any funds in the Certificate Account prior to the distribution on the Certificates.

Any Realized Losses on the mortgage loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates until the Certificate Principal Balance thereof has been reduced to zero, and third, to the offered certificates on a PRO RATA basis. The Agreement does not permit the allocation of any Realized Losses to the Class P Certificates. The Policy will cover any Realized Losses allocable to the offered certificates pursuant to clause third above. Notwithstanding the foregoing, however, if payments are not made as required under the Policy, Realized Losses will be allocated to the offered certificates.

If Realized Losses have been allocated to the offered certificates and the insurer has defaulted in its obligation to cover these Realized Losses, these amounts with respect to the Certificates will no longer accrue interest nor will the amounts be reinstated thereafter (even if Net Monthly Excess Cashflow and/or the Overcollateralized Amount are greater than zero on any subsequent Distribution Dates).

Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which the Realized Loss was incurred. An allocation of a Realized Loss on a PRO RATA basis between two or more classes of Certificates means an allocation to each of the classes of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on the related Distribution Date. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of an Offered Certificate be reduced more than once in respect of any particular amount both (1) allocable to the Offered Certificate in respect of Realized Losses and (2) payable as principal to the holder of the Offered Certificate from Net Monthly Excess Cashflow or from amounts paid under the Policy.

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P&I Advances

Subject to the following limitations, each Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by it and that were delinquent on the related Determination Date, plus some amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure. With respect to a delinquent Balloon Payment, the related Servicer is not required to make a P&I Advance of the delinquent Balloon Payment. The related Servicer will, however, make monthly P&I Advances with respect to a Balloon Loan with delinquent Balloon Payments, in each case in an amount equal to the assumed monthly principal and interest payment (net of the related Servicing Fee) that would have been due during the related Due Period based on the original principal amortization schedule for the Balloon Loan.

P&I Advances are required to be made only to the extent they are deemed by the applicable Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. Neither Servicer will be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the applicable Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan serviced by it as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by applicable Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Certificate Account prior to the distributions on the Certificates. In the event that either Servicer fails in its obligation to make any required advance, the Trust Administrator will be obligated to make any related advance and in the event that the Trust Administrator fails in its obligation to make any related advance, the Trustee will be obligated to make any related advance, in each case to the extent required in the Agreement. Notwithstanding the foregoing, in the event _______ fails in its obligation to make any required advance as Servicer, the Master Servicer will be obligated to make any related advance prior to the obligation of the Trust Administrator or the Trustee to make the related advances as provided above.

POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of _______ __, ____, among the depositor, the Servicers, the Trust Administrator and the Trustee, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The issuing entity created under the Agreement will consist of (1) all of the depositor’s right, title and interest in the mortgage loans, the related mortgage notes, mortgages and other related documents, (2) all payments on or collections in respect of the mortgage loans due after the Cut-off Date, together with any proceeds thereof, (3) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on the mortgaged properties, (4) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and (5) some of the rights of the depositor under the Mortgage Loan Purchase Agreement among the depositor, the Sponsor and ___________ and under the Mortgage Loan Purchase Agreement among the depositor, the Sponsor and ___________. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the issuing entity, the terms and conditions of the Agreement and the offered certificates. The offered certificates will be transferable and exchangeable at the corporate trust offices of the Trust Administrator, located in ______, __________. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Impac Secured Assets Corp., 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

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Assignment of the Mortgage Loans

The depositor will deliver to the Trust Administrator, as custodian for the Trustee, with respect to each mortgage loan (1) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the mortgage loan, (2) the original mortgage with evidence of recording indicated on the mortgage and (3) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the mortgage loan. These assignments of mortgage loans are required to be recorded by or on behalf of the depositor in the appropriate offices for real property records.

The Trustee

_______________, a national banking association, will act as Trustee for the Certificates pursuant to the Agreement. The Trustee’s offices for notices under the Agreement are located at _________________, and its telephone number is __________. In the event the Trust Administrator advises the Trustee that it is unable to continue to perform its obligations pursuant to the terms of the Agreement prior to the appointment of a successor, the Trustee shall be obligated to perform these obligations until a new trust administrator is appointed.

[Description of the extent of Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

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2.
Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include:

1.
Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

2.
The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Pooling and Servicing Agreement.

3.
Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

For further discussion of the duties of the Trustee, please see “The Agreements—Duties of the Trustee” in the prospectus.

The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to the related portion of accrued interest at the Administration Fee Rate of ______% per annum on the Scheduled Principal Balance of the mortgage loans. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the issuing entity and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of the Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (1) resulting from a breach of either Servicer’s or the Trust Administrator’s obligations and duties under the Agreement, (2) that constitutes a specific liability of the Trustee under the Agreement or (3) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee’s obligations and duties under the Agreement.

The Trust Administrator

_______________, a national banking association, will act as Trust Administrator for the Certificates pursuant to the Agreement. The Trust Administrator’s offices for notices under the Agreement are located at __________________, and its telephone number is ______________. The Trust Administrator will perform some administrative functions on behalf of the Trustee and will act as initial paying agent, certificate registrar and custodian.

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The principal compensation to be paid to the Trust Administrator in respect of its obligations under the Agreement will be equal to the related portion of the Administration Fee. The Agreement will provide that the Trust Administrator and any director, officer, employee or agent of the Trust Administrator will be indemnified by the issuing entity and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trust Administrator, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trust Administrator’s performance in accordance with the provisions of the Agreement) incurred by the Trust Administrator in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (1) resulting from a breach of either Servicer’s or the Trustee’s obligations and duties under the Agreement, (2) that constitutes a specific liability of the Trust Administrator under the Agreement or (3) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trust Administrator’s duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trust Administrator’s obligations and duties under the Agreement.

The Master Servicer and the Servicers

General

Impac Funding Corporation, referred to in this prospectus supplement as Impac Funding Corporation or the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer and the Trustee.

Primary servicing of the mortgage loans will be provided for in accordance with the Pooling and Servicing Agreement or similar agreements, which are collectively referred to in this prospectus supplement as the Servicing Agreements. Each of the Servicing Agreements will be assigned to the issuing entity pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Sponsor and the Trustee on behalf of the Certificateholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made by the Servicers with respect to the related mortgage loans against them. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor Servicer or shall assume primary servicing obligations for the related mortgage loans itself.

The Servicer or the Master Servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the Servicer or the Master Servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The Master Servicer or Servicer may also waive or modify any term of a loan so long as the Master Servicer or Servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the Master Servicer or Servicer to be in the best interests of the related securityholders, the Master Servicer or Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

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The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Protected Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders. Amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders. On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account the Available Funds. See “Description of the Securities-The Distribution Account” in the prospectus.

The information set forth in the following paragraphs with respect to the Master Servicer and the Servicers has been provided by the respective party.

The Master Servicer

Impac Funding Corporation will act as Master Servicer under the Servicing Agreement. Impac Funding Corporation is a [form of organization]. [Description of Master Servicer’s business]. The [Depositor the Sponsor and the related Servicer] may maintain banking and other commercial relationships with Impac Funding Corporation and its affiliates. Impac Funding Corporation’s principal corporate trust offices are located at _______________________ and its office for certificate transfer services is located at ___________________.

S-47

Impac Funding Corporation acts as Master Servicer pursuant to the Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective servicing agreements. In addition, upon the occurrence of certain Servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity and at the direction of the Indenture Trustee against such defaulting Servicer. As of __________, Impac Funding Corporation was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[The following table describes size, composition and growth of Impac Funding Corporation’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in Impac Funding Corporation’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

The Master Servicer shall not be under any liability to the issuing entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Pooling and Servicing Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the issuing entity, against any loss, liability or expense incurred in connection with the Pooling and Servicing Agreement or the Certificates or the Mortgage Loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer’s failure to perform its master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Pooling and Servicing Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer according to the terms of the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service Mortgage Loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the pooling and servicing agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer’s certificate and an opinion of counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

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The Servicers

[Name of Servicer] and [Additional Servicers] will service the related mortgage loans in accordance with the related Servicing Agreements, each of which will be assigned to the issuing entity on the Closing Date.

The following table shows the percentage of the mortgage loans which are or will be serviced by each of, [Name of Servicer] and [Additional Servicers], collectively referred to herein as the Servicers in the aggregate.

Name of Servicer	Total
[Name of Servicer]
[Additional Servicers]

[Name of Servicer]

The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer’s form of organization].

[Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

[The following table describes size, composition and growth of [Name of Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

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[Additional Servicers]

[Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

Servicing And Other Compensation And Payment Of Expenses

The principal compensation to be paid to ___________, in its capacity as Master Servicer, will be equal to accrued interest at the Master Servicing Fee Rate of ____% per annum with respect to each mortgage loan serviced by _________ on the Scheduled Principal Balance of each mortgage loan. The principal compensation to be paid to each of __________ and ___________, in its capacity as a Servicer, in respect of its servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each mortgage loan serviced by it on the Scheduled Principal Balance of each mortgage loan. As additional servicing compensation, each Servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing fees in respect of the mortgage loans serviced by it (with the exception of Prepayment Charges, which will be distributed to the holders of the Class P Certificates) to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of the mortgage loans serviced by it.

Each Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans serviced by it on any Distribution Date to the extent of its Servicing Fee for the Distribution Date. Each Servicer is obligated to pay some insurance premiums and some ongoing expenses associated with the mortgage pool in respect of the mortgage loans serviced by it and incurred by the Servicer in connection with its responsibilities under the Agreement and is entitled to reimbursement therefor as provided in the Agreement. See “Description of the Securities—Retained Interest; Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Servicers and “Federal Income Tax Consequences” in this prospectus supplement regarding some taxes payable by the Servicers.

Optional Purchase Of Defaulted Mortgage Loans

The Master Servicer has the option to purchase from the issuing entity any mortgage loan that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings; provided, however, that (1) the Master Servicer shall purchase any of these mortgage loans on the basis of delinquency, purchasing the most delinquent mortgage loans first and (2) after it has purchased __% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, pursuant to clause (1) above, the Master Servicer must also obtain the consent of the insurer prior to any further purchases of delinquent mortgage loans. Notwithstanding the foregoing, prior to purchasing any mortgage loan serviced by ___________, the Master Servicer must give ___________ the right of first refusal to purchase the mortgage loan.

Events Of Default

In addition to those events of default described under “Description of the Securities—Events of Default” in the prospectus, upon the occurrence of loss and delinquency triggers with respect to the mortgage loans serviced by the related Servicer or upon the occurrence of certain other defaults which are set forth in the Agreement, each Servicer may be removed as servicer of the mortgage loans in accordance with the terms of the Agreement and the Insurance Agreement. In addition, if ______________ is terminated in its capacity as Servicer under the Agreement, it shall also be terminated as Master Servicer.

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Pursuant to the Agreement, each Servicer covenants and agrees to act as a Servicer for an initial term from the Closing Date to __________ __, ____, which term shall be extendable by the insurer for successive terms of three (3) calendar months thereafter, until the termination of the issuing entity. Each notice of extension shall be delivered by the insurer to the Trustee, the Trust Administrator and the related Servicer. Each Servicer will, upon its receipt of the notice of extension, become bound for the duration of the term covered by the notice of extension to continue as a Servicer subject to and in accordance with the other provisions of the Agreement. If as of the fifteenth (15th) day prior to the last day of any term of the Servicer, the Trust Administrator shall not have received any notice of extension from the insurer, the Trust Administrator will, within five (5) days thereafter, give written notice of the non-receipt to the insurer, the related Servicer and the Trustee. The failure of the insurer to deliver a notice of extension by the end of a calendar term shall result in the termination of the related Servicer.

Any successor to either Servicer appointed under the Agreement must be a housing loan servicing institution acceptable to each Rating Agency (as defined in the prospectus) with a net worth at the time of the appointment of at least $15,000,000. See “Description of the Securities—Rights Upon Event of Default” in the prospectus.

Voting Rights

At all times, __% of all Voting Rights will be allocated among the holders of the offered certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, __% of all Voting Rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates and __/__ of __% of all Voting Rights will be allocated among the holders of each class of Residual Certificates in proportion to the percentage interests in the classes evidenced by their respective Certificates. Unless an Insurer Default exists, the insurer will be entitled to exercise some voting and other rights of the holders of the offered certificates. See “—Some Matters Regarding the Insurer” in this prospectus supplement.

SOME MATTERS REGARDING THE INSURER

Under the Agreement, on each Distribution Date, the Trust Administrator is required to pay to the insurer a premium with respect to the Policy equal to __/__ times ____% per annum times the Certificate Principal Balance of the offered certificates.

Pursuant to the terms of the Agreement, unless there exists a continuance of any failure by the insurer to make a required payment under the Policy or there exists a proceeding in bankruptcy by or against the insurer, the insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without the consent of the holders, and the holders of the offered certificates may exercise the rights only with the prior written consent of the insurer: (1) the right to direct the Trustee to terminate the rights and obligations of the either Servicer under the Agreement in the event of a default by the Servicer; (2) the right to consent to or direct any waivers of defaults by either Servicer; (3) the right to remove the Trustee or the Trust Administrator pursuant to the Agreement; and (4) the right to institute proceedings against either Servicer in the event of default by the Servicer and refusal of the Trustee to institute the proceedings. In addition, unless an Insurer Default exists, the insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the offered certificates, and, unless an Insurer Default exists, the insurer’s consent will be required prior to, among other things, (1) the removal of the Trustee or the Trust Administrator, (2) the appointment of any successor Trustee, Trust Administrator or Servicer, as the case may be, or (3) any amendment to the Agreement.

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THE ISSUING ENTITY

Impac Secured Assets Trust ____-_ is a common law trust formed under the laws of the [State of New York] pursuant to the pooling and servicing agreement between the depositor, sponsor, master servicer and the trustee, dated as of [____], 2006 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the [State of New York]. After its formation, the Impac Secured Assets Trust ____-_ will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the issuing entity and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 66-2/3% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements — Amendment” in the base prospectus.

The assets of the Impac Secured Assets Trust ____-_ will consist of the Mortgage Loans and certain related assets.

Impac Secured Assets Trust ____-_’s fiscal year end is _______________.

THE DEPOSITOR

[The depositor, Impac Secured Assets Corp., was formed in the state of California in 1998, and is a wholly-owned subsidiary of Impac Funding Corporation. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. See “The Sponsor” below for information regarding the size, composition and growth of the total portfolio of assets for which Impac Secured Assets Corp. has served as depositor.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1998. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[_________]. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the certificates.

After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor’s principal executive offices are located at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.]

THE SPONSOR

[The Sponsor, Impac Funding Corporation, in its capacity as mortgage loan seller, will sell the mortgage loans to the Depositor pursuant to a Mortgage Loan Purchase Agreement, dated as of ____________, ____, between the Sponsor and the Depositor.

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The Sponsor was incorporated in the State of California in August 1995 and is an affiliate of the depositor. The Sponsor commenced operation in California in 1995.

The Sponsor maintains its principal office at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.

The Sponsor is a mortgage company that acquires, purchases and sells primarily first-lien non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers.

The Sponsor has been securitizing residential mortgage loans since 1995. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.]

	December 31, 2003		December 31, 2004		October 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM
Alt-A Fixed
HELOC
Neg-Am ARM
Prime ARM
Prime Fixed
Prime Short Duration ARM
Reperforming
Seconds
SubPrime
Totals

PERMITTED INVESTMENTS

Any institution maintaining a custodial account shall at the direction of the Master Servicer invest the funds in such account in Permitted Investments, each of which shall mature not later than (i) the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to the Pooling and Servicing Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to the Pooling and Servicing Agreement, if the Trustee is the obligor thereon and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment as well as any interest earned on deposits in a custodial account shall be for the benefit of the Master Servicer. The Master Servicer shall deposit in a custodial account an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Permitted Investment:

(i)  obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

    (ii)  repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

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        (iii)  federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor’s and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor’s if Standard & Poor’s is the Rating Agency;

       (iv)  commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s and Standard & Poor’s in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

       (v)  a money market fund or a qualified investment fund rated by Moody’s in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor’s, including any such funds for which ___________ or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

               (vi)   other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

TERMINATION

The circumstances under which the obligations created by the Agreement will terminate in respect of the Certificates are described in “Description of the Securities—Termination” in the prospectus. The majority holder of the Class CE Certificates (or if the holder does not exercise the option, the Master Servicer or the insurer) will have the right to purchase all remaining mortgage loans and any properties acquired in respect thereof and thereby effect early retirement of the Certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) remaining in the issuing entity at the time of purchase is reduced to less than __%, in the event the majority holder of the Class CE Certificates exercises the option, or __%, in the event the Master Servicer or the insurer exercises the option, of the aggregate principal balance of the mortgage loans as of the Cut-off Date. In the event the majority holder of the Class CE Certificates exercises the option, the purchase price payable in connection therewith generally will be equal to par, and in the event the Master Servicer or the insurer exercises the option, the purchase price payable in connection therewith generally will be equal to the greater of par or the fair market value of the mortgage loans and the properties, in each case plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed, together with any amounts due to the Servicers for unpaid Servicing Fees and any unreimbursed advances and any amounts due to ___________, in its capacity as Master Servicer for any unpaid Master Servicing Fees. In the event the majority holder of the Class CE Certificates or the Master Servicer or the insurer exercises the option, the portion of the purchase price allocable to the offered certificates will be, to the extent of available funds (including funds paid under the Policy), (1) 100% of the then outstanding Certificate Principal Balance, plus (2) one month’s interest on the then outstanding Certificate Principal Balance at the then applicable Pass-Through Rate for the class, plus (3) any previously accrued but unpaid interest to which the holders of the Certificates are entitled. The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the issuing entity created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See “Description of the Securities—Termination” in the prospectus.

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THE INSURER

The following information has been supplied by __________________ for inclusion in this prospectus supplement.

General

The principal executive offices of the insurer are located at _______________, and its telephone number at that location is __________.

Reinsurance

Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the insurer or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among the companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the insurer reinsures a portion of its liabilities under some of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. The reinsurance is utilized by the insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the insurer’s obligations under any financial guaranty insurance policy.

Ratings

The insurer’s insurance financial strength is rated “Aaa” by _________. The insurer’s insurer financial strength is rated “AAA” by each of ____________ and ____________. The insurer’s claims-paying ability is rated “AAA” by ___________ and ___________ and _______________. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating agencies. See “Ratings”.

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Capitalization

September 30, 2000
	Actual		as Adjusted(1)
(Unaudited) (In Thousands)

Deferred Premium Revenue (net of prepaid reinsurance premiums)	$	__________	$	__________
Surplus Notes
Minority Interest

Shareholder’s Equity
Common Stock
Additional Paid-In Capital
Accumulated Other Comprehensive Income (net of deferred income taxes)
Accumulated Earnings
Total Shareholder’s Equity
Total Deferred Premium
Revenue, Surplus Notes, Minority Interest and Shareholder’s Equity

(1)
Adjusted to give effect to the ____________ (a) purchase by _________ of $__ million of surplus notes from the insurer in connection with the formation of a new indirect _________ subsidiary of the insurer, initially capitalized with $___ million, including a $__ million minority interest owned by ____________, and (b) contribution by _______ to the capital of the insurer of approximately $__ million, representing a portion of the proceeds from the sale by Holdings of $___ million of _______% Senior Quarterly Income Debt Securities due ____.

For further information concerning the insurer, see the Consolidated Financial Statements of the insurer and subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. The insurer’s financial statements are included as exhibits in the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q filed with the Commission and may be reviewed at the EDGAR web site maintained by the Commission and at Holding’s website, http://www._______.com. Copies of the statutory quarterly and annual financial statements filed with the State of New York Insurance Department by the insurer are available upon request to the State of New York Insurance Department.

Incorporation Of Documents By Reference

In addition to the documents described under “Incorporation of Certain Information by Reference” in the prospectus, the consolidated financial statements of the insurer and subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by _________, are incorporated by reference in this prospectus supplement, which together with the prospectus, forms a part of the depositor’s registration statement: (a) the Annual Report on Form 10-K for the year ended [____________] and (b) the Quarterly Report on Form 10-Q for the period ended [____________].

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All financial statements of the insurer and subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the offered certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing the documents.

The depositor will provide without charge to any person to whom this prospectus supplement is delivered, upon oral or written request of the person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for the copies should be directed to the Secretary, Impac Secured Assets Corp., 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

Insurance Regulation

The insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, requires that each insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each insurer, and limits the size of individual transactions (“single risks”) and the volume of transactions (“aggregate risks”) that may be underwritten by each insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

FEDERAL INCOME TAX CONSEQUENCES

Three separate elections will be made to treat the issuing entity as real estate mortgage investment conduits (“REMIC I”, “REMIC II” and “REMIC III”, respectively) for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986.

For federal income tax purposes, (1) the Class R-I Certificates will be the sole class of “residual interests” in REMIC I, (2) separate non-certificated regular interests in REMIC I will be issued and will be the “regular interests” in REMIC I, (3) the Class R-II Certificates will be the sole class of “residual interests” in REMIC II, (4) separate non-certificated regular interests in REMIC II will be issued and will be the “regular interests” in REMIC II, (5) the Class R-III Certificates will be the sole class of “residual interests” in REMIC III, and (6) the offered certificates, the Class CE Certificates and the Class P Certificates will be the “regular interests” in, and will be treated as debt instruments of, REMIC III. See “Federal Income Tax Consequences—REMIC—Classification of REMICs” in the prospectus.

For federal income tax reporting purposes, the offered certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a constant rate equal to ___% of the Prepayment Vector. No representation is made that the mortgage loans will prepay at the above rate or at any other rate. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

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The Internal Revenue Service has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the Issuing Entity. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of the Certificates in this regard.

The offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Offered Certificate will be treated as holding a Certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the distributions remaining to be made on the Certificate at the time of its acquisition by the certificateholder. Holders of offered certificates should consult their own tax advisors regarding the possibility of making an election to amortize the premium. See “Federal Income Tax Consequences— REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.

The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the issuing entity would be so treated. In addition, interest on the offered certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. The offered certificates will also be treated as “qualified mortgages” under Section 860G(a)(3) of the Code. See “Federal Income Tax Consequences— REMICs—Characterization of Investments in REMIC Certificates” in the prospectus.

It is not anticipated that any of REMIC I, REMIC II or REMIC III will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any of the above-mentioned taxes are imposed on REMIC I, REMIC II or REMIC III, the tax will be borne (1) by the Trust Administrator, if the Trust Administrator has breached its obligations with respect to REMIC compliance under the Agreement, (2) by __________, if ____________, in its capacity as Master Servicer or as a Servicer, has breached its obligations with respect to REMIC compliance under the Agreement, (3) by ___________, if ___________, in its capacity as a Servicer has breached its obligations with respect to REMIC compliance under the Agreement, (4) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement and (5) otherwise by the issuing entity, with a resulting reduction in amounts otherwise distributable to holders of the related offered certificates. See “Description of the Securities— General” and “Federal Income Tax Consequences—REMICs—Prohibited Transactions and Other Possible REMIC Taxes” in the prospectus.

The responsibility for filing annual federal information returns and other reports will be borne by the Trustee, the Trust Administrator or the Master Servicer. See “Federal Income Tax Consequences—REMICs— Reporting and Other Administrative Matters” in the prospectus.

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For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement, dated _________ __, ____, the depositor has agreed to sell, and [Name of Underwriter] has agreed to purchase the offered certificates. The Underwriter is obligated to purchase all offered certificates if it purchases any. The Underwriter is an affiliate of the depositor.

Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be 99.50% of the aggregate initial Certificate Principal Balance of the offered certificates, plus accrued interest. In connection with the purchase and sale of the offered certificates, the Underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The offered certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of the DTC on or about the Closing Date.

The Underwriting Agreement provides that the depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

SECONDARY MARKET

There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the offered certificates but it is not obligated to do so. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Certificateholders”, which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

LEGAL OPINIONS

Some legal matters relating to the offered certificates will be passed upon for the depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

EXPERTS

The consolidated balance sheets of the insurer and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of _______________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

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LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, The Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Custodians. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

RATINGS

It is a condition to the issuance of the Certificates that the offered certificates be rated “Aaa” by ____________ and “AAA” by _____________.

The ratings of ________ and ___________ assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the prepayments will differ from that originally anticipated. The ratings assigned by __________ and _________ on the offered certificates are based in part upon the insurer’s claims paying ability. Any change in the ratings of the insurer by _________ or ___________ may result in a change in the ratings on the offered certificates. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

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The depositor has not requested that any rating agency rate the offered certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the Issuing Entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because the mortgage pool includes some mortgage loans that are secured by subordinate liens on the related mortgaged properties

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. On December 1, 1998, the Office of Thrift Supervision issued Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, which is applicable to thrift institutions regulated by the OTS. TB 13a should be reviewed by any of the above-mentioned thrift institutions prior to investing in the offered certificates.

See “Legal Investment” in the prospectus.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to securityholders.

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The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities—Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor’s][depositor’s] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO SECURITYHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning the issuing entity to all registered holders of offered securities of the related series with respect to the issuing entity as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor’s][depositor’s] website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of Mortgage Loans — Evidence as to Compliance” and “Description of the Securities—Reports to Securityholders” in the prospectus.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or any other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code or any person investing Plan Assets of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of Certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

The U.S. Department of Labor has issued an individual exemption, as described under “ERISA Considerations” in the prospectus, to the Underwriter. The Exemption generally exempts from the application of some of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on these prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter, such as the Offered Certificates, and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied. The purchase of the offered certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption. However, the Exemption contains a number of conditions which must be met for the Exemption to apply (as described in the prospectus), including the requirement that any Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption will be satisfied with respect to the Offered Certificates.

S-62

Each beneficial owner of a Subordinate Certificate or any interest therein must represent that either (i) it is not a Plan or investing with assets of Plan, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that such certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P, Fitch or Moody’s Investors Service, Inc., and such certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (a) that the Offered Certificates constitute “certificates” for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to the investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding ERISA considerations of investing in the Certificates, see “ERISA Considerations” in the prospectus.

S-63

GLOSSARY

Administration Fee — The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement and is equal to the related portion of accrued interest at the Administration Fee Rate of ______% per annum on the Scheduled Principal Balance of the mortgage loans.

Administration Fee Rate — On each mortgage loan, a rate equal to ____% per annum.

Available Distribution Amount — For any Distribution Date, is equal to the sum, net of amounts reimbursable to the Master Servicer, the Servicers, the Trust Administrator or the Trustee, of (1) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Servicing Fees, the Master Servicing Fee, the Administration Fee and the premium payable with respect to the Policy, (2) some unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and (3) all P&I Advances with respect to the mortgage loans received for the Distribution Date. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the mortgage loans and the amounts will not be available for distribution on the offered certificates.

Balloon Loan — A mortgage loan with an amortization term greater than its term to maturity, resulting in a Balloon Payment on its maturity date.

Balloon Payment — With respect to a Balloon Loan, the payment on the maturity date of an amount equal to the remaining principal balance of the related mortgage loan.

Book-entry Certificates — The offered certificates issued, maintained and transferred at the DTC.

Business Day — Under the Policy, Business Day means any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the Trust Administrator is located, are authorized or obligated by law or executive order to be closed. The insurer’s obligations under the Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Trust Administrator as provided in the Policy, whether or not the funds are properly applied by the Trust Administrator.

Cede — Cede & Co.

Certificate Owner — A person acquiring an interest in any Offered Certificate.

Certificates — Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series -___.

Certificate Principal Balance — With respect to any Certificate, the then maximum amount that the holder is entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity. The Certificate Principal Balance of any class of Certificates as of any date of determination is equal to the initial Certificate Principal Balance, reduced by the aggregate of (1) all amounts allocable to principal previously distributed with respect to the Certificate and (2) any reductions in the Certificate Principal Balance deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

S-64

Clearing Agency — DTC or any successor clearing agency selected by the depositor.

Compensating Interest — Any payments made by the Master Servicer from its own funds to cover Prepayment Interest Shortfalls.

CPR — A constant prepayment rate model.

Cumulative Insurance Payments — As of any Distribution Date, the aggregate of any payments made by the insurer under the Policy to the extent not previously reimbursed, plus interest on those payments.

Cut-off Date — [Date].

Definitive Certificates — A certificate which is issued in fully registered certificated form.

Determination Date — With respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if the day is not a business day, on the immediately preceding business day.

Distribution Date — The 25th day of the month or, if the day is not a business day, on next succeeding business day.

Due Date — With respect to each mortgage loan, the first day of the month.

Due Period — With respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Exemption — Prohibited Transaction Exemption __-__.

Expense Adjusted Mortgage Rate — The then applicable mortgage rate on the mortgage loan minus the sum of (1) the Administration Fee Rate, (2) the Servicing Fee Rate and (3) the Master Servicing Fee Rate.

Indirect Participants — Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Industry — DTC’s participants and other members of the financial community.

Insurance Agreement — An Insurance and Indemnity Agreement among the depositor, the Sponsor, the Servicers and the insurer pursuant to which the depositor, the Sponsor and the Servicers will agree to reimburse, with interest, the insurer for amounts paid pursuant to claims under the Policy.

Insured Payments — With respect to the offered certificates as of any Distribution Date, the sum of (1) any shortfall in amounts available in the Distribution Account (as defined in the Agreement) to pay the Interest Distribution Amount on the Certificates for the related Interest Accrual Period, (2) the excess, if any, of (a) the aggregate Certificate Principal Balance of the offered certificates then outstanding over (b) the aggregate principal balances of the mortgage loans then outstanding and (3) without duplication of the amount specified in clause (2), the aggregate Certificate Principal Balance of the offered certificates to the extent unpaid on the final Distribution Date or the earlier termination of the issuing entity pursuant to the terms of the Agreement. The Policy does not cover Relief Act Shortfalls.

S-65

Insurer Default — A continuance of any failure by the insurer to make a required payment under the Policy or the existence of a proceeding in bankruptcy by or against the insurer.

Interest Accrual Period — For each class of Certificates for any Distribution Date, the one-month period preceding the month in which the Distribution Date occurs.

Interest Distribution Amount — With respect to the Certificates of any class on any Distribution Date, is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the Certificates immediately prior to the Distribution Date at the Pass-Through Rate for the class, reduced (to not less than zero), in the case of each class, by the allocable share for the class of shortfalls resulting from the application of the Relief Act, plus any undistributed Interest Distribution Amount for the class from any previous Distribution Dates. On any Distribution Date, any shortfalls resulting from the application of the Relief Act will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the Interest Distribution Amounts with respect to the offered certificates on a PRO RATA basis based on the respective amounts of interest accrued on the Certificates for the Distribution Date. On any Distribution Date, any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest (as defined in this prospectus supplement) paid by the Servicers will be allocated to the interest distribution amount with respect to the Class CE Certificates. The holders of the offered certificates will be entitled to reimbursement for any shortfalls resulting from application of the Relief Act, subject to available funds, in the priority described under “—Overcollateralization Provisions” in this prospectus supplement. The Pass-Through Rate applicable to the calculation on the Interest Distribution Amount for each class of offered certificates is fixed and set forth under “Summary of Prospectus Supplement—Offered Certificates” above; subject to the Net WAC Pass-Through Rate in the case of the Class A-6 Certificates.

Lockout Certificates — The Class A-7 Certificates.

Lockout Certificate Percentage — As calculated for each Distribution Date, the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates immediately prior to the Distribution Date divided by the sum of the aggregate Certificate Principal Balances of the offered certificates immediately prior to the Distribution Date.

Lockout Distribution Percentage — For any Distribution Date occurring prior to the Distribution Date in _________ ____ will be equal to 0%. The “Lockout Distribution Percentage” for any Distribution Date occurring after the first three years following the Closing Date will be as follows: for any Distribution Date during the _____ or _____ year after the Closing Date, __% of the Lockout Certificate Percentage for the Distribution Date; for any Distribution Date during the _____ year after the Closing Date, __% of the Lockout Certificate Percentage for the Distribution Date; for any Distribution Date during the _______ year after the Closing Date, ___% of the Lockout Certificate Percentage for the Distribution Date, and for any Distribution Date thereafter, the lesser of (x) ___% of the Lockout Certificate Percentage and (y) ___%. Notwithstanding the foregoing, if the Certificate Principal Balances of the offered certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Distribution Percentage will be equal to ___%.

Master Servicer — Impac Funding Corporation.

Master Servicing Fee — The principal compensation to be paid to ___________, in its capacity as Master Servicer, will be equal to accrued interest at the Master Servicing Fee Rate of ____% per annum with respect to each mortgage loan serviced by _________ on the Scheduled Principal Balance of each mortgage loan.

S-66

Master Servicing Fee Rate — On each mortgage loan, a rate equal to ____% per annum.

Net Monthly Excess Cash Flow — For any Distribution Date, is equal to the sum of (1) any Overcollateralization Reduction Amount and (2) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Interest Distribution Amounts payable to the holders of the offered certificates and the sum of the amounts described in clauses (b)(1) through (3) of the definition of Principal Distribution Amount.

Net Wac Pass-through Rate — For any Distribution Date, a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (1) an amount equal to (A) 1/12 of the aggregate Scheduled Principal Balance of the then outstanding mortgage loans multiplied by the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding mortgage loans minus (B) the amount of the premium payable to the insurer with respect to the Policy for the related Distribution Date, and the denominator of which is (2) 1/12 of the aggregate Scheduled Principal Balance of the then outstanding mortgage loans.

Offered Certificates — The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates.

Order — The order of the court or other governmental body which exercised jurisdiction to the effect that a holder of offered certificates is required to return principal or interest distributed with respect to an Offered Certificate during the Term of the Policy because these distributions were avoidable preferences under applicable bankruptcy law.

Originator[s] and Servicer[s] — the Originator[s] and the Servicer[s].

Overcollateralized Amount — With respect to any Distribution Date, the excess, if any, of (a) the aggregate principal balance of the mortgage loans immediately following the Distribution Date, over (b) the sum of the aggregate Certificate Principal Balances of the offered certificates and the Class P Certificates as of the related Distribution Date, after taking into account the payment of the amounts described in clauses (2)(a) through (d) of the definition of Principal Distribution Amount on the related Distribution Date.

Overcollateralization Increase Amount — With respect to the offered certificates and any Distribution Date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of the related Distribution Date.

Overcollateralization Reduction Amount — With respect to each related Distribution Date, the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount.

P&I Advance — The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by it and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or by deed in lieu of foreclosure.

Pass-through Rate — With respect to any class of Certificates, the fixed rate set forth on the cover hereof.

S-67

Policy — The certificate insurance policy.

Prepayment Assumption — A prepayment rate for the mortgage loans of ___% of the Prepayment Vector.

Prepayment Charge — A fee which a mortgagor must pay in limited circumstances when it has prepaid a mortgage loan, as is provided in the related mortgage note.

Prepayment Period — With respect to any Distribution Date is the calendar month immediately preceding the month in which the Distribution Date occurs.

Prepayment Vector — A ___% Prepayment Vector assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of the pool, the rate increasing by an additional approximate ____% CPR (precisely __/__, expressed as a percentage) each month thereafter through the eleventh month of the life of the pool, and the rate thereafter remaining constant at __% CPR for the remainder of the life of the pool. An __% Prepayment Vector assumes, for example, that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of the pool, the rate increasing by an additional approximate ____% CPR (precisely _____/__, expressed as a percentage) each month thereafter through the ________ month of the life of the pool, and the rate thereafter remaining constant at __% CPR for the remainder of the life of the pool.

Principal Distribution Amount — For any Distribution Date, Principal Distribution Amount will be the lesser of:

(1) the excess of the Available Distribution Amount over the aggregate of the Interest Distribution Amounts for the offered certificates; and

(2) THE SUM OF:

(a)	the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

(b)
the principal portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, amounts representing a principal adjustment) as required by the Agreement during the related Prepayment Period;

(c)
the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans;

(d)
the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding the Distribution Date to the extent covered by Net Monthly Excess Cashflow for the Distribution Date; and

(e)	the amount of any Overcollateralization Increase Amount (as defined in this prospectus supplement) for the Distribution Date;

MINUS

(f)	the amount of any Overcollateralization Reduction Amount (as defined in this prospectus supplement) for the Distribution Date.

S-68

Receipt or Received — With respect to the Policy, means actual delivery to the insurer and to its fiscal agent appointed by the insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trust Administrator is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the insurer or the fiscal agent shall promptly so advise the Trust Administrator and the Trust Administrator may submit an amended notice.

Record Date — For each Distribution Date (1) with respect to any Book-Entry Certificate will be the close of business on the business day immediately preceding the Distribution Date or (2) with respect to any other class of Certificates, including any Definitive Certificates, will be the close of business on the last business day of the month preceding the month in which the Distribution Date occurs.

Required Overcollateralization Amount — With respect to any Distribution Date, the Required Overcollateralized Amount for the offered certificates will be an amount equal to approximately ____% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, subject to increase (“step up”) or, after __ months, decrease (“step down”), upon the occurrence of loss and delinquency triggers with respect to the mortgage pool which are set forth in the Agreement.

Residual Certificates — The Class R-I, Class R-II and Class R-III Certificates.

Riegle Act — The Community Development and Regulatory Improvement Act of 1994.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

Scheduled Principal Balance — With respect to any mortgage loan as of any date of determination is equal to the principal balance as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (z) any Bankruptcy Loss (as defined in this prospectus supplement) occurring out of a Deficient Valuation (as defined in this prospectus supplement) that was incurred prior to the calendar month in which the date of determination occurs.

Senior Sequential Certificates — The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates.

Servicing Fee —The principal compensation to be paid to each of __________ and ___________, in its capacity as a Servicer, in respect of its servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each mortgage loan serviced by it on the Scheduled Principal Balance of each mortgage loan.

Servicing Fee Rate — On each mortgage loan, a rate equal to ____% per annum.

Sponsor — [Name of Sponsor].

Systems — Computer applications, systems and similar items for processing data.

S-69

Term of the Policy — The period from and including the date of issuance of the Policy to and including the date on which the Certificate Principal Balances of the offered certificates are reduced to zero, plus the additional period, to the extent specified in the Policy, during which any payment on the offered certificates could be avoided in whole or in part as a preference payment.

Trust Administrator — [Name of the Trust Administrator].

Trustee — [Name of the Trustee].

Trustee’s Fee Rate — On each mortgage loan, a rate equal to ______% per annum.

Underwriter — [Name of the Underwriter].

Underwriting Agreement — The Underwriting Agreement, dated _________ __, ____.

S-70

$___________ (Approximate)

IMPAC Secured Assets Corp.
Depositor

Mortgage Pass-through Certificates, Series ____-___

PROSPECTUS SUPPLEMENT

DATED _______ __, ____

IMPAC Funding Corporation
Master Servicer

[NAME OF UNDERWRITER]
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ______ __, ____.

The information contained in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these securities and is not soliciting of an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 21, 2006 [Version 3]

Prospectus Supplement (To Prospectus dated __________, ____)

$_______________ (APPROXIMATE)

MORTGAGE-BACKED NOTES, SERIES ____-__

IMPAC MBN TRUST SERIES ____-__
Issuing Entity
IMPAC FUNDING CORPORATION
Master Servicer
[NAME OF SPONSOR]
Sponsor
IMPAC SECURED ASSETS CORP.
Depositor

You should consider carefully the risk factors beginning on page S-__ in this prospectus supplement.

The notes represent obligations of the issuing entity only and do not represent an interest in or obligation of the sponsor, [Impac Secured Assets Corp.], or any of their affiliates. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Distributions on the offered notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [___].

The Issuing Entity

The issuing entity will consist primarily of a mortgage pool of one- to four-family fixed-rate and adjustable-rate residential mortgage loans. The issuing entity will be represented by ______ classes of notes, ______ of which are offered by this prospectus supplement.

Credit Enhancement

•  the notes will have credit enhancement in the form of (1) subordination and (2) overcollateralization.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering will be ___% of the aggregate principal balance of the offered notes, less expenses equal to $_______. See “Method of Distribution” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined that this prospectus supplement or the prospectus is truthful or complete. Any Representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[NAME OF UNDERWRITER]
Underwriter

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and

•	this prospectus supplement, which describes the specific terms of this series of notes.

The Depositor’s principal offices are located at 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

S-2

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT	S-4
TRANSACTION STRUCTURE	S-11
FLOW OF FUNDS	S-12
SUBORDINATE/CREDIT ENHANCEMENT	S-13
RISK FACTORS	S-14
THE MORTGAGE POOL	S-18
STATIC POOL INFORMATION	S-34
YIELD ON THE NOTES	S-34
DESCRIPTION OF THE NOTES	S-40
THE ISSUING ENTITY	S-53
THE DEPOSITOR	S-53
THE SPONSOR	S-54
THE OWNER TRUSTEE	S-54
THE INDENTURE TRUSTEE	S-55
THE SERVICING AGREEMENTS	S-56
THE INDENTURE AND OWNER TRUST AGREEMENT	S-63
PERMITTED INVESTMENTS	S-66
FEDERAL INCOME TAX CONSEQUENCES	S-68
METHOD OF DISTRIBUTION	S-68
SECONDARY MARKET	S-69
LEGAL OPINIONS	S-69
LEGAL PROCEEDINGS	S-69
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	S-69
RATINGS	S-70
LEGAL INVESTMENT	S-71
AVAILABLE INFORMATION	S-71
REPORTS TO SECURITYHOLDERS	S-72
ERISA CONSIDERATIONS	S-72
GLOSSARY	S-74

S-3

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a very broad overview of the Notes offered by this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered notes, read carefully this entire prospectus supplement and the entire accompanying prospectus. Capitalized terms used but not defined in this prospectus supplement have the meanings assigned to them in the prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

Title of Series	Impac Secured Assets Corp., Mortgage-Backed Notes, Series ____-_.

Cut-off Date	__________ __, ____.

Closing Date	On or about __________ __, ____.

Issuing Entity	Impac MBN Trust Series ____-__.

Depositor	Secured Assets Corp., an affiliate of Impac Funding Corporation.

Master Servicer	Impac Funding Corporation.

Originators and Servicers	[Names of Originators and Servicers.]

Sponsor	[Name of Sponsor].

Owner Trustee	[Name of Owner Trustee.]

Indenture Trustee	[Name of Indenture Trustee.]

Distribution Dates	Distributions on the offered notes will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in ______ ____.

Scheduled Final Distribution Date	[_______________, 20__] for each of the offered certificates. The actual final distribution date could be substantially earlier.

Expected Final Distribution Date	[_______________, 20__] for each of the offered certificates. The actual final distribution date could be substantially earlier.

Offered Notes	The classes of offered notes and their interest rates, note balances and final maturity date are shown in the table below.

Minimum Denominations	$[25,000]

S-4

Note
Class	Initial Note Balance(1)		Note Interest Rate	Final Maturity Date
A._______	$	_________	Variable(2)

(1)	Approximate.
(2)	Calculated as described in this prospectus supplement.

S-5

The Issuing Entity

The notes will be issued by the issuing entity, a Delaware business trust established pursuant to an owner trust agreement between the depositor and the owner trustee. The issuing entity will issue _____ classes of notes representing non-recourse debt obligations of such issuing entity secured by the trust estate.

See “Description of the Notes” in this prospectus supplement.

Distributions of interest and/or principal on the offered notes will be made only from payments received in connection with the mortgage loans described below.

The Originator

Approximately [__]% of the mortgage loans in the aggregate, were originated by [Name of Originator]. [To be expanded to include all originators of 10% or more of the asset pool]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

The Mortgage Loans

The issuing entity will contain approximately _____ conventional, one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __ ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, ____.

Range of mortgage rates _____% to _____%. (approximate):

Weighted average mortgage rate ______%. (approximate):

Weighted average remaining ___ years and ___ term to stated maturity months. (approximate):

Range of principal balances $__________ to (approximate): $____________.

Average principal balance: $_____________.

Range of loan-to-value ratios _____% to _____%. (approximate):

Weighted average loan-to-value ______%. ratio (approximate):

[Approximately ___% of the mortgage loans are “sub-prime” mortgage loans.]

[If the issuing entity contains mortgage securities, the mortgage securities will be specifically identified by reference to the transaction(s) pursuant to which such mortgage securities were issued, the percentage interest represented by such mortgage securities and the characteristics of such mortgage securities will be described in detail. In addition, the assets underlying the mortgage securities will be described in detail.]

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

Removal and Substitution of a Mortgage Loan

The indenture trustee will acknowledge the sale, transfer and assignment of the trust estate to it by the depositor and receipt of, subject to further review and any exceptions, the mortgage loans. If the indenture trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the indenture trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the indenture trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the noteholders in the related mortgage loan, the sponsor will, in accordance with the terms of the indenture, within 90 days of the date of notice, provide the indenture trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

S-6

The Notes

Offered Notes. The offered notes will have the characteristics shown in the table above in this prospectus supplement. The interest rates on each class of offered notes are variable and are calculated for each distribution date as described in this prospectus supplement under “Description of the Notes—Interest Rates” in this prospectus supplement.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered notes consists of subordination as described below and under “Description of the Notes—Credit Enhancement” “—Allocation of Losses; Subordination” and overcollateralization as described below and under “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement.

The rights of the holders of the subordinate notes and the equity certificates to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford those holders protection against realized losses.

As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate note balance of the notes by an amount equal to approximately $_________. That amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the cut-off date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the indenture. Under the indenture, the overcollateralized amount is required to be maintained at the required overcollateralized amount.

On any payment date, any realized loss on the mortgage loans will be allocated, first, to net monthly excess cashflow, second, to the overcollateralized amount, third, to the Class M-3 Notes, fourth, to the Class M-2 Notes, and fifth, to the Class M-1 Notes. The indenture does not permit the allocation of realized losses to the Class A Notes. Investors in the Class A Notes should note that although realized losses cannot be allocated to those notes, under various loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

Once realized losses have been allocated to the subordinate notes, those realized losses will not be reinstated thereafter. However, allocated realized loss amounts may be paid to the holders of those classes of notes, after various distributions to the holders of the Class A Notes and subordinate notes with lower numerical class designations, but before the equity certificates are entitled to any distributions.

S-7

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

[Any third parties providing credit support for 10% or more of the pool assets will be identified].

[Pre-Funding Accounts]

[Additional information with respect to the pre-funding accounts, required pursuant to Item 1103(a)(5) of Regulation AB, will be provided if applicable.]

[To be expanded to include the disclosure required by Item 1103(a)(5) of Regulation AB describing any pre-funding account, as applicable:

[All percentages with respect to the characteristics of the mortgage loans shown in this prospectus supplement include information pertaining to approximately $[____] of subsequent mortgage loans, representing up to [__]% of the mortgage pool, identified and expected to be transferred to the issuing entity within ninety days of the closing date.]

[On the closing date, the depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account, an amount equal to approximately $[____], representing approximately [__]% of the asset pool. This amount is referred to in this prospectus supplement as the pre-funded amount. From the closing date up to and including [_____ __, 20__], referred to in this prospectus supplement as the pre-funding period, the depositor may sell and the indenture trustee will be obligated to purchase, on behalf of the issuing entity, from funds on deposit in the pre-funding account, subsequent mortgage loans to be included in the issuing entity backing all the classes of notes, provided that such subsequent mortgage loans satisfy the requirements described in “The Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account” in this prospectus supplement. The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent mortgage loans during the pre-funding period. Any amounts remaining in the pre-funding account after [_____ __, 20__] will be distributed to the classes of notes on the distribution date immediately following the termination of the pre-funding period.]

[On the closing date, the depositor will deposit in an account to be held by the indenture trustee, referred to in this prospectus supplement as the interest coverage account, an amount which will be applied by the indenture trustee to cover shortfalls in the amount of interest generated by the subsequent mortgage loans attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after [_____ __, 20__] will be distributed on the next distribution date to the depositor or its designee.]]

Advances

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as master servicer, in general, to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the master servicer fails to make any required advances, the indenture trustee may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses.

S-8

Servicing Fee

With respect to each mortgage loan, the amount of the annual master servicing fee that shall be paid to the master servicer is for a period of one full month, equal to one-twelfth of the product of (a) [___]% and (b) the stated principal balance of the mortgage loan for the calendar month preceding the month in which the payment is due. Such fee shall be payable monthly, computed on the basis of the same principal amount and period on which any related interest payment on a mortgage loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected.

Optional Redemption

At its option, the majority holder of the equity certificates may redeem the notes and thereby effect termination and early retirement of the notes, after the aggregate Note balance has been reduced to less than [__%] of the aggregate initial note balance.

See “The Indenture and Owner Trust Agreement—Optional Redemption” in this prospectus supplement and “Description of the Securities—Termination” in the prospectus.

[A summary of other events that can trigger liquidation or amortization of the asset pool or otherwise would alter the transaction structure or flow funds, required pursuant to Item 1103(a)(3)(viii) of Regulation AB, will be provided if applicable.]

Federal Income Tax Consequences

Upon the issuance of the notes, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that the notes will be characterized as indebtedness and the issuing entity will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

For further information regarding the federal income tax consequences of investing in the offered notes, see“Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Ratings

It is a condition to the issuance of the notes that the offered notes receive the following ratings from [______________ and ___________]:

Offered Notes	[RA]	[RA]
Class A	AAA	AAA
Class M-1	AA	AA
Class M-2	A	A
Class M-3	BBB	BBB

_____________________ [(1) Not rated.]

[The “r” symbol in some _____________ ratings is attached to highlight notes that __________ believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an “r” symbol should not be taken as an indication that a note will exhibit no volatility or variability in total return.]

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See “Yield on the Notes” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The offered notes (other than the Class ___ and Class ___ Notes) will constitute “mortgage related securities” for purposes of SMMEA. The Class ___ Notes and the Class ___ Notes will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement and in the prospectus.

ERISA Considerations

Subject to important considerations, the notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans are encouraged to consult with their legal advisors before investing.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

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TRANSACTION STRUCTURE

S-11

FLOW OF FUNDS

S-12

SUBORDINATE/CREDIT ENHANCEMENT

Allocation of Realized Losses

S-13

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered notes:

[See version 1 of the prospectus supplement for some risk factors that may be applicable.]

[Appropriate risk factors from the following list are particular to the securitization represented by this version of the prospectus supplement]

[The Class M-1, Class M-2 and Class M-3 Notes Will be particularly sensitive to losses on the mortgage loans

The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2 and Class M-3 Notes will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in one of the Class M-1, Class M-2 or Class M-3 Notes, the actual yield to maturity of the note may be lower than the yield anticipated by the holder based on the investor’s assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Losses on the mortgage loans in any due period, to the extent they exceed the overcollateralized amount following payments of principal on the related payment date, will reduce the note balance of the class of notes then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on the class of subordinate notes than would otherwise be the case].

[The Class M-1, Class M-2 and Class M-3 Notes will generally not be entitled to receive principal payments until all principal payments have been made on the class a notes which may result in losses on those notes

Unless the note balance of the Class A Notes has been reduced to zero, the Class M-1, Class M-2 and Class M-3 Notes will not be entitled to any principal payments until _________ ____ or a later period as described in this prospectus supplement. As a result, the weighted average lives of these notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of these notes, the holders of these notes have a greater risk of suffering a loss on their investments. Further, because these notes might not receive any principal if certain delinquency levels occur, it is possible for these notes to receive no principal payments even if no losses have occurred on the mortgage pool].

[The Notes are obligations of the Issuing Entity only

The notes will not represent an interest in or obligation of the originators, the depositor, the master servicer, the sponsor, _________, the owner trustee, the indenture trustee or any of their respective affiliates. The only obligations of the foregoing entities with respect to the notes or any mortgage loan will be the obligations of the sponsor pursuant to the limited representations and warranties made with respect to the mortgage loans and of the servicers with respect to their servicing obligations under the related servicing agreement (including the limited obligation to make advances, as described in this prospectus supplement). Neither the notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the issuing entity, the originators, the depositor, the master servicer, the sponsor, ________, the owner trustee, the indenture trustee or any of their respective affiliates. Proceeds of the assets included in the issuing entity (including the mortgage loans) will be the sole source of payments on the notes, and there will be no recourse to the issuing entity, the originators, the depositor, the master servicer, the sponsor, _______, the owner trustee, the indenture trustee or any of their respective affiliates or any other entity in the event that the proceeds are insufficient or otherwise unavailable to make all payments provided for under the notes].

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[The difference between the interest rates on the Notes and the mortgage loans may result in interest shortfalls allocated to the Notes

The note interest rate for each class of the notes adjusts monthly based on a particular index, subject to the limitations described in this prospectus supplement. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually (after an initial fixed rate period in the case of some of the adjustable rate mortgage loans) based on the index (which may not move in tandem with the index), subject to periodic and lifetime limitations as described in this prospectus supplement. As a result of the foregoing as well as other factors like the prepayment behavior of the mortgage pool, relative increases in the index or relative decreases in the weighted average of the mortgage rates on the mortgage loans (i) could cause the amount of interest generated by the mortgage pool to be less than the aggregate of the amount of interest that would otherwise be payable on the notes, leading one or more classes of notes to accept payments of interest at a later date, as described in this prospectus supplement or (ii) could cause the maximum note interest rate to apply to one or more classes of notes, as described in this prospectus supplement.

Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index and the related gross margin, these rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments. In particular, investors should note that approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for two years following origination and approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for three years following origination, in each case by aggregate principal balance as of _________ __, ___. The weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for two years is _______ ____, and the weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for three years is _______ ____].

S-15

[The rate and timing of principal distributions on the offered notes will be affected by prepayment speeds

The rate and timing of distributions allocable to principal on the offered notes will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on the offered notes as provided in this prospectus supplement. As is the case with mortgage securities generally, the offered notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See “The Mortgage Pool” in this prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered notes at a time when reinvestment at these higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered notes at a time when reinvestment at comparable yields may not be possible.

Distributions of principal will be made to the subordinate notes according to the priorities described in this prospectus supplement. The timing of commencement of principal distributions and the weighted average life of each of these classes of notes will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on the class. For further information regarding the effect of principal prepayments on the weighted average lives of the offered notes, see “Yield on the Notes” in this prospectus supplement and the table entitled “Percent of Initial Note Balance Outstanding at the Following Percentages of the Prepayment Assumption” therein.

[The yield to maturity on the Offered Notes will depend on a variety of factors

The yield to maturity on the offered notes will depend, in general, on:

•	the applicable note interest rate and note accrual rate thereon from time to time;

•	the applicable purchase price; and

•
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the note balance of the notes, as well as other factors.

The yield to investors on any class of offered notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

In general, if the offered notes are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered notes are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

S-16

The proceeds to the depositor from the sale of the offered notes were determined based on a number of assumptions, including a prepayment assumption of __% of the [constant prepayment rate model] and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at this particular rate or at any other rate. The yield assumptions for the offered notes will vary as determined at the time of sale].

[The servicing rights to some of the mortgage loans will be transferred to the master servicer which may lead to an increase in delinquencies and losses on those loans

The master servicer and _____________ have advised the depositor that with respect to a portion of the mortgage loans initially to be serviced by ___________, the servicing thereof is expected to be transferred to the master servicer by _________ __, ____, whereupon the master servicer will act in the capacity as “servicer” under the applicable servicing agreement to the extent of those mortgage loans. The portion of the mortgage loans that are expected to be subject to the servicing transfer represents approximately _____% of the mortgage loans, by aggregate principal balance as of _________ __, ____. Investors should note that when servicing of mortgage loans is transferred, there may be a rise in delinquencies associated with the transfer].

FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pools—FICO Scores” in the base prospectus.

S-17

THE MORTGAGE POOL

General

The mortgage pool will consist of approximately _____ conventional, one- to four-family, fixed rate mortgage loans and approximately _____ conventional, one-to four-family, adjustable rate mortgage loans, in each case secured by first liens on residential real properties and having an aggregate principal balance as of Cut-off Date of approximately $___________ after application of scheduled payments due on or before the Cut-off Date whether or not received, subject to a permitted variance of plus or minus [5]%. The mortgage loans have original terms to maturity of not greater than [30] years. References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date. The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing.

The mortgage loans to be included in the mortgage pool will be acquired by the depositor on the Closing Date from ________________, who will have acquired the mortgage loans on the Closing Date from the Sponsor. See “—Underwriting Standards; Representations” below and “The Sponsor” in this prospectus supplement. The Sponsor in turn will have acquired the mortgage loans on the Closing Date from [Name of Sponsor], an affiliate of the depositor. The Sponsor will have acquired the mortgage loans directly or indirectly from the Originators.

Each adjustable rate mortgage loan provides for semi-annual adjustment to the mortgage rate on that adjustable rate mortgage loan and for corresponding adjustments to the monthly payment amount due on that adjustable rate mortgage loan, in each case on each Adjustment Date applicable thereto; provided, however, that in the case of approximately _____% and approximately _____% of the adjustable rate mortgage loans by aggregate principal balance as of the Cut-off Date, the first Adjustment Date will occur after an initial period of approximately ____ years and approximately ______ years, respectively, from the date of origination of that adjustable rate mortgage loan, each being a Delayed First Adjustment Mortgage Loan. The weighted average month of origination of the _____ year Delayed First Adjustment Mortgage Loans is _________ _____, and the weighted average month of origination of the ______ year Delayed First Adjustment Mortgage Loans is _________ _____. On each Adjustment Date, the mortgage rate on each adjustable rate mortgage loan will be adjusted to equal the sum, rounded as provided in the related mortgage note, of the Index (as described below) and the Gross Margin; provided, however, that the mortgage rate on each adjustable rate mortgage loan, including each Delayed First Adjustment Mortgage Loan, will generally not increase or decrease by more than the Periodic Rate Cap on any related Adjustment Date and will not exceed the Maximum Mortgage Rate or be less than the Minimum Mortgage Rate. For Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap for the majority of the adjustable rate mortgage loans is 1.00% per annum, and with respect to substantially all of the adjustable rate mortgage loans, for Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap will not exceed ____% per annum. Effective with the first monthly payment due on each adjustable rate mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related adjustable rate mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the mortgage rate on each mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and Gross Margin, calculated as described in this prospectus supplement. See “—The Index” in this prospectus supplement. None of the adjustable rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate on that adjustable rate mortgage loan to a fixed mortgage rate.

S-18

The mortgage loans generally have scheduled monthly payments due on each Due Date. Each mortgage loan will contain a customary “due-on-sale” clause or will be assumable by a creditworthy purchaser of the related mortgaged property.

Approximately ______% of the mortgage loans provide for payment by the mortgagor of a Prepayment Charge in limited circumstances on voluntary prepayments in full made within one to five years from the date of origination of those mortgage loans. The amount of the Prepayment Charge is as provided in the related mortgage note. Prepayment Charge obligations generally expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with Prepayment Charges is _________ ____. The holders of the Equity Certificates will be entitled to all Prepayment Charges received on the mortgage loans, and that amount will [not] be available for distribution on the notes. Under some instances, as described in the related Servicing Agreement, the related Servicer may waive the payment of any otherwise applicable Prepayment Charge, and accordingly, there can be no assurance that the Prepayment Charges will have any effect on the prepayment performance of the mortgage loans.

None of the mortgage loans are buydown mortgage loans.

Approximately ____% of the mortgage loans are Balloon Loans. Each Balloon Loan is a fixed rate mortgage loan that amortizes over ___ months, but the Balloon Payment on each Balloon Loan is due and payable on the ___ month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on that Balloon Loan for the period prior to the Due Date of that Balloon Payment.

The average principal balance of the mortgage loans at origination was approximately $_______. No mortgage loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the mortgage loans as of the Cut-off Date was approximately $_______.

The mortgage loans had mortgage rates as of the Cut-off Date ranging from approximately ____% per annum to approximately _____% per annum, and the weighted average mortgage rate was approximately ______% per annum. The weighted average loan-to-value ratio of the mortgage loans at origination was approximately _____%. At origination, no mortgage loan will have a loan-to-value ratio greater than approximately _____% or less than approximately ____%.

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The weighted average remaining term to maturity of the mortgage loans will be approximately __ years and __ months as of the Cut-off Date. None of the mortgage loans will have a first Due Date prior to _______ ____ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the Cut-off Date. The latest maturity date of any mortgage loan is __________ ____.

As of the Cut-off Date, the adjustable rate mortgage loans had Gross Margins ranging from approximately ____% to approximately ____%, Minimum Mortgage Rates ranging from approximately ____% per annum to approximately _____% per annum and Maximum Mortgage Rates ranging from approximately _____% per annum to approximately _____% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately ______%, the weighted average Minimum Mortgage Rate was approximately _____% per annum and the weighted average Maximum Mortgage Rate was approximately _______% per annum. The latest first Adjustment Date following the Cut-off Date on any adjustable rate mortgage loan occurs in _______ ____ and the weighted average next Adjustment Date for all of the mortgage loans following the Cut-off Date is _______ ____.

[As of the Cut-off date, not more than [ ]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent two times during the twelve months preceding the Cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent two times during the twelve months preceding the cut-off date.] [No mortgage loan will be more than 30 days delinquent as of the Cut-off Date.] A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

[If the issuing entity contains mortgage securities, the mortgage securities will be specifically identified by reference to the transaction(s) pursuant to which such mortgage securities were issued, the percentage interest represented by such mortgage securities and the characteristics of such mortgage securities will be described in detail. In addition, the assets underlying the mortgage securities will be described in detail.]

The mortgage loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Originator Concentrations in the Mortgage Properties

Originator	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio

Total

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Servicer Concentrations in the Mortgage Properties

Servicer	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio

Total

Principal Balances of the Mortgage Loans at Origination
Original Range ($) Principal Balance	Number of Loans	% of Aggregate Original Principal Balance	% of Aggregate Principal Balance

Total

Principal Balances of the Mortgage Loans as of the Cut-off Date
As of Range ($) Cut-off Date	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans
Maximum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans
Minimum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Gross Margins of the Adjustable Rate Mortgage Loans
Gross Margin (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Original Loan-to-Value Ratios of the Mortgage Loans
Loan-to-Value Ratio (%)	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Geographic Distribution of the Mortgaged Properties
Location	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Mortgaged Property Types of the Mortgage Loans
Property Type	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Mortgaged Property Occupancy Status of the Mortgage Loans
Occupancy Status	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Loan Programs of the Mortgage Loans
Loan Program	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Risk Categories of the Fixed Rate ____________ Mortgage Loans
Risk Categories	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Risk Categories of the Adjustable Rate ____________ Mortgage Loans
Risk Categories	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

Risk Categories of the ___________ Mortgage Loans
Risk Categories	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Risk Categories of the ___________ Mortgage Loans
Risk Categories	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total
Next Adjustment Dates for the Adjustable Rate Mortgage Loans
Month of Next Adjustment Date	Number of Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date

Total

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Originator Concentrations in the Mortgage Properties
Originator	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Loan Group 1 Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio

Total

Servicer Concentrations in the Mortgage Properties
Servicer	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Loan Group 1 Mortgage Loans	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio

Total

Delinquency and Loss Information

[[No] Mortgage Loan is currently more than 30 days delinquent and [no] Mortgage Loan has been 30 or more days delinquent since origination.]

[The following tables set forth the historical delinquency experience of the Mortgage Loans. The historical delinquency information is based on the delinquency of each mortgage loan over a period equal to the lesser of (1) the time since the origination of the mortgage loan, (2) the past three years or (3) the period for which information is known or reasonably available to the Depositor. The loans are categorized in the tables below based on the longest period of delinquency during the period on which the table is based. None of the loans will have been delinquent 120 days or more, during the period on which the table is based.]

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Historical Delinquency of the Mortgage Loans Since Origination

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance		% of Aggregate Principal Balance		Average Principal Balance		Weighted Average Mortgage Rate		Weighted Average Original Loan-to-Value Ratio		Weighted Average Adjusted Original Loan-to-Value Ratio		Weighted Average Credit Score
Never Delinquent	[__]	$	[__]	[__]	%	$	[__]	[__]	%	[__]	%	[__]	%	[__]

30-59 Days	[__]		[__]	[__]			[__]	[__]	]	[__]		[__]		[__]

60-89 Days	[__]		[__]	[__]			[__]	[__]		[__]		[__]		[__]

90-119 Days	[__]		[__]	[__]			[__]	[__]		[__]		[__]		[__]

Total	[__]	$	[__]	100.00%		$	[__]	[__]	%	[__]	%	[__]	%	[__]

Historical Delinquency of the Mortgage Loans as of the Cut-off Date

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance		% of Aggregate Principal Balance		Average Principal Balance		Weighted Average Mortgage Rate		Weighted Average Original Loan-to-Value Ratio		Weighted Average Adjusted Original Loan-to-Value Ratio		Weighted Average Credit Score
Current	[__]	$	[__]	[__]	%	$	[__]	[__]	%	[__]	%	[__]	%	[__]

30-59 Days	[__]		[__]	[__]			[__]	[__]		[__]		[__]		[__]

60-89 Days	[__]		[__]	[__]			[__]	[__]		[__]		[__]		[__]

90-119 Days	[__]		[__]	[__]			[__]	[__]		[__]		[__]		[__]

Total	[__]	$	[__]	100.00%		$	[__]	[__]	%	[__]	%	[__]	%	[__]

[Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account]

[The indenture trustee, on behalf of the Issuing Entity, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, [fixed][adjustable] rate mortgage loans secured by first liens on residential mortgage properties. The subsequent mortgage loans will be transferred to the indenture trustee, on behalf of the Issuing Entity, pursuant to subsequent transfer instruments between the depositor and the indenture trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date. In connection with the purchase of subsequent mortgage loans on such Subsequent Transfer Dates, the indenture trustee, on behalf of the Issuing Entity, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent mortgage loans. Accrued interest on the subsequent mortgage loans will be retained by the depositor. Following the related Subsequent Transfer Date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so purchased and transferred to the issuing entity and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the Issuing Entity will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the mortgage loans in the Issuing Entity will change upon the acquisition of related subsequent mortgage loans. It is expected that approximately $[____] in subsequent mortgage loans, which have been identified by the depositor, will be transferred to the Issuing Entity within ninety days of the Closing Date.]

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[Any conveyance of subsequent mortgage loans on during the Pre-Funding Period is subject to certain conditions including, but not limited to each such subsequent mortgage loan satisfying the representations and warranties specified in the related Subsequent Transfer Instrument. The Depositor may not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the Certificateholders, and must therefore acquire the mortgage loans under the same criteria as the mortgage loans in the current pool were acquired. Any addition of subsequent mortgage loans to the asset pool will be reported on Form 8-K to notify Certificateholders and investors of the change.]

[The pre-funding account will be established to provide the indenture trustee, on behalf of the Issuing Entity, with sufficient funds to purchase subsequent mortgage loans. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent mortgage loans in accordance with the Indenture. Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Indenture.]

[To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [______ __, 20__], the holders of the offered notes will receive on the distribution date immediately following [______ __, 20__], the Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

[Any such amount transferred to the certificate account will be included in Principal Funds for payment to the classes of certificates.]

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[Interest Coverage Account]

[On the Closing Date and if required pursuant to the Indenture, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the pre-funding account for the purchase by the Issuing Entity of subsequent mortgage loans after the Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Indenture. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Indenture.]

Mortgage Loan Origination

General

Approximately [__]% of the mortgage loans in the aggregate were originated by [Name of Originator], [______________], referred to herein as [Name of Originator]. All of the mortgage loans originated by [Name of Originator] will be serviced by [Name of Servicer]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

[Name of Originator]

[Name of Originator] has been an originator of mortgage loans since _______, ____ and has originated Mortgage Loans of the type backing the notes offered hereby since ____. [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

[The following table describes the size, composition and growth of [Name of Originator]’s total residential mortgage loan production over the past three years and recent stub-period.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

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Approximately [__]% of the mortgage loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to [Name of Originator], which are referred to herein as the Underwriting Standards. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.

The Index

As of any Adjustment Date, the Index applicable to the determination of the mortgage rate on each mortgage loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as of a date as specified in the related mortgage note. In the event that the Index becomes unavailable or otherwise unpublished, each Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The table below sets forth historical average rates of six-month LIBOR for the months indicated as made available from Fannie Mae, which rates may differ from the rates of the Index, which is six-month LIBOR as published in the Wall Street Journal as described above. The table does not purport to be representative of the subsequent rates of the Index which will be used to determine the mortgage rate on each mortgage loan.

Underwriting Standards

The mortgage loans will be acquired by the depositor on the Closing Date from __________, who will have acquired the mortgage loans on the Closing Date from the Sponsor. The Sponsor in turn will have acquired the mortgage loans on the Closing Date from [Name of Sponsor]. [Name of Sponsor], an affiliate of the depositor, will have acquired the mortgage loans directly or indirectly from the Originators.

The information presented below with regard to each Originator’s underwriting standards has been provided to the depositor or compiled from information provided to the depositor by that Originator.

[Discussion of each Originator’s Underwriting Standards used to originate the mortgage loans follows. See version 1 of the prospectus supplement].

Representations and Warranties

The Sponsor will make representations and warranties as of the Closing Date with respect to the mortgage loans, and will be obligated to repurchase that mortgage loan in respect of which a material breach of the representations and warranties it has made has occurred (other than those breaches which have been cured). For a discussion of the representations and warranties made and the repurchase obligation, see “Mortgage Loan Program—Representations by or on behalf of the Sponsor; Repurchases” in the prospectus.

In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Indenture Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

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The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the Closing Date;

(2) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics’ lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

(3) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

(4) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(5) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(6) A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(7) As of the Closing Date there is no material monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

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(8) Neither the Sponsor nor any prior holder of any Mortgage has impaired, waived, altered or modified the Mortgage or Mortgage Notes in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan or the Bonds, and which has been delivered to the Indenture Trustee); satisfied, canceled or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation or satisfaction with respect thereto; and

(9) At the time of origination, if required, each Mortgaged Property was the subject of an appraisal which conforms to the underwriting requirements of the related originator; the Mortgage File contains an appraisal of the applicable Mortgaged Property.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Bondholders or the Certificateholders, as applicable, or of the Depositor in any of the mortgage loans, the Sponsor shall, within 90 days from the date of its discovery or receipt of notice thereof, cure such breach or repurchase event in all material respects or shall either (i) repurchase such Mortgage Loan from the Issuing Entity at the repurchase price, or (ii) substitute one or more Eligible Substitute Mortgage Loans for such Mortgage Loan, in each case in the manner and subject to the conditions set forth in Mortgage Loan Purchase Agreement. The obligations of the Sponsor to cure, repurchase or substitute shall constitute the sole and exclusive remedy respecting a breach of such representations and warranties available to the Depositor, the Issuing Entity, the Certificateholders and the Bondholders against the sponsor.

Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before that date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems that removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information provided in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans may vary. In no event, however, will more than 5% (by principal balance at the Cut-off Date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

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If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a current report on Form 8-K.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at __________________________. The Sponsor does not have any material static pool information with respect to any mortgage loans of the same type as those included in the issuing entity originated by it prior to January 1, 2006, because all or substantially all of these mortgage loans originated by the Sponsor prior to that time were sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense. With respect to any of these mortgage loans originated by the Sponsor on or after January 1, 2006, the static pool information provided does not include any information with respect to any mortgage loan which was sold on a servicing released basis, except to the extent the purchaser of that loan or another third-party has agreed to provide that information back to the Sponsor and has actually provided it to the Sponsor with indemnification.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable), any period before January 1, 2006.

YIELD ON THE NOTES

General Prepayment Considerations

The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of those mortgage loans and by the rate of principal prepayments on those mortgage loans (including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the Sponsor or the majority holder of the Equity Certificates, as the case may be). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge. Prepayment Charge obligations generally expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with Prepayment Charges is ________ ____.

Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of notes then entitled to receive those payments that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend upon the degree to which those notes are purchased at a discount or premium and the degree to which the timing of payments on those notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of a Note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of a Note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the notes. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of those notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

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It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, in the case of the adjustable rate mortgage loans in the mortgage pool, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Because principal payments are paid to some classes of notes before other classes, holders of classes of notes having a later priority of payment bear a greater risk of losses (because those notes will represent an increasing percentage of the issuing entity during the period prior to the commencement of payments of principal on those notes) than holders of classes having earlier priorities for payment of principal. As described under “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement, prior to the Stepdown Date (as defined in this prospectus supplement), all principal payments on the mortgage loans will be allocated to the Class A Notes. Thereafter, as further described in this prospectus supplement, subject to various delinquency triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated among all classes of the notes then outstanding as described under “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement.

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In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. See “The Mortgage Pool—Underwriting Standards; Representations” in this prospectus supplement.

Special Yield Considerations

The Note Interest Rate for each class of the notes adjusts monthly based on One-Month LIBOR as described under “Description of the Notes—Calculation of One-Month LIBOR” in this prospectus supplement, subject to the Maximum Note Interest Rate and the Available Interest Rate. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually (after an initial fixed rate period in the case of Delayed First Adjustment Mortgage Loans) based on the Index (which may not move in tandem with One- Month LIBOR), subject to periodic and lifetime limitations as described in this prospectus supplement. Investors should note that approximately _____% of the mortgage loans are ____ year Delayed First Adjustment Mortgage Loans, approximately ____% of the mortgage loans are _____ year Delayed First Adjustment Loans and approximately _____% of the mortgage loans are fixed rate mortgage loans, in each case by aggregate principal balance as of the Cut-off Date. The weighted average month of origination of the two year Delayed First Adjustment Mortgage Loans is _____ ____, and the weighted average month of origination of the ______ year Delayed First Adjustment Mortgage Loans is ______ ____. Because of the application of the Maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the notes during the related Interest Accrual Period. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index, potentially resulting in Interest Carry Forward Amounts with respect to one or more classes of notes. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in One-Month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans (i) could cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the notes, leading one or more classes of notes to incur Interest Carry Forward Amounts, or (ii) could cause the Maximum Note Interest Rate to apply to one or more classes of notes.

Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the Index and the related Gross Margin, those rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments.

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As described under “Description of the Notes—Allocation of Losses; Subordination”, amounts otherwise distributable to holders of the Subordinate Notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to various mortgagor delinquencies, to the extent not covered by P&I Advances. Those delinquencies may affect the yield to investors on those classes of Subordinate Notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of those classes of Subordinate Notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of Subordinate Notes. See “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement.

Weighted Average Lives

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing of those principal payments.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prepayment Assumption assumes a prepayment rate for the mortgage loans of __% CPR. The CPR assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at __% CPR or any other rate.

The tables following the next paragraph indicate the percentage of the initial Note Balance of the notes that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of those notes. The tables are based on the following modeling assumptions (the “Structuring Assumptions”): (i) the mortgage pool consists of __ mortgage loans with the characteristics described below, (ii) payments on those notes are received, in cash, on the 25th day of each month, commencing in _______ ____, (iii) the mortgage loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans, (v) none of the majority holder of the Equity Certificates, the Sponsor, the Master Servicer, the Servicers or any other person purchases from the issuing entity any mortgage loan or redeems the notes pursuant to any obligation or option under the Indenture, the Servicing Agreements or any other agreement except as indicated in footnote two in the tables below, and no partial early redemption of the notes occurs with respect to the ___________ Mortgage Loans, (vi) scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in ________ ____, and include 30 days’ interest on those mortgage loans, (viii) the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of that mortgage loan by its remaining term to stated maturity, (ix) the notes are purchased on ________ __, ____, (x) the Index remains constant at _____% per annum and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Periodic Rate Cap, (xi) One-Month LIBOR remains constant at _____% per annum, (xii) the monthly payment on each adjustable rate mortgage loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause (viii) above and (xiii) the Master Servicing Fee Rate is as shown in the “Assumed Mortgage Loan Characteristics” table below and the Master Servicing Fee is payable monthly, the Servicing Fee Rate for each Servicer is equal to ____% per annum and the Servicing Fees are payable monthly, and the Indenture Trustee Fee Rate is equal to ______% per annum and the Indenture Trustee Fee is paid monthly.

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Assumed Mortgage Loan Characteristics

PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	MORTGAGE RATE (%) MORTGAGE RATE (%)	ORIGINAL TERM TO MATURITY (MONTHS)	REMAINING TERM TO MATURITY (MONTHS)	NEXT ADJUSTMENT DATE	GROSS MARGIN (%)	MAXIMUM MORTGAGE RATE (%)	MINIMUM MORTGAGE RATE (%)	PERIODIC RATE CAP (%)	MASTER SERVICING FEE RATE (%)	PREPAY PENALTY (YES/NO)

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables. This discrepancy may have an effect upon the percentages of the initial Note Balance outstanding (and the weighted average lives) of the notes shown in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables shown below and since it is not likely the level of the Index or One-Month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event (each as defined in this prospectus supplement) will have the effect of accelerating or decelerating the amortization of the notes, affecting the weighted average lives of the notes. Based on the foregoing Structuring Assumptions, the tables indicate the weighted average lives of the notes and show the percentages of the initial Note Balance of those notes that would be outstanding after each of the Payment Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Note Balances (and weighted average lives) shown in the following tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of the Prepayment Assumption.

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Percent of Initial Note Balance Outstanding at the Specified Percentages of the Prepayment Assumption

Class A Notes
Payment Date	0%	15%	25%	35%	45%
Closing Date
Weighted Average Life in Years(1)
Weighted Average Life in Years(2)

(1)
The weighted average life of a Note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes.

(2)
Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to redeem the notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See “The Indenture and Owner Trust Agreement—Redemption” in this prospectus supplement.

There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives shown in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or Index level assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or that the level of the Index will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the Index is consistent with the expectations of investors.

Yield Sensitivity of the Subordinate Notes

If on any Payment Date, the Overcollateralized Amount and the Note Balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the mortgage loans (and the timing of those losses) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Notes. If on any Payment Date, the Overcollateralized Amount and the Note Balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the mortgage loans (and the timing of those losses) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Notes. If on any Payment Date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the mortgage loans (and the timing of those losses) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the Subordinate Notes, those Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of those classes of notes, after various distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the Equity Certificates are entitled to any distributions. See “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement.

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Investors in the Subordinate Notes should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Notes, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

DESCRIPTION OF THE NOTES

General

Impac MBN Trust Series ____-__, Mortgage-Backed Notes, Series ____-__ will consist of ____ classes of notes, designated as (i) the Class A Notes and (ii) the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes. The notes will be issued by Impac MBN Trust Series ____-__ pursuant to the Indenture, dated as of ________ __, ____, between the Issuing Entity and the Indenture Trustee. Only the notes are offered by this prospectus supplement. Trust Certificates, Series ____-__ will be issued pursuant to the Owner Trust Agreement, dated as of ________ __, ____, between the depositor and the Owner Trustee, and will represent the beneficial ownership interest in the Issuing Entity. The Equity Certificates are not being offered by this prospectus supplement and will be delivered on the Closing Date to the ____________, as partial consideration for the conveyance of the mortgage loans by ____________ to the depositor.

Distributions on the offered notes will be made on each Distribution Date.

The notes represent non-recourse debt obligations of the Issuing Entity secured by the trust estate, which consists primarily of a mortgage pool of conventional, one- to four-family, adjustable rate mortgage loans and fixed rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $___________, subject to a permitted variance as described in this prospectus supplement under “The Mortgage Pool”. Proceeds of the trust estate will be the sole source of payments on the notes. The Issuing Entity is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes.

The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial Note Balance of approximately $___________, approximately $_________, approximately $__________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus [5]%. The Note Interest Rates on the notes are adjustable, subject to the Maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each Payment Date as described under “—Note Interest Rate” in this prospectus supplement. The “Final Maturity Date” of the notes is the Payment Date occurring in _______ ____.

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The notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of that minimum denomination.

The notes will initially be represented by one or more global notes registered in the name of the nominee of DTC, except as provided below. The depositor has been informed by DTC that DTC’s nominee will be CEDE. No person acquiring an interest in any class of the notes will be entitled to receive a note representing those person’s interest, except as described below under “—Definitive Notes”. Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus supplement, all references to actions by noteholders with respect to the notes shall refer to actions taken by DTC upon instructions from its participants (as defined below), and all references in this prospectus supplement to payments, notices, reports and statements to noteholders with respect to the notes shall refer to payments, notices, reports and statements to DTC or CEDE, as the registered holder of the notes, for payment to Note Owners in accordance with DTC procedures. See “—Registration” and “—Definitive Notes” in this prospectus supplement.

Any Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All payments to holders of the notes, other than the final payment on any class of notes, will be made by or on behalf of the Indenture Trustee to the persons in whose names those notes are registered at the close of business on each Record Date. Those payments will be made either (a) by check mailed to the address of that noteholder as it appears in the Note Register or (b) upon written request to the Indenture Trustee at least five business days prior to the relevant Record Date by any holder of notes having an aggregate initial Note Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Note Balance of that class of notes, by wire transfer in immediately available funds to the account of that noteholder specified in the request. The final payment on any class of notes will be made in like manner, but only upon presentment and surrender of those notes at the corporate trust office of the Indenture Trustee or another location specified in the notice to noteholders of that final payment.

Registration

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of notes. participants include securities brokers and dealers (including [Name of Underwriter]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to indirect participants.

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Note Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the notes may do so only through participants and indirect participants. In addition, Note Owners will receive all payments of principal of and interest on the notes from the Indenture Trustee through DTC and DTC participants. The Indenture Trustee will forward payments to DTC in same day funds and DTC will forward those payments to participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing those payments to indirect participants or to Note Owners. Unless and until Definitive Notes are issued, it is anticipated that the only holder of the notes will be CEDE, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as noteholders, as that term is used in the Indenture, and Note Owners will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among participants and to receive and transmit payments of principal of, and interest on, the notes. Participants and indirect participants with which Note Owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Definitive Notes, the Rules provide a mechanism by which Note Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of some banks, the ability of a Note Owner to pledge notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those notes, may be limited due to the absence of physical notes for the notes. In addition, under a book-entry format, Note Owners may experience delays in their receipt of payments since payment will be made by the Indenture Trustee to CEDE, as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a noteholder under the Indenture only at the direction of one or more participants to whose DTC account the notes are credited. Clearstream or the Euroclear Operator (as defined in this prospectus supplement), as the case may be, will take any other action permitted to be taken by a noteholder under the Indenture on behalf of a Clearstream Participant (as defined in this prospectus supplement) or Euroclear Participant (as defined in this prospectus supplement) only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary (as defined in this prospectus supplement) to effect those actions on its behalf through DTC. Additionally, under the Rules, DTC will take those actions with respect to specified Voting Rights only at the direction of and on behalf of participants whose holdings of notes evidence those specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that participants whose holdings of notes evidence those Voting Rights, authorize divergent action.

The Issuing Entity, the Originators, the depositor, the Master Servicer, the Sponsor, ________, the Owner Trustee, the Indenture Trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

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Definitive Notes

Definitive Notes will be issued to Note Owners or their nominees, rather than to DTC or its nominee, only if (i) the depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the notes and the depositor is unable to locate a qualified successor, (ii) the depositor, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (as defined in this prospectus supplement), Note Owners representing in the aggregate not less than 51% of the Voting Rights of the notes advise the Indenture Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Note Owners’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all Note Owners through participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive notes representing the Notes and receipt of instructions for re- registration, the Indenture Trustee will reissue the notes as Definitive Notes issued in the respective principal amounts owned by individual Note Owners, and thereafter the Indenture Trustee will recognize the holders of those Definitive Notes as noteholders under the Indenture. Those Definitive Notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a note in an amount less than $10,000 immediately prior to the issuance of a Definitive Note shall be issued in a minimum denomination equal to the amount represented by that note.

Book-entry Facilities

Note Owners may elect to hold their interests in the notes through DTC in the United States or through Clearstream or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. The notes of each class will be issued in one or more notes which equal the aggregate Note Balance of that class and will initially be registered in the name of Cede, the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream and Chase will act as depositary for Euroclear.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

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Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

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The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Payments with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. See “Description of the Securities—Form of Securities” in the prospectus.

Note Interest Rates

The Note Interest Rate on the Class A Notes will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One- Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Note Interest Rate.

The Note Interest Rate on the Class M-1 Notes will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One- Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Note Interest Rate.

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The Note Interest Rate on the Class M-2 Notes will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One- Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Note Interest Rate.

The Note Interest Rate on the Class M-3 Notes will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One- Month LIBOR plus _____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Note Interest Rate.

See “—Calculation of One-Month LIBOR” in this prospectus supplement.

The Note Interest Rate and the Note Accrual Rate for the notes for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the Indenture Trustee at __________.

Interest Payments on the Notes

To the extent of the Current Interest Payment Amount, in the priorities listed below, the holders of each class of notes will be entitled to receive on each Payment Date interest payments in an amount equal to the Interest Payment Amount for that class. On each Payment Date, the Current Interest Payment Amount will be distributed in the following order of priority:

First, to the holders of the Class A Notes, the Interest Payment Amount for those notes;

Second, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for those Notes;

Third, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for those notes; and

Fourth, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for those notes.

With respect to any Payment Date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related Due Period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and that Payment Date. The Interest Carry Forward Amount, if any, for any class of the notes for any Payment Date is payable to the extent of available funds remaining after some other payments on the notes on that Payment Date, but before any payments on the Equity Certificates on that Payment Date. See “—Overcollateralization Provisions” in this prospectus supplement.

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All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

The Note Balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity.

Calculation of One-month LIBOR

With respect to each Interest Accrual Period, on the Interest Determination Date, the Indenture Trustee will determine One-Month LIBOR for the next Interest Accrual Period. If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined in this prospectus supplement) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on that Interest Determination Date. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on that Interest Determination Date two or more Reference Banks provide those offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of those offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on that Interest Determination Date fewer than two Reference Banks provide those offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined in this prospectus supplement).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee’s calculation of the rate of interest applicable to the notes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Payments on the Notes

On each Payment Date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal. In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then-outstanding aggregate Note Balance of the notes. The Principal Payment Amount for the first Payment Date will include approximately $_________ collected by the Servicers in respect of prepayments on the mortgage loans during the _________ ____ Prepayment Period.

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On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed: first, to the Class A Notes, until the Note Balance thereof has been reduced to zero; second, to the Class M-1 Notes, until the Note Balance thereof has been reduced to zero; third, to the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and fourth, to the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Notes and the Subordinate Notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

First, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance thereof has been reduced to zero;

Second, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the amount distributed to the holders of the Class A notes pursuant to clause first above and (y) the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance thereof has been reduced to zero;

Third, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above and to the holders of the Class M-1 Notes pursuant to clause second above and (y) the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and

Fourth, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above, to the holders of the Class M-1 Notes pursuant to clause second above and to the holders of the Class M-2 Notes pursuant to clause third above and (y) the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

On the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to any Event of Default principal will be payable on each class of notes in an amount equal to the Note Balance thereof on that Payment Date. On the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to any Event of Default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities listed in the Indenture. There can be no assurance, however, that sufficient funds will be available on that date to retire the Note Balances and pay those other amounts.

The allocation of payments in respect of principal to the Class A Notes on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Notes and the Overcollateralized Amount. Increasing the respective percentage interest in the issuing entity of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes and the Overcollateralized Amount.

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The holders of the Equity Certificates will be entitled to all Prepayment Charges received on the mortgage loans and those amounts will not be available for distribution on the notes.

Credit Enhancement

The Credit Enhancement provided for the benefit of the holders of the notes consists of subordination, as described below, and overcollateralization, as described under “—Overcollateralization Provisions” in this prospectus supplement.

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

The rights of the holders of the Subordinate Notes and the Equity Certificates to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford those holders protection against Realized Losses.

The protection afforded to the holders of the Class A Notes by means of the subordination of the Subordinate Notes and the Equity Certificates will be accomplished by (i) the preferential right of the holders of the Class A Notes to receive on any Payment Date, prior to payment on the Subordinate Notes and the Equity Certificates, payments in respect of interest and principal, subject to available funds, and (ii) if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the Subordinate Notes and the Equity Certificates.

In addition, the rights of the holders of Subordinate Notes with lower numerical class designations will be senior to the rights of holders of Subordinate Notes with higher numerical class designations, and the rights of the holders of all of the Subordinate Notes to receive payments in respect of the mortgage loans will be senior to the rights of the holders of the Equity Certificates, in each case to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of Subordinate Notes with lower numerical class designations relative to the holders of Subordinate Notes with higher numerical class designations (and by the holders of all of the Subordinate Notes relative to the holders of the Equity Certificates) of the full amount of interest and principal to which they are entitled and to afford those holders protection against Realized Losses, as described under “—Allocation of Realized Losses” in this prospectus supplement.

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Overcollateralization Provisions

The weighted average mortgage rate for the mortgage loans (adjusted to reflect the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee payable from interest received or advanced on the mortgage loans) is generally expected to be higher than the weighted average of the Note Interest Rates on the notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The Indenture requires that, on each Payment Date, the Net Monthly Excess Cashflow, if any, be applied on that Payment Date as an accelerated payment of principal on class or classes of notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described. With respect to any Payment Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

First, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

Second, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

Third, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for those notes;

Fourth, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for those notes;

Fifth, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for those notes;

Sixth, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for those notes; SEVENTH, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for those notes;

Eighth, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for those notes;

Ninth, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for those notes; and

Tenth, to the holders of the Equity Certificates as provided in the Indenture.

With respect to any Payment Date, the excess, if any, of (a) the aggregate principal balance of the mortgage loans immediately following that Payment Date over (b) the Note Balance of the notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on that Payment Date, is the “Overcollateralized Amount” for the notes as of that Payment Date. As of the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-off Date will exceed the aggregate Note Balance of the notes by an amount equal to approximately $_________. That amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the Indenture. Under the Indenture, the Overcollateralized Amount is required to be maintained at the Required Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, those Realized Losses may result in an overcollateralization deficiency since those Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Note Balance of the notes. In that event, the Indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to that overcollateralization deficiency, which shall constitute a principal payment on the notes in reduction of the Note Balances thereof. This has the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

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On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease, or “step down”, below the initial $_________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the mortgage loans (after giving effect to principal payments to be distributed on that Payment Date), subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any Payment Date, the Indenture provides that a portion of the principal which would otherwise be distributed to the holders of the notes on that Payment Date shall be distributed to the holders of the Equity Certificates, subject to the priorities listed above. With respect to that Payment Date, the Principal Payment Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other payments to be made on that Payment Date, which amount shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities listed above. This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any Payment Date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on that Payment Date.

Allocation of Losses; Subordination

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired by deed in lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on that mortgage loan through the last day of the month in which that mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicers for P&I Advances, servicing advances and Servicing Fees) towards interest and principal owing on the mortgage loan.

Any Realized Loss on the mortgage loans will be allocated on any Payment Date, first, to Net Monthly Excess Cashflow, second, to the Overcollateralized Amount, third, to the Class M-3 Notes, fourth, to the Class M-2 Notes, and fifth, to the Class M-1 Notes. The Indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to those notes, under various loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

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Once Realized Losses have been allocated to the Subordinate Notes, those Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of those classes of notes, after various distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the Equity Certificates are entitled to any distributions.

Any allocation of a Realized Loss to a note will be made by reducing the Note Balance thereof by the amount so allocated on the Payment Date in the month following the calendar month in which that Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Note Balance of any note be reduced more than once in respect of any particular amount both (i) allocable to those notes in respect of Realized Losses and (ii) payable as principal to the holder of those notes from Net Monthly Excess Cashflow.

P&I Advances

Subject to the following limitations, each Servicer will be obligated to advance or cause to be advanced on or before each Payment Date from its own funds, or funds in the Certificate Account that are not included in the Available Payment Amount for that Payment Date, any P&I Advance.

P&I Advances are required to be made only to the extent they are deemed by the related Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making those P&I Advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. The Servicers will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the related Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which that unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the related Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the related Servicer out of any funds in the Certificate Account prior to the payments on the notes. In the event that any Servicer fails in its obligation to make any required advance, the Master Servicer will be obligated to make that advance, and in the event that the Master Servicer fails in its obligation to make that advance, the Indenture Trustee will be obligated to make that advance, in each of these cases to the extent required in the related Servicing Agreement.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the issuing entity, while the Notes are outstanding.

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All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicing Fee(1)(2)	___bp	Mortgage Loan Interest Collections
Indenture Trustee Fee	___bp	Master Servicing Fee
Servicer Fee	___bp	Master Servicing Fee

(1)
Master servicing fee including paying agent and certificate registrar fees. The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.

(2)	Master Servicer pays trustee and servicer fees out of its fee.
(3)	The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to noteholders.

THE ISSUING ENTITY

Impac MBN Trust Series ____-__ is a business trust formed under the laws of the State of Delaware pursuant to the Owner Trust Agreement, dated as of ________ __, ____, between the depositor and the Owner Trustee for the transactions described in this prospectus supplement. The Owner Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to business trusts. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the proceeds therefrom, (ii) issuing the notes and the Equity Certificates, (iii) making payments on the notes and the Equity Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Issuing Entity is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The assets of the Issuing Entity will consist of the mortgage loans pledged to secure the notes. The Issuing Entity’s principal offices are in __________, ________, in care of ________________, as Owner Trustee.

The assets of the Impac Secured Assets Trust ____-_ will consist of the Mortgage Loans and certain related assets.

Impac Secured Assets Trust ____-_’s fiscal year end is _______________.

THE DEPOSITOR

[The depositor, Impac Secured Assets Corp., was formed in the state of California in 1998, and is a wholly-owned subsidiary of Impac Funding Corporation. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. See “The Sponsor” below for information regarding the size, composition and growth of the total portfolio of assets for which Impac Secured Assets Corp. has served as depositor.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1998. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[_________]. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the notes.

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After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor’s principal executive offices are located at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.]

THE SPONSOR

[The Sponsor, Impac Funding Corporation, in its capacity as mortgage loan seller, will sell the mortgage loans to the Depositor pursuant to a Mortgage Loan Purchase Agreement, dated as of ____________, ____, between the Sponsor and the Depositor.

The Sponsor was incorporated in the State of California in August 1995 and is an affiliate of the depositor. The Sponsor commenced operation in California in 1995.

The Sponsor maintains its principal office at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.

The Sponsor is a mortgage company that acquires, purchases and sells primarily first-lien non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers.

The Sponsor has been securitizing residential mortgage loans since 1995. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.]

	December 31, 2003		December 31, 2004		October 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM
Alt-A Fixed
HELOC
Neg-Am ARM
Prime ARM
Prime Fixed
Prime Short Duration ARM
Reperforming
Seconds
SubPrime
Totals

THE OWNER TRUSTEE

_________________ is the Owner Trustee under the Owner Trust Agreement. The Owner Trustee is a _________ banking corporation and its principal offices are located in _____________.

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Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuing Entity or the noteholders under the Owner Trust Agreement under any circumstances, except for the Owner Trustee’s own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of some representations made by the Owner Trustee in the Owner Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the Owner Trustee under the Owner Trust Agreement.

The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Owner Trust Agreement will have been paid by or on behalf of the Issuing Entity on or prior to the Closing Date.

THE INDENTURE TRUSTEE

____________________, a ____________ banking association, will act as Indenture Trustee for the notes pursuant to the Indenture. The Indenture Trustee’s offices for notices under the Indenture are located at ______________________________ and its telephone number is ______________.

[Description of the extent of Indenture Trustee’s prior experience serving as an indenture trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture.

If an Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such rights and powers vested in it by the Indenture, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include the ability:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Bondholders allowed in such proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Bonds in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

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(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Bondholders and of the Indenture Trustee on their behalf, and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of the Bonds allowed in any judicial proceedings relative to Impac CMB Trust Series ____-__, its creditors and its property.

The Indenture Trustee will promptly mail to each Bondholder notice of the Event of Default after it is known to a responsible officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured.

The Indenture will provide that the Indenture Trustee may withdraw funds from the Certificate Account (i) to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and (ii) to reimburse the Owner Trustee for all reasonable out-of pocket expenses incurred or made by the Owner Trustee for all services rendered by the Owner Trustee it in the Owner Trustee’s execution of the trust created under the Owner Trust Agreement and in the exercise and performance of any of the Owner Trustee’s powers and duties under the Owner Trust Agreement. Under the Indenture, the Issuing Entity (from the assets of the trust estate) shall indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by the Indenture Trustee in connection with the administration of the Trust Estate and the performance of the Indenture Trustee’s duties under this prospectus supplement. The Issuing Entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

THE SERVICING AGREEMENTS

The following summary describes a number of terms of the Servicing Agreements, dated as of __________ __, ____, among the Issuing Entity, the Indenture Trustee, the Master Servicer and the related Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreements. Whenever particular sections or defined terms of the Servicing Agreements are referred to, those sections or defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy (without exhibits) of the Servicing Agreements. Requests should be addressed to the Secretary, Impac Secured Assets Corp., 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

The Master Servicer and the Servicers

General

Impac Funding Corporation, referred to in this prospectus supplement as Impac Funding Corporation or the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer and the Indenture Trustee.

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Primary servicing of the mortgage loans will be provided for in accordance with the Servicing Agreement or similar agreements, which are collectively referred to in this prospectus supplement as the Servicing Agreements. Each of the Servicing Agreements will be assigned to the issuing entity pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Sponsor and the Indenture Trustee on behalf of the Noteholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made by the Servicers with respect to the related mortgage loans against them. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor Servicer or shall assume primary servicing obligations for the related mortgage loans itself.

The Servicer or the Master Servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the Servicer or the Master Servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The Master Servicer or Servicer may also waive or modify any term of a loan so long as the Master Servicer or Servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the Master Servicer or Servicer to be in the best interests of the related securityholders, the Master Servicer or Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

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The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Protected Account, held by a designated depository institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of Noteholders. Amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Indenture Trustee for the benefit of Noteholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Noteholders. On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account the Available Funds. See “Description of the Securities-Collection Account” in the prospectus.

The information set forth in the following paragraphs with respect to the Master Servicer and the Servicers has been provided by the respective party.

The Master Servicer

Impac Funding Corporation will act as Master Servicer under the Servicing Agreement. Impac Funding Corporation is a [form of organization]. [Description of Master Servicer’s business]. The [Depositor the Sponsor and the related Servicer] may maintain banking and other commercial relationships with Impac Funding Corporation and its affiliates. Impac Funding Corporation’s principal corporate trust offices are located at _______________________ and its office for certificate transfer services is located at ___________________.

Impac Funding Corporation acts as Master Servicer pursuant to the Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective servicing agreements. In addition, upon the occurrence of certain Servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity and at the direction of the Indenture Trustee against such defaulting Servicer. As of __________, Impac Funding Corporation was acting as Master Servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

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[The following table describes size, composition and growth of Impac Funding Corporation’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in Impac Funding Corporation’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

The Master Servicer shall not be under any liability to the issuing entity or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Servicing Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the issuing entity, against any loss, liability or expense incurred in connection with the Servicing Agreement or the Notes or the Mortgage Loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer’s failure to perform its master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Servicing Agreement.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer according to the terms of the Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service Mortgage Loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the servicing agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Notes in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Indenture Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Indenture Trustee an officer’s certificate and an opinion of counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action have been completed and such action is permitted by and complies with the terms of the Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

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The Servicers

[Name of Servicer] and [Additional Servicers] will service the related mortgage loans in accordance with the related Servicing Agreements, each of which will be assigned to the issuing entity on the Closing Date.

The following table shows the percentage of the mortgage loans which are or will be serviced by each of, [Name of Servicer] and [Additional Servicers], collectively referred to herein as the Servicers in the aggregate.

Name of Servicer	Total
[Name of Servicer]
[Additional Servicers]

[Name of Servicer]

The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer’s form of organization].

[Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

[The following table describes size, composition and growth of [Name of Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

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[Additional Servicers]

[Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

Servicing and Other Compensation and Payment of Expenses

The Servicing Fee to be paid to each Servicer in respect of its servicing activities for the notes will be equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on that mortgage loan accrues for that calendar month. As additional servicing compensation, each Servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account (to the extent not payable as compensation to the Indenture Trustee) and any escrow accounts in respect of mortgage loans serviced by it.

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of that prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of that prepayment for the month in which that prepayment is made. Each Servicer is obligated to pay Compensating Interest from its own funds a Prepayment Interest Shortfall, but only to the extent of its aggregate Servicing Fee for the related Due Period. Each Servicer is obligated to pay various insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by that Servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement therefor as provided in that Servicing Agreement. With respect to the mortgage loans serviced by _________, _________ will also be entitled to reimbursement of servicing advances and principal and interest advances made by it as servicer of those mortgage loans prior to the Cut-off Date. See “Description of the Securities—Retained Interest; Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Servicers.

Sale of Defaulted Mortgage Loans

If consent to the operation of the provisions described below shall have been given by the related Servicer (unless the Directing Holder, as defined below, is the Sponsor or an affiliate thereof, in which case that consent shall not be required), then with respect to any mortgage loan that is delinquent in excess of the number of days provided in the related Servicing Agreement, (i) the Directing Holder may direct the related Servicer to commence foreclosure and (ii) prior to commencement of foreclosure of any mortgage loan, that Servicer will notify the Directing Holder of that proposed foreclosure in order to permit the Directing Holder the right to instruct that Servicer to delay the proposed foreclosure. In the case of the exercise by the Directing Holder of the right to direct the related Servicer pursuant to either clause (i) or clause (ii) above, the Directing Holder will provide to that Servicer the Loan Appraisal for each related mortgaged property. Within two business days of instructing the related Servicer to commence or delay foreclosure, the Directing Holder will deposit in the related Collateral Account for the benefit of the noteholders an amount equal to ___% of the Valuation (as defined below) of the related mortgage loan plus three months’ interest at the related mortgage rate. While foreclosure is delayed pursuant to the direction of the Directing Holder, the Directing Holder may direct the related Servicer to proceed with foreclosure at anytime.

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Upon the liquidation of the related mortgage loan or the disposition of the related mortgaged property in accordance with the requirements provided in the related Servicing Agreement, the related Servicer will calculate the amount, if any, by which the Valuation exceeds the actual sales price obtained for the related mortgage loan or the mortgaged property, as the case may be, and the related Servicer will withdraw the amount of that excess from the Collateral Account and deposit that amount into the related Certificate Account.

If the amount realized pursuant to the above-described procedures exceeds the Valuation, the related Servicer will deposit immediately upon realization from those proceeds that excess into the Certificate Account. The related Servicer shall apply all those amounts as additional liquidation proceeds pursuant to the related Servicing Agreement. If any election to delay foreclosure is to be extended for a period in excess of three months from the Directing Holder’s direction to the related Servicer to delay foreclosure, the Directing Holder will be required to deposit in the Collateral Account in advance the amount of each additional month’s interest at the related mortgage rate. If the above-described procedures do not result in the mortgage loan being brought current within six months of the Directing Holder’s direction to the related Servicer to delay foreclosure, the Directing Holder will be required to either (i) purchase the mortgage loan for a purchase price equal to the fair market value thereof as shown on the Loan Appraisal or (ii) allow the related Servicer to proceed with the commencement of foreclosure. Should the Directing Holder elect to purchase the mortgage loan, the related Servicer will first apply funds on deposit in the related Collateral Account towards that purchase price; any shortage will be paid by the Directing Holder and any excess will be returned to it.

With respect to any mortgage loan as to which the Directing Holder has directed the related Servicer to commence foreclosure or to delay foreclosure, that Servicer may withdraw from the Collateral Account from time to time amounts necessary to reimburse that Servicer for all P&I Advances and servicing advances in accordance with the related Servicing Agreement. In the event that the related mortgage loan is brought current, the amounts so withdrawn from the Collateral Account by the related Servicer as reimbursement for P&I Advances or servicing advances shall be redeposited in that Collateral Account by the related Servicer and that Servicer shall be reimbursed as provided in the related Servicing Agreement. Following foreclosure, liquidation, disposition or the bringing current of the related mortgage loan, as applicable, all amounts remaining in the Collateral Account will be released to the Directing Holder. In the event that amounts on deposit in the Collateral Account are insufficient to cover the withdrawals that the related Servicer is entitled to make for P&I Advances, servicing advances or for deposit into the Certificate Account, the Directing Holder will be obligated to pay those amounts to the related Servicer for deposit into the Collateral Account. The Directing Holder may direct that amounts on deposit in the Collateral Account be invested in Permitted Investments. Interest or other income earned on funds in the Collateral Account will be paid to the Directing Holder and the amount of any loss on those funds will be immediately deposited into the Collateral Account by the Directing Holder when realized. The Directing Holder will grant to the related Servicer for the benefit of the noteholders a security interest in the Collateral Account, all amounts deposited in that Collateral Account or invested in Permitted Investments, and all proceeds of the foregoing.

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Notwithstanding the foregoing, the provisions described above shall not be operative in the case of the mortgage loans serviced by ___________.

Servicer Events of Default

In addition to those Events of Default (as defined in the prospectus) pertaining to the servicing of the mortgage loans and described under “Description of the Securities—Events of Default” in the prospectus, upon the occurrence of various loss triggers with respect to the mortgage loans, the Servicer may be removed as servicer of the mortgage loans serviced by it in accordance with the terms of the related Servicing Agreement. If any Servicer is removed in connection with an Event of Default applicable to that Servicer under the terms of the related Servicing Agreement, the Master Servicer will become the successor Servicer of the mortgage loans serviced by that terminated Servicer.

THE INDENTURE AND OWNER TRUST AGREEMENT

The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Owner Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Owner Trust Agreement. Requests should be addressed to the Secretary, Impac Secured Assets Corp., 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

General

The notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the notes containing a copy of the Indenture and the Owner Trust Agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the notes. Reference is made to the prospectus for important information in addition to that presented in this prospectus supplement regarding the Trust Estate, the terms and conditions of the Indenture and the Owner Trust Agreement and the notes. The notes will be transferable and exchangeable at the corporate trust offices of the Indenture Trustee, located in _______________.

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Assignment of Mortgage Loans

On or prior to the date the notes are issued, the Sponsor will convey each mortgage loan to __________, who in turn will convey each mortgage loan to the depositor, who in turn will convey each mortgage loan to the Issuing Entity.

At the time of issuance of the notes, the Issuing Entity will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on that mortgage loan after the Cut-off Dates, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the notes; provided, however, that the Sponsor will reserve and retain all its right, title and interest in and to principal and interest due on that mortgage loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date. The Indenture Trustee, concurrently with that assignment, will authenticate and deliver the notes at the direction of the Issuing Entity in exchange for, among other things, the mortgage loans.

The Indenture will require the Issuing Entity to deliver to the Indenture Trustee or to a custodian with respect to each mortgage loan (i) the mortgage note endorsed without recourse to the Indenture Trustee, (ii) the original mortgage with evidence of recording indicated on that mortgage and (iii) an assignment of the mortgage in recordable form to the Indenture Trustee. Those assignments of mortgage loans are required to be recorded by or on behalf of the Sponsor, at the expense of the Sponsor, in the appropriate offices for real property records.

Events of Default

Notwithstanding, the prospectus, if an Event of Default occurs and is continuing, the Indenture Trustee or the holders of a majority of the Voting Rights may declare the Note Balance of all the notes to be due and payable immediately. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding Voting Rights.

If following an Event of Default, the notes have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been that declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the notes following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding Voting Rights consent to that sale, (b) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Accrual Rates, on the outstanding notes at the date of that sale or (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding Voting Rights.

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In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

In the event the principal of the notes is declared due and payable, as described above, the holders of any those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of that discount that is unamortized.

No noteholder will have any right under the Indenture to institute any proceeding with respect to that Indenture unless (a) that holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of notes of any class evidencing not less than 25% of the aggregate outstanding Note Balance constituting that class (i) have made written request upon the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee under the Indenture and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity and (d) no direction inconsistent with that written request has been given to the Indenture Trustee during that 60 day period by the holders of a majority of the Note Balance of that class. However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to institute, conduct or defend any litigation under that Indenture or in relation thereto at the request, order or direction of any of the holders of notes covered by that Indenture, unless those holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Voting Rights

At all times, 100% of all Voting Rights will be allocated among the holders of the Class A Notes (or, after the Class A Notes have been paid in full, the class of Subordinate Notes then outstanding with the lowest numerical class designation) in proportion to the then outstanding Note Balances of their respective notes.

Optional Redemption

The circumstances under which the obligations created by the Indenture will terminate in respect of the notes are described in “Description of the Securities—Termination” in the prospectus.

At its option, the majority holder of the Equity Certificates may redeem the notes, in whole but not in part, on any Payment Date on or after the Payment Date on which the aggregate Note Balance is reduced to less than 20% of the aggregate initial Note Balance. That redemption will be paid in cash at a price equal to the sum of (w) 100% of the aggregate Note Balance then outstanding, (x) the aggregate of any Allocated Realized Loss Amounts on the notes remaining unpaid immediately prior to that Payment Date, (y) the aggregate of the Interest Payment Amounts on the notes for that Payment Date and (z) the aggregate of any Interest Carry Forward Amounts for that Payment Date. Upon that redemption, the remaining assets in the issuing entity shall be released from the lien of the Indenture.

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In addition, with respect to the ____-___ Mortgage Loans, the majority holder of the Equity Certificates may at its option obtain the release of that portion of the mortgage pool (together with any properties acquired in respect thereof) remaining in the issuing entity from the lien of the Indenture, and in connection therewith effect a partial redemption of the notes, on any Payment Date on or after the Payment Date following the Due Period in which the aggregate principal balance of the ____-___ Mortgage Loans (and properties acquired in respect thereof) remaining in the issuing entity is reduced to less than $_____________. The ____-___ Mortgage Loans have an aggregate principal balance of approximately $__________ as of the Cut-off Date. That redemption shall be paid in cash at a price generally equal to the sum of (x) 100% of the then-outstanding principal balance of that mortgage loan plus accrued interest on that mortgage loan at their respective mortgage rates through the last day of the calendar month preceding the month in which that redemption occurs, (y) the then fair market value of that property and (z) the amount of any servicing advances reimbursable to the related Servicer in respect of those mortgage loans. For purposes of payments on the notes and Equity Certificates on the Payment Date of that redemption, that redemption price shall be applied by the Indenture Trustee as a final liquidation of each of those mortgage loans and properties. The redemption price relating to those properties, at their then fair market value, may result in a shortfall in payment to, and/or the allocation of Realized Losses to, one or more classes of the notes. Furthermore, the Master Servicing Fee, the Servicing Fee and the Indenture Trustee Fee, as well as expenses and reimbursements permitted to be paid from the assets of the issuing entity under the Indenture or the applicable Servicing Agreement, in each case to the extent payable or reimbursable with respect to those mortgage loans, will be payable from the amount received in respect of that redemption price and therefore, as provided in the Indenture, will be excluded from the Available Payment Amount for the Payment Date of that redemption.

In no event will the issuing entity created by the Indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Indenture. See “Description of the Securities—Termination” in the prospectus.

PERMITTED INVESTMENTS

Any institution maintaining a custodial account shall at the direction of the Master Servicer invest the funds in such account in Permitted Investments, each of which shall mature not later than (i) the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to the Indenture, if a Person other than the Indenture Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to the Indenture, if the Indenture Trustee is the obligor thereon and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment as well as any interest earned on deposits in a custodial account shall be for the benefit of the Master Servicer. The Master Servicer shall deposit in a custodial account an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

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Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders will be considered a Permitted Investment:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor’s and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor’s if Standard & Poor’s is the Rating Agency;

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s and Standard & Poor’s in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by Moody’s in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor’s, including any such funds for which ___________ or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Notes by such Rating Agency below the lower of the then-current rating or the rating assigned to such Notes as of the Closing Date by such Rating Agency, as evidenced in writing;

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provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the notes, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that based on the application of existing law and assuming compliance with the Owner Trust Agreement, for federal income tax purposes, (a) the notes will be characterized as indebtedness and not as representing an ownership interest in the Issuing Entity or an equity interest in the Issuing Entity or the depositor and (b) the Issuing Entity will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a “publicly traded partnership” as defined in Treasury Regulation Section 1.7704 or (iii) a “taxable mortgage pool” within the meaning of Section 7701(i) of the Code. The notes will not be treated as having been issued with “original issue discount” (as defined in the prospectus). The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to __% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences” in the prospectus.

The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The notes will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

Prospective investors in the notes should see “Federal Income Tax Consequences” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of some federal income and state and local tax laws to the Issuing Entity and purchasers of the notes.

METHOD OF DISTRIBUTION

Subject to the terms and conditions provided in the Underwriting Agreement, dated ________ __, ____, the depositor has agreed to sell, and the Underwriter has agreed to purchase the notes. The Underwriter is obligated to purchase all notes of the respective classes offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the depositor.

The notes will be purchased from the depositor by the Underwriter and will be offered by the Underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately ___% of the aggregate initial Note Balance of the notes. In connection with the purchase and sale of the notes, the Underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

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The offered notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered notes will be made through the facilities of DTC on or about the Closing Date.

The Underwriting Agreement provides that the depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

SECONDARY MARKET

There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders”, which will include information as to the outstanding principal balance of the notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of that information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

LEGAL OPINIONS

A number of legal matters relating to the notes will be passed upon for the depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Indenture Trustee, The Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Indenture Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Custodians. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Indenture Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Notes, or that relate to the Notes or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

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RATINGS

It is a condition of the issuance of the notes that the Class A Notes be rated “AAA” by _____________ and “AAA” by _______________, that the Class M-1 Notes be rated at least “AA” by ____ and at least “AA” by ____, that the Class M-2 Notes be rated at least “A” by ____ and at least “A” by _____ and that the Class M-3 Notes be rated at least “BBB” by _____.

The ratings of _____ and _____ assigned to the notes address the likelihood of the receipt by noteholders of all payments to which those noteholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of those prepayments will differ from that originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the notes.

The depositor has not requested that any rating agency rate the notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by another rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Notes in accordance with the rating agencies’ particular surveillance policies, unless the Issuing Entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Notes, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

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LEGAL INVESTMENT

The Class A Notes and the Class M-1 Notes will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for various entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of those entities to invest in “mortgage related securities”, provided that this restricting legislation was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Notes and the Class M-3 Notes will not constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to securityholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities—Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor’s][depositor’s] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.

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This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO SECURITYHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning the issuing entity to all registered holders of offered securities of the related series with respect to the issuing entity as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor’s][depositor’s] website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of Mortgage Loans — Evidence as to Compliance” and “Description of the Securities—Reports to Securityholders” in the prospectus.

ERISA CONSIDERATIONS

ERISA and Section 4975 of the Code impose certain requirements on Plans (as defined in the prospectus) and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. The DOL (as defined in the prospectus) has promulgated the DOL Regulations defining the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the trust), the underlying assets of that entity may be considered to be Plan Assets. The DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.”

As of the date hereof, the ratings of the Notes and the traditional debt features of these Notes should cause these Notes to be treated as debt with no Asubstantial equity features@ under the DOL Regulations. There can be no assurance given, however, that the Notes are or will be treated as debt and not “equity interests” under the DOL Regulations. Moreover, the debt treatment of the Notes for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the Notes change. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Notes.

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In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the prospectus) who have certain specified relationships to the Plan. Accordingly, even if the Notes are treated as indebtedness under the DOL Regulations, prior to making an investment in the Notes, investing Plans should determine whether the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any other servicer, any administrator, any provider of credit support, including the Derivative Counterparty, any owner of the Notes, which could be transferred subsequent to the purchase of a Note by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is covered by one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the issuing entity of those securities to be deemed “Plan Assets” of such Plan, and any person with certain specified relationships to such issuing entity to be deemed a Party in Interest with respect to the investing Plan.

By acquiring a Note, each purchaser will be deemed to represent that either (1) it is not acquiring the Note with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

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GLOSSARY

Adjustment Date — With respect to the adjustable rate mortgage loans, each date on which the related mortgage rate adjusts.

Allocated Realized Loss Amount — With respect to any class of Subordinate Notes and any Payment Date, the sum of (i) any Realized Loss allocated to that class of Subordinate Notes on that Payment Date and (ii) any Allocated Realized Loss Amount for that class remaining unpaid from previous Payment Dates plus accrued interest on that class at the Note Accrual Rate for that class.

Available Interest Rate — With respect to any Payment Date, a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) the Current Interest Payment Amount for that Payment Date, and the denominator of which is (ii) the aggregate Note Balance of the notes immediately prior to that Payment Date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

Available Payment Amount — With respect to the notes and any Payment Date, an amount equal to the sum, net of amounts reimbursable therefrom to the Master Servicer, the Servicers, the Indenture Trustee or the Owner Trustee, of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee, (ii) various unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and (iii) all P&I Advances with respect to the mortgage loans received for that Payment Date.

Balloon Payment — The final payment made with respect to each Balloon Loan.

Cede — Cede & Co., or its successors in interest.

Class A Principal Payment Amount — With respect to the Class A Notes and any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the Note Balance of the Class A Notes immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $_________.

Class M-1 Principal Payment Amount — With respect to any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on that Payment Date) and (ii) the Note Balance of the Class M-1 Notes immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $_________.

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Class M-2 Principal Payment Amount — With respect to any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on that Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on that Payment Date) and (iii) the Note Balance of the Class M-2 Notes immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $__________.

Class M-3 Principal Payment Amount — With respect to any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on that Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on that Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on that date) and (iv) the Note Balance of the Class M-3 Notes immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $__________.

Clearstream Participants — The participating organizations of Clearstream.

Collateral Account — Each segregated account maintained by the related Servicer.

Cooperative — With respect to Euroclear, Euroclear Clearance Systems S.C., a Belgian cooperative corporation.

CPR — With respect to the mortgage loans, the constant prepayment rate model.

Credit Enhancement Percentage — With respect to the notes and any Payment Date, the percentage obtained by dividing (x) the sum of the Overcollateralized Amount and the aggregate Note Balance of the Subordinate Notes by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans and payment of the Principal Payment Amount to the notes on that Payment Date.

Current Interest Payment Amount — With respect to any Payment Date, an amount equal to interest collections or advances on the mortgage loans during the related Due Period (net of the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee).

Cut-off Date — _________, ___.

Debt Service Reduction — With respect to any mortgage loan, any reduction in the amount which a mortgagor is obligated to pay on a monthly basis as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

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Deficient Valuation — With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

Delayed First Adjustment Mortgage Loan — The adjustable rate mortgage loans for which the first Adjustment Date will occur after an initial period from the date of origination of that adjustable rate mortgage loan as specified in this prospectus supplement.

Disqualified Persons — Certain specified persons as defined under the Code.

Distribution Date — With respect to the offered notes, the 25th day of each month, or, if that day is a not a business day, on the next succeeding business day, beginning in _________, ___.

Directing Holder — The holder of a majority in Percentage Interest of the Equity Certificates.

DOL Regulations — The regulations provided under 29 C.F.R. Section 2510.3-101.

DTC Services — The timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC.

Due Date — With respect to each mortgage loan, the first day of the month on which scheduled monthly payments are due.

Euroclear Operator — With respect to Euroclear, Morgan Guaranty Trust Company of New York.

Euroclear Participants — The participating organizations of Euroclear.

European Depositaries — Collectively, Citibank and Chase, acting in their respective capacities as depositaries.

Event of Default — With respect to the notes, any one of the following: (a) the failure of the Issuing Entity to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any Payment Date, in each case to the extent that funds are available on that Payment Date to make those payments, which continues unremedied for a period of five days; (b) the failure by the Issuing Entity on the Final Maturity Date to reduce the Note Balances of any notes then outstanding to zero; (c) a default in the observance or performance of any covenant or agreement of the Issuing Entity in the Indenture and the continuation of that default for a period of thirty days after notice to the Issuing Entity by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the notes; (d) any representation or warranty made by the Issuing Entity in the Indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in any material respect as of the time made, and the circumstance in respect of which that representation or warranty being incorrect not having been cured within thirty days after notice thereof is given to the Issuing Entity by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the notes; or (e) various events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity.

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Final Maturity Date — With respect to the notes, the Payment Date occurring in _______ ____.

Global Securities — The globally offered Impac Securities Corp., Impac MBN Trust Series ____-__, Mortgage-Backed Notes, Series ____-__, Class A, Class M-1, Class M-2 and Class M-3 Notes.

Gross Margin — With respect to each adjustable rate mortgage loan, the fixed percentage amount described in this prospectus supplement.

Indenture — The indenture dated as of ________ __, ____, between the Issuing Entity and the Indenture Trustee.

Indenture Trustee — ______________.

Indenture Trustee Fee — The principal compensation paid to the Indenture Trustee in respect of its obligations under the Indenture, equal to (i) the Indenture Trustee Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly, and (ii) any interest or other income earned on funds held in the Certificate Account (to the extent not payable as compensation to the related Servicer) as provided in the Indenture.

Indenture Trustee Fee Rate — With respect to any mortgage loan, a rate equal to ________% per annum.

Indirect Participants — Entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, having indirect access to the DTC system.

Industry — Collectively, the participants and other members of the financial community.

Interest Accrual Period — With respect to any class of notes and any Payment Date, the period commencing on the Payment Date of the month immediately preceding the month in which that Payment Date occurs (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding that Payment Date.

Interest Carry Forward Amount — With respect to any class of notes and any Payment Date, any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on that class at the Available Interest Rate, together with that shortfall in payment of interest remaining unpaid from previous Payment Dates plus interest accrued on that class at the related Note Accrual Rate.

Interest Determination Date — With respect to each Interest Accrual Period, the second business day preceding that Interest Accrual Period.

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Interest Payment Amount — With respect to any class of notes and any Payment Date, an amount equal to interest accrued during the related Interest Accrual Period on the Note Balance of those notes immediately prior to that Payment Date at the then-applicable Note Interest Rate for that class.

Issuing Entity — Impac MBN Trust Series ______-___.

Loan Appraisal — With respect to the mortgage loans, an appraisal of the related mortgaged property which the Directing Holder will provide to the related Servicer.

Master Servicer — ______________.

Master Servicing Fee — The principal compensation paid to the Master Servicer in respect of its obligations under the Servicing Agreements equal to accrued interest at the Master Servicing Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly.

Master Servicing Fee Rate — A rate equal to (i) ____% per annum in the case of each ____-____ Mortgage Loan and (ii) ____% per annum in the case of each other mortgage loan.

Maximum Mortgage Rate — With respect to each adjustable rate mortgage loan, a specified maximum mortgage rate which will not be exceeded over the life of that adjustable rate mortgage loan.

Minimum Mortgage Rate — With respect to each adjustable rate mortgage loan, a specified minimum mortgage rate beyond which that mortgage rate will not be reduced over the life of that adjustable rate mortgage loan.

Net Monthly Excess Cashflow — With respect to any Payment Date, an amount equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Payment Amount for that Payment Date over (y) the sum for that Payment Date of the aggregate of the Interest Payment Amounts payable to the holders of the notes and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

Note Balance — With respect to any class of notes and any date of determination, an amount equal to the initial Note Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that note and (b) any reductions in the Note Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

Note Owner — Any person acquiring an interest in the notes.

Note Accrual Rate — (i) In the case of the Class A Notes, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Note Interest Rate; (ii) in the case of the Class M-1 Notes, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Note Interest Rate; (iii) in the case of the Class M-2 Notes, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Note Interest Rate; and (iv) in the case of the Class M-3 Notes, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Note Interest Rate.

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One-month LIBOR — As of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 as of 11:00 a.m. (London time) on that date.

Overcollateralization Increase Amount — With respect to the notes and any Payment Date, the Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of that Payment Date.

Overcollateralization Reduction Amount — The amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount.

Owner Trust Agreement — The trust agreement, dated as of ________ __, ____, between the depositor and the Owner Trustee.

Participants — The participating organizations for which DTC holds securities.

P&I Advance — With respect to the mortgage loans, an advance made by the related Servicer, in an amount equal to the aggregate of all payments of principal and interest, net of the related Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by that Servicer and that were delinquent on the related Determination Date, plus various amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

Periodic Rate Cap — With respect to each adjustable rate mortgage loan, a specified periodic adjustment limitation on the related mortgage rate on any related Adjustment Date.

Prepayment Assumption — The prepayment standard or model used in this prospectus supplement which assumes a prepayment rate for the mortgage loans of __% CPR.

Prepayment Interest Shortfall — With respect to the mortgage loans, interest shortfalls attributable to full and partial prepayments by the mortgagors on those mortgage loans.

Principal Payment Amount — With respect to any Payment Date, other than the Final Maturity Date and the Payment Date immediately following the acceleration of the notes due to an Event of Default, will be the lesser of (a) the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the notes; and (b) THE SUM OF: (i) the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received during the related Prepayment Period in respect of the repurchase of a mortgage loan (or, in the case of a substitution, amounts representing a principal adjustment) as contemplated in the Servicing Agreements; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans; (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding that Payment Date to the extent covered by Net Monthly Excess Cashflow for that Payment Date; and (v) the amount of any Overcollateralization Increase Amount for that Payment Date; MINUS the amount of any Overcollateralization Reduction Amount for that Payment Date. With respect to the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to an Event of Default, the Principal Payment Amount will equal the amount necessary to reduce the Note Balance of any notes outstanding to zero.

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Record Date — For each Payment Date (i) with respect to the notes (other than any Definitive Notes), the close of business on the business day immediately preceding that Payment Date or (ii) with respect to the Definitive Notes, the close of business on the last business day of the month preceding the month in which that Payment Date occurs.

Reference Banks — Leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Indenture Trustee and (iii) not controlling, controlled by, or under common control with, the depositor or the Issuing Entity.

Relevant Depositary — With respect to Euroclear, Chase, and with respect to Clearstream, Citibank.

Required Overcollateralized Amount — As of any date of determination, the amount of overcollateralization required to be provided by the mortgage pool under the Indenture, which is equal to approximately ____% of the aggregate principal balance of the mortgage loans.

Reserve Interest Rate — The rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the Indenture Trustee cannot determine this arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on that Interest Determination Date to leading European banks.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

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Scheduled Principal Balance — With respect to any mortgage loan and as of any date of determination, an amount equal to the principal balance of that mortgage loan as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and (z) any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

Servicer — With respect to ____ ___ Mortgage Loans, _________________, and with respect to _____ ____ Mortgage Loans, _________________.

Servicing Agreements — The Servicing Agreements, dated as of __________ __, ____, among the Issuing Entity, the Indenture Trustee, the Master Servicer and the related Servicer.

Servicing Fee — The principal compensation paid to each Servicer in respect of its servicing activities for the notes equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on that mortgage loan accrues for that calendar month.

Sponsor — [Name of Sponsor]

Stepdown Date — The later to occur of (x) the Payment Date occurring in _______ ____ and (y) the first Payment Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal Payment Amount to the notes then entitled to payments of principal on that Payment Date) is greater than or equal to _____%.

Systems — DTC’s computer applications, systems and similar items for processing data.

Telerate Page 3750 — The display page currently so designated on the Dow Jones Telerate Capital Markets Report (or another page as may replace that page on that service for the purpose of displaying comparable rates or prices).

Terms and Conditions — Collectively, the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.

Trigger Event — With respect to the notes, any Payment Date in which the percentage obtained by dividing (x) the principal amount of mortgage loans delinquent 60 days or more by (y) the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds the lesser of (i) _____% of the Credit Enhancement Percentage and (ii) ______%.

Trust Estate — The trust estate established under the Owner Trust Agreement, which consists primarily of the mortgage pool.

Underwriter — _________________.

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Underwriting Agreement — The underwriting agreement, dated ________ __, ____, between the depositor and the Underwriter.

Valuation — With respect to any mortgage loan, (i) in the case of an election by the Directing Holder to delay foreclosure, an amount equal to the greater of the outstanding principal balance of that mortgage loan and the fair market value of that mortgage loan as provided in the related Loan Appraisal, and (ii) in the case of an election by the Directing Holder to commence foreclosure, an amount equal to the outstanding principal balance of that mortgage loan.

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$___________ (Approximate)

IMPAC SECURED ASSETS Corp. Depositor

Mortgage-backed Notes, Series ____-___

Prospectus Supplement

Dated _______ __, ____

Impac Funding Corporation
Master Servicer

[NAME OF UNDERWRITER]
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the offered notes offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ __, ____.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Estimated expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions, are as follows:

Registration Fee - Securities and Exchange Commission	$535,000
Printing and Engraving Fees	90,000
Accounting Fees and Expenses	240,000
Legal Fees and Expenses	500,000
Trustee Fees and Expenses	50,000
Rating Agency Fees	500,000
Miscellaneous Expenses	100,000

Total	$2,015,000

Item 15. Indemnification of Directors and Officers

Under the proposed form of Underwriting Agreement to be filed as Exhibit 1.1 hereto, the Underwriter will be obligated under certain circumstances to indemnify officers and directors of Impac Secured Assets Corp. (the “Company”) who sign the Registration Statement, and certain controlling persons of the Company, against certain liabilities, including liabilities under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

The Company’s Certificate of Incorporation provides for indemnification of directors and officers of the Company to the full extent permitted by California law.

Section 317 of the California General Corporation Law provides, in substance, that California corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with threatened, pending or completed actions or proceedings brought against them (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such persons are or were directors, officers, employees or agents, against (i) expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any such action, suit or proceeding and (ii) with respect to actions by or in the right of the Company to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with any such action, suit or proceeding. The California General Corporation Law also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. The Company has entered into agreements with its directors and executive officers that would require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law. The Company does not maintain liability insurance for its officers or directors.

The Pooling and Servicing Agreement will provide that no director, officer, employee or agent of the Company will be liable to the Trust Fund, Certificateholders or the Noteholders for any action taken or for refraining from the taking of any action pursuant to the Pooling and Servicing Agreement, the Servicing Agreement, Indenture or Owner Trust Agreement, as applicable, except for such person’s own misfeasance, bad faith or gross negligence in the performance of duties. The Pooling and Servicing Agreement with respect to each series of Certificates, and the Servicing Agreements, Indentures, and Owner Trust Agreements with respect to each series of Notes, will provide further that, with the exceptions stated above, any director, officer, employee or agent of the Company will be indemnified and held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Pooling and Servicing Agreement, Servicing Agreements, Indentures and Owner Trust Agreements, the related Certificates and Notes, other than any loss, liability or expense (i) related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such agreements), (ii) incurred in connection with any violation by him or her of any state or federal securities law or (iii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of such agreements.

Item 16. Exhibits
Exhibit Number
1.1****	—	Form of Underwriting Agreement
3.1*	—	Amended Articles of Incorporation of the Company
3.2*	—	By-Laws of the Company
4.1****	—	Form of Pooling and Servicing Agreement for an offering of Pass-Through Certificates consisting of senior and subordinated classes related to the Residential Loan Prospectus
4.2****	—	Form Pooling and Servicing Agreement for alternate forms of credit support (single class) related to the Residential Loan Prospectus
4.3****	—	Form of Servicing Agreement for an offering of Mortgage-Backed Notes related to the Residential Loan Prospectus
4.4**	—	Form of Trust Agreement for an offering of Mortgage-Backed Notes related to the Residential Loan Prospectus
4.5****	—	Form of Indenture for an offering of Mortgage-Backed Notes related to the Residential Loan Prospectus
5.1+	—	Opinion of Thacher Proffitt & Wood LLP regarding the legality of the Certificates and the Notes issued pursuant to the Base Prospectus
8.1+	—	Opinion of Thacher Proffitt & Wood LLP regarding certain tax matters related to the Certificates and the Notes issued pursuant to the Base Prospectus (included with Exhibit 5.1)

Exhibit Number
23.1+	—	Consent of Thacher Proffitt & Wood LLP (included as part of Exhibit 5.1)
24.1***	—	Power of Attorney
_________________
*	Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-8439)
**	Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-40125)
***	Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-126304)
****	Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-131328)
+	Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-138118)

Item 17. Undertakings

A. Undertakings Pursuant to Rule 415
The Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, managers, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, manager, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, manager, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on the 21st day of November, 2006.

IMPAC SECURED ASSETS CORP.

By:	/S/ Gretchen Verdugo
Gretchen Verdugo
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/S/ Joseph R. Tomkinson	Chief Executive Officer (Principal	November 21, 2006
Joseph R. Tomkinson	Executive Officer) and Director

/S/ Richard J. Johnson	Chief Operating Officer and Director	November 21, 2006
Richard J. Johnson

/S/ Gretchen Verdugo	Chief Financial Officer (Principal	November 21, 2006
Gretchen Verdugo	Financial Officer and Principal Accounting Officer)

/S/ Blaine Ung	Director	November 21, 2006
Blaine Ung